Exhibit 10.2

Execution Version

JOINDER AGREEMENT, CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

This JOINDER AGREEMENT, CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT is dated and entered into as of June 7, 2023 (this “Amendment”), by and among REVOLUTION FINANCIAL, INC., a Texas corporation (“Existing Borrower”), FLEX REVOLUTION, LLC, a Delaware limited liability company (“New Borrower” and together with Existing Borrower, individually and collectively, the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto, the Individual Guarantor party hereto, and BP FUNDCO LLC, a Delaware limited liability company, as Administrative Agent (the “Administrative Agent”).

R E C I T A L S

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 2, 2020, by and among the Existing Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended or modified by (i) that certain Interim Waiver to the Credit Agreement dated as of January 11, 2022 and (ii) that certain First Amendment to Credit Agreement dated as of March 2, 2022) (as so amended or modified and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. As of the date hereof, the Outstanding Legal Balance of all Revolving Credit Loans is $7,412,606.56 (after giving effect to the prepayment on the date hereof permitted pursuant to Section 2.05(b)(i)(x) of the Credit Agreement);

WHEREAS, Existing Borrower, First Money In, LLC, a Texas limited liability company (“First Money”), Infinity Loans of Idaho, LLC, an Idaho limited liability company (“Infinity of Idaho”), ACAC, Inc., a Delaware corporation (“ACAC”), Blue Sky Acquire, Inc., a Texas corporation (“Blue Sky”), Infinity Loans of West Valley, Utah, LLC, a Utah limited liability company (“Utah I”), Infinity Loans of West Valley II, Utah, LLC, a Utah limited liability company (“Utah II” and together with Revolution, First Money, Infinity of Idaho, ACAC, Blue Sky and Utah I, collectively, the “Seller”) and New Borrower, as the buyer (in such capacity, the “Buyer”) entered into that certain Asset Purchase Agreement dated October 11, 2022 (the “Asset Purchase Agreement”), pursuant to which Seller will, among other things, transfer substantially all of its assets to Buyer (such transfer pursuant to the Asset Purchase Agreement and the related transactions contemplated thereby, the “Asset Transfer Transaction”);

WHEREAS, the consummation by the Existing Borrower and the other Loan Parties party to the Asset Transfer Agreement of the Asset Transfer Transaction is prohibited by certain provisions of the Credit Agreement;

WHEREAS, the Loan Parties have requested that the Required Lenders (x) consent to the consummation of the Asset Transfer Transaction and (y) in connection therewith, permit the New Borrower to become a party to the Credit Agreement and the other Loan Documents as a “Borrower” and a “Grantor”, as applicable;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, no amendment or waiver of any provision of the Credit Agreement or any other Loan Document and no consent to any departure therefrom shall be effective without the written concurrence of the Lender party hereto (which, as the sole Lender, constitutes the Required Lenders) (the “Consenting Lender”);

WHEREAS, the Consenting Lender has agreed to (w) consent to the consummation of the Asset Transfer Transaction on the terms and in the manner set forth herein, (x) waive certain Events of Default, (y) permit the New Borrower to become a party to the Credit Agreement and the other Loan Documents as a “Borrower” and a “Grantor”, as applicable and (z) amend certain provisions of the Credit Agreement on the terms and in the manner set forth herein; and

WHEREAS, Borrower and each Guarantor hereto each acknowledge and confirm respectively that (a) they will derive substantial direct and indirect benefits from the execution, delivery and performance by the Lender of this Amendment, (b) this Amendment constitutes valuable consideration to the Borrower and each Guarantor, (c) the agreements of the Borrower and each Guarantor hereunder (and under each of the other Loan Documents to which they are a party) are intended to be an inducement to Lender to execute, deliver and perform this Amendment and (d) the Administrative Agent and each Lender is relying upon the agreements of Borrower and each Guarantor hereunder (and under each of the other Loan Documents to which they are a party) in entering into and performing under this Amendment.

NOW, THEREFORE, in reliance upon the foregoing facts and in consideration of the mutual agreements of the parties hereto, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

Section 1.1. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Credit Agreement attached hereto as Annex I.

Section 1.2. Effective as of the Amendment Effective Date, the Schedules to the Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Schedules to the Credit Agreement attached hereto as Annex I.

Section 1.3. Effective as of the Amendment Effective Date, the following Exhibits to the Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Exhibits to the Credit Agreement attached hereto as Annex I: Exhibit 1-A, Exhibit 1-B, Exhibit 2, Exhibit A, Exhibit B, Exhibit C, Exhibit D. Exhibit E, Exhibit H and Exhibit I.

Section 1.4. This Amendment (i) is strictly limited to the amendments set forth in Article I hereof; and all the other terms, provisions and conditions of the Credit Agreement shall remain in full force and effect, (ii) shall not extend nor be deemed to extend to any Cease Funding Event, Default or Event of Default whether similar or dissimilar to the matters amended or modified herein, (iii) shall not impair, restrict or limit any right or remedy of any Lender or the Administrative Agent with respect to any other event that may hereafter arise under the Credit Agreement or any other Loan Document, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or any of the Guarantors or any right, privilege or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document.

Section 1.5. Except as expressly set forth in Article II hereof, this Amendment is limited precisely as written and shall not be deemed be a waiver of or amendment to or consent to modify any other term or condition of the Credit Agreement or any other Loan Document, which may not be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

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ARTICLE II. CONSENT

Section 2.1. The Loan Parties have advised the Required Lenders of their desire to consummate the Asset Transfer Transaction. The Loan Parties hereby acknowledge that the Asset Transfer Transaction is not permitted by certain provisions of the Credit Agreement. The Loan Parties have therefore requested that the Consenting Lender consent to the Asset Transfer Transaction. The Consenting Lender hereby consents to the Asset Transfer Transaction, subject to the terms and conditions contained in this Amendment.

Section 2.2. The Loan Parties each hereby acknowledge that the consent in this Article II is specific in time and in intent and does not constitute and is not deemed a consent to any other actions or a waiver of any right, power or privilege under the Credit Agreement or any other Loan Document.

ARTICLE III. WAIVER

Section 3.1. Effective as of the Amedment Effective Date, the Administrative Agent and the Consenting Lender, hereby waive:

(a) the failure to comply with the financial covenants set forth in Section 6.12 or to deliver certificates or notices required pursuant to Sections 6.02 or 6.03 of the Existing Credit Agreement for any period ending prior to the Amendment Effective Date;

(b) the failure of Revolution to comply with Requirements of Law with respect to the Consumer Receivables or the Consumer Receivables Obligors prior to the Amendment Effective Date so long as such failure is no longer continuing after the Amendment Effective Date;

(c) the failure of Revolution to maintain its properties and comply with Environmental Laws related thereto;

(d) any other Cease Funding Events, Defaults or Event of Defaults identified to the Administrative Agent and the Consenting Lender prior to the Amendment Effective Date, so long as such events have been remedied to the satisfaction of the Administrative Agent and Consenting Lender after giving effect to this Amendment on the Amendment Effective Date;

(e) the failure of the Credit Parties to notify the Administrative Agent of any Cease Funding Event resulting from the occurrence of any of the Events of Default described in the foregoing clauses (a) through (d) upon a Responsible Office of a Loan Party obtaining knowledge thereof, in violation of Section 6.03(b)(i) of the Existing Credit Agreement, and

(f) the failure to notify the Administrative Agent of the occurrence of any of the Events of Defaults (and, any Defaults that occurred prior to maturing to such Event of Default) described in clauses (a) through (e), in violation of Section 6.03(b)(xiii) of the Existing Credit Agreement (collectively, the “Specified Defaults”), with such waiver to be effective as of the date of the occurrence of each Specified Default.

Notwithstanding the foregoing, the waivers set forth above do not establish a course of conduct between the Loan Parties, the Administrative Agent and the Lender and each Loan Party hereby agrees that the Administrative Agent and the Lender are not obligated to waive the testing of the financial covenants set forth in the Credit Agreement for any future period or waive any future Cease Funding Event, Default or Event of Default under the Credit Agreement or any other Loan Document. For the avoidance of doubt, no Cease Funding Event, Default or Event of Default under the Credit Agreement or any other Loan Document that occurs or continues after the Amendment Effective Date is waived hereby.

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ARTICLE IV. JOINDER OF NEW BORROWER

The New Borrower, for value received, agrees to become a “Borrower” and a “Grantor”, as applicable, under the Credit Agreement and the other Loan Documents, pursuant to the following terms and conditions hereof.

Section 4.1. Effective as of the date hereof, New Borrower shall automatically be deemed a to be a “Borrower” and a “Grantor”, as applicable, under the Credit Agreement and the other Loan Documents, with all the rights, obligations, liabilities and duties of a “Borrower” and a “Grantor”, as applicable, thereunder, and the New Borrower hereby agrees that it is and shall hereafter be a “Borrower” and a “Grantor”, as applicable, under the Credit Agreement and the other Loan Documents, with all the rights, obligations, liabilities and duties of a “Borrower” and a “Grantor”, as applicable, thereunder, in each case regardless of when such obligations, liabilities and duties first arose.

Section 4.2. The New Borrower hereby: (i) joins in, becomes a party to, and agrees to comply with and be bound by, as a “Borrower” and a “Grantor”, as applicable, the terms and conditions of the Credit Agreement and each other Loan Document to the same extent as if the New Borrower was an original signatory thereto; (ii) assigns, pledges and grants to the Administrative Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located and free and clear of all Liens (other than Permitted Liens), pursuant to the terms and provisions of the Credit Agreement and the other Loan Documents; and (iii) agrees that it is a direct obligor (and not a surety) under the Credit Agreement. Without limiting the foregoing, the New Borrower agrees, and Existing Borrower acknowledges and confirms, that the New Borrower shall be jointly and severally liable with the Existing Borrower for all Obligations regardless of when they first arose under the Credit Agreement and the other Loan Documents, and the New Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the other Loan Documents, in each case, including all exhibits, schedules, other attachments and amendments thereto.

Section 4.3. Existing Borrower hereby acknowledges and confirms (i) the joinder by New Borrower to the Credit Agreement and the other Loan Documents, (ii) that all of their obligations under the Credit Agreement and the other Loan Documents, upon the New Borrower becoming a “Borrower” thereunder or otherwise party thereto pursuant to the terms hereof, shall continue to be in full force and effect on a joint and several basis, and (iii) that, as of the date hereof, the term “Obligations”, as used in the Credit Agreement shall include all Obligations of the New Borrower under the Credit Agreement and each other Loan Document.

Section 4.4. Attached hereto as Annex II are supplements to the Schedules to the Security Agreement, which update the applicable existing Schedules with respect to the New Borrower.

ARTICLE V. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective and binding on the parties hereto (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent by the Lenders and the Administrative Agent with delivery by the Lenders and the Administrative Agent of their signature pages to this Amendment evidencing such Person’s acknowledgement that the conditions set forth in this Article IV have been satisfied, unless otherwise waived in writing):

Section 5.1. Receipt of Certain Documents. Unless delivery of any of the following is waived by the Administrative Agent, the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each of which shall be, unless otherwise specified herein or otherwise required by the Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof), each, to the extent to be executed by a Loan Party, properly executed by a Responsible Officer of such Loan Party, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date), all in sufficient number as the Administrative Agent shall separately identify (including, if specified by the Administrative Agent, for purposes of the distribution thereof to the Administrative Agent, the Lenders and the Borrower):

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(a) (i) this Amendment duly executed and delivered on behalf of each party hereto; (ii) an amended and restated Note, executed by the Existing Borrower and New Borrower; (iii) the FlexShopper Guaranty, executed by FlexShopper, (iv) the FlexShopper Pledge Agreement, executed by FlexShopper and the Administrative Agent, and (v) a Subordination Agreement, executed by Existing Borrower, New Borrower and the Administrative Agent, with respect to the New Borrower’s obligations under the Seller Note (as defined in the Asset Purchase Agreement);

(b) to the extent not previously delivered to the Administrative Agent, any certificated securities representing shares of Equity Interests owned by or on behalf of any Credit Party constituting Collateral as of the Amendment Effective Date after giving effect to the Asset Transfer Transaction together with undated stock powers with respect thereto executed in blank;

(c) to the extent not previously delivered to the Administrative Agent, any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any Loan Party constituting Collateral as of the Amendment Effective Date after giving effect to the Asset Transfer Transaction together with undated instruments of transfer with respect thereto executed in blank;

(d) all instruments and other documents, including UCC financing statements, required by Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement (as supplemented by this Amendment) with respect to the New Borrower and any other applicable Collateral Document;

(e) a Perfection Certificate with respect to the New Borrower, dated the Amendment Effective Date and duly executed by a Responsible Officer of the New Borrower;

(f) such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of the Borrower and the other Credit Parties as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower and the other Loan Parties is a party;

(g) such documents and certifications as the Administrative Agent may reasonably require to evidence that Borrower and each other Credit Party is duly organized or formed, and that each of FlexShopper and New Borrower is validly existing, in good standing and qualified to engage in business in: (A) the State of its organization; and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(h) favorable opinions of counsel to FlexShopper and New Borrower reasonably acceptable to the Administrative Agent addressed to the Administrative Agent and each Lender, as to such matters as are reasonably required by the Administrative Agent or any Lender with respect to FlexShopper and New Borrower, this Amendment and the other Loan Documents delivered in connection herewith;

(i) reserved;

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(j) a certificate of a Responsible Officer of New Borrower either: (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by New Borrower and the validity against New Borrower of this Amendment and the other Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect (other than the consents and documents delivered pursuant to Section 5.1(g)); or (B) stating that no such consents, licenses or approvals are so required;

(k) a certificate signed by a Responsible Officer of Borrower and the other Loan Parties certifying that: (A) the conditions specified in Article IV of this Amendment have been satisfied; (B) since December 1, 2022, there has been no event or circumstance which, individually or in the aggregate with any other events or circumstances, that has had, or could be reasonably expected to have, a Material Adverse Effect; (C) attached are true, correct and complete copies of the Asset Transfer Agreement and related documents, together with any and all amendments thereto (and attaching the same thereto); and (D) the Borrower and all of the other Loan Parties have complied with the conditions precedent set forth in Article IV of this Amendment;

(l) a certificate of solvency by the chief executive officer of Existing Borrower and New Borrower, in form and substance satisfactory to the Administrative Agent; and

(m) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

Section 5.2. Asset Transfer Transaction.

(a) The Asset Transfer Transaction and the consummation thereof shall be in compliance in all material respects with all applicable Laws.

(b) The Asset Transfer Transaction shall have been, or shall be, consummated in a manner consistent with the Asset Transfer Agreement, unless otherwise consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed). All conditions precedent to the consummation of the Asset Transfer Transaction, as set forth in the Asset Transfer Agreement, shall have been satisfied in all material respects, and not otherwise waived in any material respect except, in each case, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), to the satisfaction of the Administrative Agent. The Administrative Agent shall have been furnished true and complete copies of the Asset Transfer Agreement (and related documents).

(c) The Existing Borrower, New Borrower and each other Loan Party party to the Asset Transfer Agreement shall have obtained all orders, approvals or consents of any Governmental Authority required in connection with the Asset Transfer Agreement or the making and carrying out of this Amendment and the other Loan Documents, the making of the borrowings pursuant to the Credit Agreement, and the execution and delivery of this Amendment and the other Loan Documents, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition. The Loan Parties shall have obtained all amendments or consents of any other Person under any applicable loan or financing agreement or other debt instrument of any of the Loan Parties that are necessary or reasonably desirable to permit the consummation of (a) the Asset Transfer Transaction on the terms contemplated by the Asset Transfer Agreement (and related documents) and (b) this Amendment and the other Loan Documents and the transactions contemplated hereunder and thereunder on the terms contemplated hereby and thereby (including without limitation, the security arrangements contemplated by the Credit Agreement), each of which amendments or consents shall be in form and substance satisfactory to the Administrative Agent.

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Section 5.3. Post-Closing Obligations. The Loan Parties shall perform or cause to be performed each of the following conditions within the time periods specified below:

(a) No later than thirty (30) days following the Amendment Effective Date (or such later date as the Administrative Agent may agree to in writing (including by email) at its sole option), evidence that all insurance required to be maintained by New Borrower pursuant to the Loan Documents has been obtained and is in effect, together with copies of insurance certificates and endorsements adding the Administrative Agent as an additional insured or lender loss payee, as applicable, with respect to such insurance, in form and substance reasonably satisfactory to the Administrative Agent.

(b) No later than thirty (30) days following the Amendment Effective Date (or such later date as the Administrative Agent may agree to in writing (including by email) at its sole option), the Borrower shall have caused all of its and the other Loan Parties’ respective deposit accounts that are required by the terms of the Credit Agreement to be subject to an Account Control Agreement duly executed by all the parties thereto, which Account Control Agreement shall cover each such deposit account and be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Borrower and each Guarantor each hereby represents and warrants to each Lender and the Administrative Agent, on and as of the Amendment Effective Date, that:

(a) After giving effect to this Amendment, the representations and warranties of each of Borrower and such Guarantor under each of the Loan Documents to which it is a party are true and correct in all material respects as if made and restated on the date hereof.

(b) (i) The individual executing this Amendment on behalf of Borrower and such Guarantor is duly authorized to do so, (ii) Borrower and such Guarantor have full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower and such Guarantor, enforceable against Borrower and such Guarantor in accordance with its terms.

(c) No Default or an Event of Default exists; and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event, before or after giving effect to this Amendment.

(d) The execution and delivery by Borrower and such Guarantor of this Amendment and the performance by Borrower and such Guarantor of their obligations under this Amendment and the other Loan Documents to which they are a party, in each case, have been duly authorized by all necessary action on the part of Borrower and such Guarantor and do not and will not, in the case of Borrower and such Guarantor (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower and such Guarantor organizational documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower and such Guarantor are a party or is subject, or by which any of their assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower and such Guarantor other than Liens in favor of the Administrative Agent and the Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower and such Guarantor under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower and such Guarantor are a party or subject or by which they or any of their assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and such Guarantor and the performance by Borrower and such Guarantor of their obligations under this Amendment or any of the other Loan Documents to which they are a party, in addition to those that have already been obtained.

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ARTICLE VII. REAFFIRMATION AND ACKNOWLEDGMENT

Section 7.1. Reaffirmations and Acknowledgments. Each of Borrower and each Guarantor hereby: (i) acknowledges, confirms, affirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Loan Documents to which it is a party; (ii) acknowledges, confirms, affirms and reaffirms its respective obligations, guarantees and security interests under each of the Loan Documents to which it is a party; and (iii) confirms and agrees that it has no defenses to or offsets against any of its respective obligations under any of the Loan Documents to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by each of Borrower and such Guarantor).

ARTICLE VIII. RELEASE OF THE INDIVIDUAL GUARANTOR

Section 8.1. Release of the Individual Guarantor. The Administrative Agent hereby releases the Individual Guarantor from any and all obligations under the Individual Limited Guaranty, which Limited Payment Guaranty shall be of no further force or effect.

ARTICLE IX. MISCELLANEOUS

Section 9.1. Entire Agreement. This Amendment and the Loan Documents sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 9.2. Amendment. Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

Section 9.3. Release of Claims. In consideration of the Lender’s agreements contained in this Amendment, Borrower and each Guarantor hereby irrevocably releases and forever discharge the Lender and the other Indemnified Lender Parties (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower and Guarantor ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person relating to the Loan Documents on or prior to the date hereof.

Section 9.4. Incorporation by Reference. The terms of the Credit Agreement with respect to Sections 10.02 (Notices), 10.04 (Expenses), 10.10 (Counterparts etc), 10.12 (Severability), 10.15 (Governing Law), and 10.16 (Waiver of Right to Jury Trial) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 9.5. References.

(a) From and after the Amendment Effective Date, (i) all references in the Credit Agreement to “this Amendment”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby), and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby).

(b) This Amendment shall constitute a Loan Document.

Section 9.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic “PDF” or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.7. Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by as of the day and year first above written.

EXISTING BORROWER:

REVOLUTION FINANCIAL, INC., a Texas corporation

By:
Name:	Michael Brent Turner
Title:	Executive Chairman

SUBSIDIARY GUARANTORS:

BLUESKY ACQUIRE, INC.
INFINITY HOLDING CORPORATION
INFINITY OF NEVADA, INC.
INFINITY OF UTAH, INC.
INFINITY OF NEW MEXICO, INC.
MAIN ST. PERSONAL FINANCE, INC.
ACAC, INC.
QUIK LEND, INC.

For each of the foregoing entities:

By:
Name:	Michael Brent Turner
Title:	Executive Chairman

FIRST MONEY IN, LLC
INFINITY LOANS OF DEMING, NEW MEXICO, LLC
INFINITY LOANS OF SUNLAND PARK, NEW MEXICO, LLC

For each of the foregoing entities:

By:
Name:	Michael Brent Turner
Title:	Authorized Signatory

[Signature Page to the Joinder Agreement, Consent and Second Amendment to Credit Agreement]

Infinity Loans of New Mexico, LLC
Infinity Loans of Idaho, LLC
INFINITY WAGES AND BENEFITS, LLC
INFINITY LOANS OF MURRAY, UTAH, LLC
Infinity Loans of WEST VALLEY, UTAH, LLC
Infinity Loans of Espanola II, New Mexico, LLC
Infinity Loans of Albuquerque, New Mexico, LLC
Infinity Loans of Albuquerque II, New Mexico, LLC
Infinity Loans of Albuquerque III, New Mexico, LLC
Infinity Loans of Carlsbad, New Mexico, LLC
Infinity Loans of Chaparral, New Mexico, LLC
Infinity Loans of Clovis, New Mexico, LLC
Infinity Loans of Espanola, New Mexico, LLC
Infinity Loans of Farmington, New Mexico, LLC
Infinity Loans of Gallup, New Mexico, LLC
Infinity Loans of Albuquerque IV, New Mexico, LLC
Infinity Loans of Las Cruces, New Mexico, LLC
Infinity Loans of Las Vegas, New Mexico, LLC
Infinity Loans of Los Lunas, New Mexico, LLC
Infinity Loans of Rio Rancho, New Mexico, LLC
Infinity Loans of Roswell, New Mexico, LLC
Infinity Loans of Santa Fe, New Mexico, LLC
Infinity Loans Online, LLC

For each of the foregoing entities:

By:
Name:	Michael Brent Turner
Title:	Manager

INDIVIDUAL GUARANTOR:

MICHAEL BRENT TURNER

By:

[Signature Page to the Joinder Agreement, Consent and Second Amendment to Credit Agreement]

new BORROWER:

flex revolution, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to the Joinder Agreement, Consent and Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

BP FUNDCO LLC, as Administrative Agent

By:
Name:	Michael Petronio
Title:	Authorized Signatory

LENDERS:

BP FUNDCO LLC, as a Lender and holder of Promissory Note A

By:
Name:	Michael Petronio
Title:	Authorized Signatory

BP FUNDCO LLC, as a Lender and holder of Promissory Note B

By:
Name:	Michael Petronio
Title:	Authorized Signatory

[Signature Page to the Joinder Agreement, Consent and Second Amendment to Credit Agreement]

COMPOSITE OF THE CREDIT AGREEMENT DATED AS OF SEPTEMBER 2, 2020, AS AMENDED PRIOR TO THE DATE HEREOF, AND AS FURTHER AMENDED BY THE JOINDER AGREEMENT, CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF JUNE 7, 2023 [(NOTE FOR CONVENIENCE PURPOSES ONLY, SOME OF THE EXHIBITS WERE NOT INCLUDED IN THIS ANNEX I)].

ANNEX I

TO

JOINDER AGREEMENT, CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

NOTE: The amendments to the Credit Agreement set forth below are reflected as follows: deletions are shown by the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~); and additions are shown by the double-underlined text (indicated textually in the same manner as the following example: double-underlined text)

CREDIT AGREEMENT

dated as of September 2, 2020

by and among

REVOLUTION FINANCIAL, INC., and

FLEX REVOLUTION, LLC,

individually and collectively,

as the Borrower,

The Subsidiaries of the Borrower Party Hereto,

as Subsidiary Guarantors,

The Lenders Party Hereto,

as Lenders,

and

BP FUNDCO LLC,
as Administrative Agent

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SCHEDULES

1.01	Applicable States
1.02	Deposit Accounts
1.04	Flow of Funds
1.05	List of Processors
2.01	Lenders; Commitments; Percentage Shares
5.05	Litigation
5.09	Owned and Leased Locations of Loan Parties
5.12	Environmental Matters
5.16	Subsidiaries of the Borrower; Equity Interests in Other Persons; Equity Interests in the Borrower
5.18	Applicable Filing Offices
5.19	Labor Issues
6.15	Post-Closing Requirements
7.01	Existing Liens
7.03	Existing Debt
7.04(b)(iv)	Dormant or Immaterial Subsidiaries
7.04(c)(ii)	Permitted Payments of Specified Subordinated Debt
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

1-A	Agreed Concentration Targets
1-B	Agreed Portfolio Trigger Events; Agreed Defaulted Receivable Criteria; and Agreed First Payment Default Permissible Percentage
2	Consumer Receivable Eligibility Criteria
3	Program Summary
4	Underwriting Guidelines
6.01(g)(i)	Loan Summary File
6.01(g)(ii)	Transaction File
6.01(g)(iii)	Weekly Contacts File
A	Form of Assignment and Assumption
B	Form of Compliance Certificate
C	Form of Joinder Agreement
D	Form of Notice of Borrowing
E	Form of Promissory Note
F	[Intentionally Omitted]
G	Form of Security Agreement
H	Form of Borrowing Base Certificate
I	Form of Data Field Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of September 2, 2020, is by and among REVOLUTION FINANCIAL, INC., a Texas corporation (“Revolution”), FLEX REVOLUTION, LLC, a Delaware limited liability company (“NewCo”; and together with Revolution, individually and collectively, jointly and severally, the “Borrower”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto, and BP FUNDCO LLC, a Delaware limited liability company, as Administrative Agent.

Recitals

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility and certain other financial accommodations, Lenders have agreed severally to make available to the Borrower the extensions of credit referenced herein on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

Agreement

ARTICLE 1
CERTAIN DEFINED TERMS; CERTAIN RULES OF CONSTRUCTION

SECTION 1.01 CERTAIN DEFINED TERMS.

As used herein:

“ACAC” means ACAC, Inc., a Delaware corporation.

“Account Control Agreement” means an agreement in form and substance satisfactory to Administrative Agent, in its Permitted Discretion, which provides Administrative Agent with “control” over (within the meaning of the Uniform Commercial Code), and a first priority, perfected Lien on, each Eligible Deposit Account or Concentration Account of each Loan Party and the proceeds of Collateral and all other property and assets from time to time on deposit or otherwise credited thereto.

“Accounting Firm” means a firm of independent certified public accountants reasonably acceptable to the Administrative Agent. As of the Second Amendment Closing Date, the Lenders acknowledge that Grant Thornton is reasonably acceptable.

“ACH Network” means the Automated Clearing House Network.

“Acquiree” has the meaning ascribed thereto in the definition of “Permitted Acquisition” contained herein.

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in: (a) the acquisition by any Person of: (i) all or substantially all of the assets of another Person; or (ii) any business unit or division of another Person; (b) the acquisition by any Person of in excess of 50.00% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) a merger or consolidation, or any other combination, of any Person with another Person (other than a Person that is a wholly-owned Subsidiary) in which the Borrower or a Subsidiary of the Borrower is the surviving Person.

“Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“Administrative Agent” means, at any time, the Person acting as the administrative agent for itself and for the Lenders under each of the Loan Documents (which, initially, shall be BP FUNDCO LLC), and the successors and assigns of such Person.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify the Borrower, Guarantors and each Lender.

“Administrative Detail Form” means an administrative detail form in a form supplied by, or otherwise acceptable to, Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Cash-in-Store” means, as of any Business Day, the unrestricted Cash (determined in accordance with GAAP) of the Borrower and the Subsidiary Guarantors that has been received in a Revolution Store’s vault and is not subject to an Account Control Agreement, as of the close of business on such Business Day, subject to a maximum amount of $400,000.

“Aggregate Commitments” means, at any time, the combined Revolving Credit Commitments of all Revolving Credit Lenders. The Aggregate Commitments as of the Closing Date is $40,000,000.

“Agreed Concentration Targets” means the product-specific concentration targets determined in accordance with pro-forma underwriting and performance projections established by mutual agreement between the Administrative Agent and the Borrower prior to the Second Amendment Closing Date and set forth on Exhibit 1-A, as the same is amended or modified from time to time with the prior written consent of the Lenders in their Permitted Discretion.

“Agreement” means this Credit Agreement, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Amortization Period” means the twelve (12) calendar month period commencing on the last day of the Draw Period.

“Amortization Period MPA” means, as of any date of determination, (a) the Outstanding Legal Balance as of the last day of the Draw Period, minus (b) the product of (i) the Outstanding Legal Balance as of the last day of the Draw Period, (ii) eight and 33/100th percent (8.33%) and (iii) the number of months since the last day of the Draw Period. For purposes of this definition of “Amortization Period MPA”, the determination date shall be the last Business Day of the first calendar month after the end of the Draw Period.

“Anti-Corruption Laws” means the FCPA and any other similar laws, rules and regulations of any jurisdiction applicable to any of the Credit Parties concerning or relating to bribery or corruption.

“Applicable State” means as to the related Loan Party and Consumer Receivable specified in the Program Summary (a) each of the States identified on Schedule 1.01 hereto as of the Second Amendment Closing Date as the same may be amended, restated or replaced from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion, so long as the related Loan Party specified therein is, or, in the case of NewCo, will be, licensed or registered to originate or service consumer loans having similar terms and conditions as the Consumer Receivables and Administrative Agent has received evidence from the applicable Loan Party that the forms used to document such Consumer Receivables conform with applicable Law and the Regulatory Legal Opinion (including, for the avoidance of doubt, a supplement to the Regulatory Legal Opinion in form and substance acceptable to Administrative Agent which addresses NewCo’s origination of Consumer Receivables in such States), and (b) any other state in which such Loan Party is licensed or registered to originate or service consumer loans having similar terms and conditions as the Consumer Receivables, provided that, in each case, Administrative Agent has approved the addition of such state as an Applicable State in its Permitted Discretion following its and its counsel’s due diligence of the same, provided, that upon the occurrence of any Regulatory Action, any impacted Loan Party shall provide immediate written notice thereof to Administrative Agent, and such Applicable State may, in the Permitted Discretion of the Administrative Agent, be deemed to no longer be an Applicable State (a “Removal Event”); provided, that, in each case, (a) upon the favorable resolution of such action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), or (b) further consultation with the Borrower with respect to any Removal Event such state may, in Administrative Agent’s sole discretion be reinstated as an Applicable State.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 11, 2022, by and among Revolution, First Money In, LLC, a Texas limited liability company, Infinity Loans of Idaho, LLC, an Idaho limited liability company, ACAC, Blue Sky Acquire, Inc., a Texas corporation, Infinity Loans of West Valley, Utah, LLC, a Utah limited liability company, Infinity Loans of West Valley II, Utah, LLC a Utah limited liability company, collectively, seller and NewCo, as buyer, as amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent.

“Asset Sale” means any direct or indirect Disposition (whether in one transaction or a series of related transactions) by the Borrower or any Subsidiary thereof to any Person other than the Borrower or any wholly owned Subsidiary thereof: (a) any Equity Interests of any Subsidiary of the Borrower; or (b) any other property of the Borrower or any Subsidiary thereof; provided that “Asset Sale” shall not include: (i) any Disposition by the Borrower or any Subsidiary thereof of Investments of the type described in, Section 7.02(a), 7.02(b), 7.02(c) or 7.02(f); (ii) any Disposition that is governed by and complies with Section 7.05(a), 7.05(b), 7.05(c), 7.05(d) or 7.05(e); or (iii) any issuance by the Borrower of common Equity Interests.

“Asset Transfer Release Conditions” means, with respect to the release by Administrative Agent of (x) its Lien on Revolution and its Subsidiaries and (y) Revolution and its Subsidiaries from its obligations under the Loan Documents, the satisfaction of the following conditions, as determined by Administrative Agent in its sole discretion: (i) Revolution and its Subsidiaries party to the Asset Purchase Agreement shall be in compliance with the terms and conditions of the Asset Purchase Agreement; (ii) NewCo shall have delivered to Revolution Transfer Notices (as defined in the Asset Purchase Agreement) with respect to all Non-Transferred Assets (as defined in the Asset Purchase Agreement); (iii) all of Revolution’s and its Subsidiaries’ party to the Asset Purchase Agreement, right, title and interest in the Purchased Assets (as defined in the Asset Purchase Agreement) shall have been transferred to NewCo or its Subsidiaries, as applicable; (iv) no Regulatory Action, Event of Default, Cease Funding Event, Backup Servicing Trigger Event or Collateral Shortfall shall exist immediately before giving effect to, or shall result therefrom; (v) Revolution and its Subsidiaries shall have delivered assignments of all leases in respect of all leased real property of Revolution and its Subsidiaries set forth on Schedule 5.09 in favor of NewCo or its Subsidiaries, as applicable and, to the extent the existing landlord subordination agreements with respect to such leased properties are no longer effective following such assignment, landlord subordination agreements, in form and substance acceptable to Administrative Agent in its sole discretion, have been delivered to Administrative Agent in respect of all such leased real property; (vi) NewCo and its Subsidiaries shall have complied with the requirements set forth in Sections 6.13 and 6.14 and delivered all Collateral Documents requested by the Administrative Agent relating to the Purchased Assets, all Deposit Accounts of NewCo and its Subsidiaries and all other Collateral of NewCo and its Subsidiaries; and (vii) Revolution and its Subsidiaries party to the Asset Purchase Agreement shall have transferred servicing of, and all related responsibilities with respect to, the Purchased Assets to NewCo and its Subsidiaries. For the avoidance of doubt, no Lien of Administrative Agent shall be released with respect to Revolution or its Subsidiaries and none of Revolution or any of its Subsidiaries shall be released of its obligations hereunder until all Asset Transfer Release Conditions have been satisfied, as determined by Administrative Agent in its sole discretion.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Attributable Debt” means, on any date of determination: (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Backup Servicing Agent” means such Person as may be approved or otherwise selected by Administrative Agent, in its Permitted Discretion, in writing, who shall service the Eligible Consumer Receivables pledged as Collateral on and after the occurrence of Backup Servicing Trigger Event, all in accordance with the terms and conditions of a Backup Servicing Agreement.

“Backup Servicing Agreement” means a master services agreement or a backup servicing agreement entered into from time to time, in form and substance satisfactory to Administrative Agent, in its Permitted Discretion, in each case as amended, restated, modified or supplemented from time to time, and which shall detail the Backup Servicing Agent’s rights and duties with respect to the administration of the Consumer Receivables and other Collateral.

“Backup Servicing Trigger Event” means any of the following events:

(a) The occurrence of an Event of Default or the occurrence of a Cease Funding Event, in each case, which impairs in any material respect the ability of any Loan Party, Processor or custodian of the Consumer Receivables to perform its duties or obligations hereunder with respect to Collections of Consumer Receivables, as determined by the Administrative Agent in its Permitted Discretion;

(b) Any Loan Party or Processor fails (for any reason, whether voluntary or involuntary) to service the Consumer Receivables in accordance with the Program Summary, Consumer Receivable Documents or as required by the Loan Documents, provided that such failure continues for a period of thirty (30) days after such Loan Party or Processor receives written notice of said failure from the Administrative Agent or any other Person on behalf of the Administrative Agent;

(c) (i) A case is commenced or a petition is filed against any Credit Party under any Bankruptcy Law or any material asset of any Credit Party is appointed by court order and such order remains in effect for more than thirty (30) days, or if any material asset of any Credit Party is sequestered by court order and such order remains in effect for more than thirty (30) days; or (ii) any Credit Party voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Bankruptcy Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets; or

(d) Any modification, amendment, rescission or revocation of any Processor Direction Letter not consented to in writing by Administrative Agent, any failure by the Borrower to cause Collections to be deposited and remitted into a Concentration Account and/or any failure to comply with Section 6.13, without the prior written consent of Administrative Agent in its Permitted Discretion.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).

“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower Funding Account” means a Concentration Account into which all Revolving Credit Loans made by Lenders to the Borrower are deposited as specified in the applicable Notice of Borrowing.

“Borrowing” means a borrowing consisting of Revolving Credit Loans made on the same date pursuant to Section 2.01(a).

“Borrowing Base” means, as of any Remittance/Funding Date or other date of determination, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent, equal to one hundred percent (100%) of the Eligible Principal Balance of all Eligible Consumer Receivables. The Borrower, the Administrative Agent and the Lenders acknowledge and agree that (i) the advance rates set forth in this definition with respect the Eligible Principal Balance of all Eligible Consumer Receivables are solely to establish the parameters for the Borrowing Base that constitutes part of Revolving Credit Availability in accordance with its terms, and (ii) this definition does not constitute nor shall it be deemed to constitute an express or implied representation or determination by Lenders that the recovery on the Eligible Principal Balance of all Eligible Consumer Receivables in a forced liquidation scenario would be equal to the advance rates established herein.

“Borrowing Base Certificate” means a certificate, in substantially the form of Exhibit H attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

“BP FUNDCO” means BP FUNDCO LLC, a Delaware limited liability company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the city and state where Administrative Agent’s Office is located.

“Capital Expenditures” means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person. For purposes of this definition: (a) the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment owned by such Person thereof or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; and (b) an Acquisition complying with Section 7.02(e) shall not constitute a “Capital Expenditure.”

“Cash” means cash denominated in Dollars.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than ninety days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (c) domestic and LIBOR certificates of deposit, time or demand deposits or bankers’ acceptances maturing within six months after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by: (i) any Lender; (ii) any commercial bank other than a Lender which is organized under the Laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; and (iii) any federally insured financial institution but only up to the Federal Deposit Insurance Corporation insured deposit limit; (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (a) and (b) of this definition entered into with any bank meeting the qualifications specified in clause (c) of this definition; (e) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A 1 or the equivalent thereof by Standard & Poor’s Corporation or at least P 1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than ninety days after the date of acquisition by such Person; and (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) of this definition.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and applicable rules and regulations, as amended from time to time.

“Cease Funding Event” means, as of any date of determination, as determined by the Administrative Agent in its Permitted Discretion the occurrence of:

(a) a Default or a Portfolio Trigger Event; or

(b) the aggregate outstanding and unpaid principal balance of the Eligible Consumer Receivables included in the Borrowing Base originated in any calendar month (a “monthly vintage”) that experience First Payment Defaults, as a percentage of the aggregate outstanding and unpaid principal balance of all Eligible Consumer Receivables included in such monthly vintage is greater than the First Payment Default Permissible Percentage for two consecutive calendar months; or

(c) any event, condition, obligation, liability or circumstance (or set of events, conditions, obligations, liabilities or circumstances), or any change(s) including, without limitation, changes in the Laws of any Applicable State or any changes in any other applicable Laws, any Change in Law, the existence of any Regulatory Action (or any changes with respect thereto) or the existence of any Federal Regulatory Event (or changes with respect thereto) which, as determined by the Administrative Agent, in its Permitted Discretion, (i) could have a material adverse effect upon or change in the legality, validity, binding effect or enforceability of a material portion of the Consumer Receivables or any Loan Document; (ii) could have a material adverse effect on the value, marketability or collectability of a material portion of the Collateral, including the Consumer Receivables, the Loan Parties’ interest therein or the duly perfected first-priority security interest of the Administrative Agent therein (based on the deviation from the projections, estimates, concentrations and criteria provided to the Administrative Agent as of the Closing Date (including, without limitation, delinquency and default projections)); or (iii) could have a material adverse effect on the business, operations, properties, prospects, assets, liabilities or financial condition of any Credit Party or a material impairment of the ability of any Credit Party to conduct its business as presently conducted in compliance with the Laws of any Applicable State or any other applicable Laws, including, without limitation, any origination, servicing, and other obligations under any of the Loan Documents (or any repudiation or breach thereof);

provided, however, that, in each case (a), (b) and (c) above in this definition of “Cease Funding Event”, the Administrative Agent may, in its Permitted Discretion (and without any obligation to do so), provide the Borrower with thirty (30) days to cure (to the satisfaction of the Administrative Agent) any Cease Funding Event.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, except as may be acceptable to the Lenders in their sole discretion, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Equity Interests of FlexShopper entitled to vote for members of the board of directors or equivalent governing body of FlexShopper on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), (b) the failure of FlexShopper to own, or be the beneficial owners of, and Control, directly or indirectly, beneficially and of record, free and clear of all Liens or other encumbrances (other than Liens in favor of the Administrative Agent), 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of the Borrower, (c) the failure of a majority of the seats (other than vacant seats) on the board of directors of the Borrower to be occupied by Persons who were nominated by the board of directors of the Borrower or appointed by directors so nominated, or (d) the failure of the Borrower to own and Control, directly or indirectly, beneficially and of record, free and clear of all Liens or other encumbrances (other than Liens in favor of the Administrative Agent), 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary of the Borrower (or such lesser percentage as may be owned, directly or indirectly, as of the Closing Date or the later acquisition thereof) except where such failure is as a result of a transaction expressly permitted hereunder.

“Charge-Off” means a Consumer Receivable that is deemed by a Loan Party uncollectable for any reason, including a Consumer Receivable that (a) may not be collected because it does not comply with applicable Law, (b) subjects any Loan Party to any fines or damages for failure to comply with applicable Law or (c) is subject to setoff or counterclaim.

“Claims” means, collectively, any claim or cause of action based upon or arising out of this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby, including contract claims, tort claims, breach of duty claims, and all other common Law or statutory claims.

“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied (or waived in accordance with Section 10.01).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property including, without limitation, related books and records and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary thereof in or upon which a Lien now or hereafter exists in favor of Administrative Agent, for the benefit of itself and the other Secured Parties (or any of the foregoing), whether under this Agreement or under any other Loan Document.

“Collateral Documents” means, collectively, (a) each Guaranty, (b) the Security Agreement, (c) the FlexShopper Pledge Agreement, (d) each Account Control Agreement, deposit account control agreement or securities account control agreement, by and among a Loan Party, the Administrative Agent and the applicable depositary bank or securities intermediary, each in form and substance satisfactory to the Administrative Agent, (e) each intellectual property assignment or security agreement by a Loan Party in favor of the Administrative Agent, each in form and substance satisfactory to the Administrative Agent, (f) each Processor Direction Letter, (g) each landlord subordination agreement, (h) all other security agreements, pledge agreements, mortgages, deeds of trust, patent, trademark or copyright assignments, lease assignments and other similar documents between any Loan Party and Administrative Agent, for the benefit of itself and each other Secured Party (or any of the foregoing), now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby or thereby, and (i) all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or other comparable Law) against the Borrower or any Subsidiary thereof as debtor in favor of Administrative Agent, as secured party.

“Collateral Shortfall” has the meaning ascribed thereto in Section 2.05(a).

“Collection/Advance Period” means, with respect to any Remittance/Funding Date, the seven (7) day period ending on the Saturday that immediately precedes such Remittance/Funding Date.

“Collections” means, in respect of any and all Collateral (including, without limitation, all Consumer Receivables), all payments and proceeds (including, without limitation, liquidation proceeds, sales proceeds or other proceeds), whether by cash, check, remote check, wire transfer, credit card, ACH, or other manner of payment, including all payments and proceeds of fees, interest, principal, prepayments (both voluntary and mandatory), late fees, insufficient funds charges or other amounts of any and every description payable pursuant to such Collateral, or any other related documents or instruments, received in connection with such Collateral, or any other Collateral related to the replacement or renewal thereof.

“Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Concentration Account” means the Eligible Deposit Accounts of the applicable Loan Parties that are expressly identified as “Concentration Accounts” on the Flow of Funds, and, in each case, which shall be maintained with a Concentration Account Bank and be subject to an Account Control Agreement at all times.

“Concentration Account Bank” means such domestic bank(s) as may be approved by the Administrative Agent from time to time in writing in advance in its Permitted Discretion.

“Consolidated Net Income” means, with respect to any Person for any period, the sum of net income (or loss) after taxes for such period of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding the following (without duplication):

(a) any income of any Person if such Person is not a Subsidiary of such Person, except that such Person’s direct or indirect equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to such Person or a Subsidiary of such Person as a dividend or other distribution;

(b) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of such Person of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary of such Person;

(c) amortization, depreciation or any other non-cash charge or loss, including those resulting from any amortization, write-up, write-down or write-off of goodwill or of fair value;

(d) any non-cash income (loss) attributable to deferred compensation plans or trusts;

(e) any gains or non-cash losses from the sale or liquidation of discontinued operations;

(f) any impairment of goodwill; provided that such amount shall be reasonably identifiable and disclosed to the Administrative Agent and approved by the Administrative Agent in its Permitted Discretion;

(g) any bad debt expense incurred associated with a restatement of the bad debt reserve existing at the beginning of the applicable Fiscal Quarter; provided that such expense shall be reasonably identifiable and disclosed to the Administrative Agent and approved by the Administrative Agent in its Permitted Discretion;

(h) any out-side counsel legal fees payable by the Borrower on or before the Closing Date in connection with the transactions contemplated by this Agreement and the Loan Documents; provided that such legal fees shall be reasonably identifiable and disclosed to the Administrative Agent and approved by the Administrative Agent in its Permitted Discretion;

(i) (x) any out-side counsel legal fees payable by the Borrower in connection with the Main Street Acquisition and (y) any out-side counsel legal fees payable by the Borrower in connection with possible Acquisitions identified by the Borrower to the Administrative Agent prior to the date hereof; provided that, in each case with respect to subclauses (x) and (y) immediately above, such legal fees shall be reasonably identifiable and disclosed to the Administrative Agent and approved by the Administrative Agent in its Permitted Discretion;

(j) any fees of a new Accounting Firm incurred by the Borrower in connection with engaging such Accounting Firm; provided that such fees shall be reasonably identifiable and disclosed to the Administrative Agent and approved by the Administrative Agent in its Permitted Discretion; and

(k) any other extraordinary, unusual or non-recurring loss, cost or expense that the Administrative Agent approves in writing to be excluded in its Permitted Discretion.

“Consumer Receivable” and “Consumer Receivables” means any or all Accounts and Payment Intangibles owed to the Loan Parties which are consumer credit receivables originated by the Borrower and its Subsidiaries (including those acquired from a third-party lender in connection with a CSO Program), including Installment Loans, Lines of Credit, Payday Loans and Title Loans as the context may require.

“Consumer Receivable Documents” means all promissory notes, loan agreements, documents, instruments, servicing records, and other agreements entered into, evidencing or executed in connection with the application for or disclosure with respect to a Consumer Receivable extended by a Loan Party or otherwise related to any Collateral.

“Consumer Receivable Obligor” means any maker, co-maker, guarantor, or other obligor with respect to a Consumer Receivable. In respect of each Consumer Receivable, if there is more than one Consumer Receivable Obligor (husband and wife, for example), references herein to Consumer Receivable Obligor shall mean any or all of such Consumer Receivable Obligors, as the context may require.

“Contractual Obligation” means, as to any Person, any document or other agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 5.00% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Covid-19” means the 2019 Novel Coronavirus global pandemic.

“Covid-19 Effects” means the national emergency declared by the U.S. President on March 13, 2020 with respect to Covid-19, governmental actions in response to Covid-19, and/or other resulting circumstances and/or effects, whether now or in the future, from Covid-19.

“Credit Parties” means, collectively, the Loan Parties and FlexShopper.

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including without limitation, solicitation and disclosure requirements; the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Electronic Funds Transfer Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, GLBA, Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, anti-discrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“CSO LC” means any letter of credit issued by a CSO LC Issuer to an unaffiliated third-party lender for the account of a borrower of a consumer loan in connection with the CSO Program.

“CSO LC Disbursement” means a disbursement by a CSO LC Issuer to an unaffiliated third-party lender in connection with a drawing under a CSO LC.

“CSO LC Issuer” means, with respect to any CSO LC, the Borrower or any of the Loan Parties that issued such CSO LC.

“CSO Program” means the credit services organization program or credit access business, or a substantially similar program, implemented from time to time by the Borrower or any of the Loan Parties in compliance with all applicable Laws (including without limitation any federal banking Laws and, in those instances where Texas Law is applicable, the Texas Finance Code and Sections 302 and 393 thereof).

“Data Field Certificate” means a certificate, in substantially the form of Exhibit I attached hereto and made a part hereof.

“Debt” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) the Swap Termination Value under all Swap Contracts to which such Person is a party; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the amount of Attributable Debt in respect of all capital lease obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make a payment in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Debt of any Person shall (1) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person, and (2) exclude any CSO LC or CSO LC Disbursement, which, for the avoidance of doubt shall not be restricted by the terms of this Agreement.

“Default” means any Event of Default or any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means a per annum rate equal to the sum of (i) the interest rate then otherwise applicable to such Revolving Credit Loans, plus (ii) 400.0 basis points.

“Defaulted Receivable” means (a) a Consumer Receivable that was included in the Borrowing Base for an advance of a Revolving Credit Loan as to which any scheduled payment is unpaid for more than 30 days from its original due date for single pay loans or 60 days from its original due date for multi-pay loans or (b) as to which the related Consumer Receivable Obligor is the subject of any bankruptcy, insolvency, or similar proceeding or (c) the related Loan Party has determined in good faith that it has received all amounts it expects to recover and such Consumer Receivable is the subject of a Charge-Off.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Revolving Credit Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Credit Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account” means, both individually and collectively, any and all bank or other deposit accounts of the Loan Parties, a true, correct and complete list of which as of the Second Amendment Closing Date are set forth on Schedule 1.02 hereto, as the same is amended or modified from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Discharge of Secured Obligations” means (a) the indefeasible payment and performance in full of the Outstanding Legal Balance of all Revolving Credit Loans and all other Obligations, (b) the Commitments have been terminated or expired and (c) there exists no Specified Claims.

“Disqualified Equity Interest” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions in cash, on or prior to the date that is one year after the Maturity Date. The term “Disqualified Equity Interest” shall also include any options, warrants or other rights that are convertible into Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Maturity Date.

“Disposition” means the sale, assignment transfer, conveyance, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Dispose” has a meaning correlative thereto.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person formed, incorporated or organized under the Laws of the United States, any State thereof or the District of Columbia.

“Draw Period” means the period commencing on the Closing Date and ending on the earliest to occur of (a) the date that is twenty-four (24) months from the Second Amendment Closing Date, and (b) the Draw Period Termination Date; provided, that the Borrower may seek to extend the Draw Period by an additional one (1) year in accordance with Section 2.01(b).

“Draw Period Termination Date” means the earliest to occur of (a) the occurrence of a Cease Funding Event (subject to cure in the case of a Cease Funding Event arising out a of Portfolio Trigger Event, in accordance with the definition thereof), and (b) the Maturity Date.

“Electronic Platform” means an electronic system for the delivery of information (including documents), such as SyndTrak or Dropbox or secure FTP site, that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

“Eligible Assignee” means any of the following: (a) a Lender; (b) an Affiliate of a Lender; or (c) any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business to the extent such Person is administered or managed by: (i) a Lender; or (ii) an Affiliate of a Lender.

“Eligible Consumer Receivable” means a Consumer Receivable that as of each Remittance/Funding Date or other date of determination, both (a) satisfies all of the Eligibility Criteria as determined by the Administrative Agent in its Permitted Discretion and (b) (i) is not a Defaulted Receivable, (ii) is not a Charge-Off, (iii) is not a First Payment Default and (iv) is not Past Due.

“Eligibility Criteria” means all of the Eligibility Criteria set forth on Exhibit 2.

“Eligible Deposit Account” means, both individually and collectively, each Deposit Account subject to an Account Control Agreement and identified as an “Eligible Deposit Account” on Schedule 1.02, as the same is amended or modified from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Eligible Principal Balance” means, as of any Remittance/Funding Date or other date of determination, the principal amount of all Eligible Consumer Receivables that are subject to a duly perfected first-priority security interest and Lien in the Administrative Agent’s favor, for the benefit of the Administrative Agent and the Lenders, less the aggregate (without duplication) of all of the following with respect to such Consumer Receivables:

(a) all payments of principal actually received as Collections during the applicable Collection/Advance Period with respect to such Consumer Receivables and which have not yet been applied to reduce the outstanding principal balance thereof;

(b) all full or partial voluntary prepayments received as Collections during the applicable Collection/Advance Period and which have not yet been applied to reduce the outstanding principal balance thereof;

(c) the greater of the Charge-Offs made or required to be made by the Borrower in the preceding Collection/Advance Period with respect to such Eligible Consumer Receivables; and

(d) the Excess Concentration Amount.

“Enforcement Action” means any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, or otherwise).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging Environmental Liabilities.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries, or any other Credit Party, in each case directly or indirectly resulting from or based upon: (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or partnership interests, membership interests, limited membership interests in limited liability company, other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or partnership interests, membership interests, limited membership interests in limited liability company, trust interests, or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or partnership interests, membership interests, limited membership interests in limited liability company, trust interests, or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such partnership interests, membership interests, limited membership interests in limited liability company, trust interests, or other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the Borrower or an ERISA Affiliate of any liability with respect to a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Borrower or an ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (g) the determination that a Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in critical or endangered status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“Event of Default” has the meaning ascribed thereto in Section 8.01.

“Excess Concentration Amount” means, as of any Remittance/Funding Date or other date of determination, for all Consumer Receivables that are subject to a duly perfected first-priority security interest and Lien in the Administrative Agent’s favor, for the benefit of the Administrative Agent and the Lenders, the portion of the otherwise Eligible Principal Balance that exceeds the Agreed Concentration Targets.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, Lender or such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(j).

“Existing WF Credit Facility” means the Second Amended and Restated Credit Agreement, dated December 18, 2017, by and among ACAC, Quik Lend, Main Street and Wells Fargo Bank, National Association, as amended, supplemented or otherwise modified prior to the date hereof, as amended, supplemented or otherwise modified prior to the date hereof.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of 1.00%) quoted to the Administrative Agent for such day for such transactions from three federal funds brokers of recognized standing selected by Administrative Agent.

“Federal Regulatory Event” means the enactment, adoption or issuance of any Law, rule or regulation by the United States federal government, the effect of which is to regulate the origination, purchase or collection of or limit the enforceability of Consumer Receivables in a manner that would, in the Administrative Agent’s Permitted Discretion, materially and adversely affect the Borrower’s or any other Credit Party’s ability to timely repay any Revolving Credit Loan.

“Financial Statements” means the unaudited consolidated balance sheet for Revolution for the year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such year, including the notes thereto.

“First Payment Default” means:

(a) with respect to any Consumer Receivable that is a Payday Loan or a single pay Title Loan, that the first scheduled payment, consisting of both principal and interest, due on such Consumer Receivable was not made within fifteen (15) days after the due date for such scheduled payment for such Consumer Receivable; and

(b) with respect to any other Consumer Receivable, that the first scheduled payment, consisting of both principal and interest, due on such Consumer Receivable was not made prior to the due date for the second scheduled payment for such Consumer Receivable; provided, however, that a Consumer Receivable shall no longer be a First Payment Default if and to the extent such first schedule payment is thereafter paid in full.

“First Payment Default Permissible Percentage” means, with respect to any Consumer Receivable, the applicable percentage specified in the Exhibit 1-B for each product type.

“Fiscal Period” means, as of any date of determination with respect to the Borrower or any Subsidiary thereof, each Fiscal Quarter occurring during each of the Borrower’s Fiscal Years.

“Fiscal Quarter” means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of each calendar year.

“Fiscal Year” means, in the case of Revolution and its Subsidiaries, each period of twelve consecutive months ending on June 30 of each calendar year and, in the case of NewCo and its Subsidiaries, each period of twelve consecutive months ending on December 31 of each calendar year.

“FlexShopper” means FlexShopper, Inc., a Delaware corporation.

“FlexShopper Guaranty” means that certain Limited Payment Guaranty, dated as of the Second Amendment Closing Date, by FlexShopper in favor of the Administrative Agent.

“FlexShopper Pledge Agreement” means the Pledge Agreement, dated as of the Second Amendment Closing Date, by and between FlexShopper and the Administrative Agent.

“Flow of Funds” means the agreed flow of funds regarding all Collections, Concentration Accounts and other Deposit Accounts as of the Second Amendment Closing Date attached hereto as Schedule 1.04, as the same may be amended, restated or replaced from time to time only with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Foreign Lender” means a Lender that is not a United States Person under Section 7701(a)(30) of the Code.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Frontier Creditor” means Frontier Capital Group, Ltd., a Texas limited partnership.

“Frontier Indebtedness” means the Debt of Revolution owing to the Frontier Creditor under the Frontier Note. As of the Closing Date, the aggregate outstanding principal amount of the Frontier Indebtedness (before giving effect to any repayment thereof on the Closing Date) is $8,300,000.

“Frontier Note” means the Promissory Note, dated January 31, 2019, by Revolution and payable to the Frontier Creditor in the original principal sum of $9,000,000.

“Frontier Subordination Agreement” means the Subordination Agreement, dated as of the Closing Date, by and among Revolution, the Frontier Creditor and the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency, regulatory body, authority or instrumentality or political subdivision thereof, including without limitation, any attorney general or agency related thereto, the Consumer Financial Protection Bureau, or any entity or officer exercising executive, legislative or judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(a).

“Guarantors” means, collectively: (a) each Subsidiary Guarantor (including each Subsidiary of the Borrower who executes a Joinder Agreement following the date hereof); (b) FlexShopper; and (c) each other Person who, following the date hereof, is required pursuant to the terms hereof to be a guarantor of the Obligations.

“Guaranty” means each of (i) Section 10.14 of this Agreement, (ii) the FlexShopper Guaranty, and (iii) any other guaranty agreement, in form and substance acceptable to Administrative Agent, made by a Guarantor for the benefit of the Administrative Agent and the other Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” means, collectively, Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons.

“Individual Guarantor” means Michael Brent Turner, an individual, as guarantor under the Individual Limited Guaranty.

“Individual Limited Guaranty” means that certain Limited Payment Guaranty, dated as of the date hereof, by the Individual Guarantor in favor of the Administrative Agent.

“Infinity Wage and Benefits” means Infinity Wage and Benefits, LLC, a Nevada limited liability company and a Subsidiary of Revolution.

“Installment Loan” means an unsecured Consumer Receivable with a set dollar amount that is repaid through a set number of scheduled payments and which satisfies the applicable criteria set forth in the Program Summary for an “Installment Loan”.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of: (a) the purchase or other acquisition of Equity Interests or other securities of another Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor Guarantees Debt of such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement entered into by a Subsidiary of the Borrower following the date hereof to join in the Guaranty set forth in Section 10.14, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and other legal requirements of any and every conceivable type applicable to the Revolving Credit Loans, the Loan Documents, the Borrower, any other Credit Party, any Processor or the Collateral or any portion thereof, including, but not limited to, Credit Protection Laws, credit disclosure laws and regulations, the Fair Labor Standards Act, and all applicable state and federal usury laws.

“Lender” means, as applicable, a Revolving Credit Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Detail Form, or such other office or offices as a Lender may from time to time notify the Borrower, the Administrative Agent and the Lenders.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property).

“Line of Credit” means an unsecured Consumer Receivable in the form of a line of credit that permits the Consumer Receivable Obligor to borrow and repay as needed and which satisfies the applicable criteria set forth in the Program Summary for a “Line of Credit”.

“Liquidity” means, with respect to any Loan Party as of any date of determination, the unrestricted Cash of such Loan Party that is maintained in compliance with the terms of Section 6.13; provided, however, that, for purposes of determining Liquidity, if any such Cash is included in the calculation of the then current Revolving Credit Availability, then such Cash shall be excluded from such determination of Liquidity.

“Loan” means any Revolving Credit Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Collateral Document, the Backup Servicing Agreement, each Specified Subordination Agreement, and each other Subordination Agreement, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Administrative Agent or Lenders in connection with any of the foregoing or the Revolving Credit Loans, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions and modifications of any of the foregoing.

“Loan Parties” means, collectively, the Borrower and all the Guarantors (other than FlexShopper).

“Main Street” means Main St. Personal Finance, Inc., a Delaware corporation.

“Main Street Acquisition” means the acquisition by Revolution of all of the Equity Interests in Main Street, pursuant to the Main Street Acquisition Agreement.

“Main Street Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of September 2, 2020, by and among the “Sellers” (as defined therein) party thereto, Revolution, and Main Street, which agreement shall be in form and substance satisfactory to the Administrative Agent in its Permitted Discretion.

“Main Street Entities” means Main Street and any of its direct or indirect Subsidiaries that are Subsidiary Guarantors.

“Main Street Portfolio” means all Eligible Consumer Receivables originated by each of the Main Street Entities.

“Material Adverse Effect” means, as of any date of determination, as determined by the Administrative Agent in its Permitted Discretion, the occurrence of: any event, condition, obligation, liability or circumstance (or set of events, conditions, obligations, liabilities or circumstances), or any change(s) including, without limitation, a Portfolio Trigger Event, changes in the Laws of any Applicable State or any changes in any other applicable Laws, any Change in Law, the existence of any Regulatory Action (or any changes with respect thereto) or the existence of any Federal Regulatory Event (or changes with respect thereto) which, as determined by the Administrative Agent, in its Permitted Discretion, (i) has a material adverse effect upon or change in the legality, validity, binding effect or enforceability of a material portion of the Consumer Receivables or any Loan Document; (ii) has a material adverse effect on the value, marketability or collectability of a material portion of the Collateral, including the Consumer Receivables, the Loan Parties’ interest therein or the duly perfected first-priority security interest of the Administrative Agent therein (based on the deviation from the projections, estimates, concentrations and criteria provided to the Administrative Agent as of the Closing Date (including, without limitation, delinquency and default projections)); or (iii) has a material adverse effect on the business, operations, properties, prospects, assets, liabilities or financial condition of any Credit Party or a material impairment of the ability of any Credit Party (x) to conduct its business as presently conducted in compliance with the Laws of any Applicable State or any other applicable Laws, including, without limitation, any origination, servicing, and other obligations under any of the Loan Documents (or any repudiation or breach thereof) or (y) to perform any of their obligations under any of the Loan Documents

“Maturity Date” means the earliest of: (a) the date that is the last day of the Amortization Period; (b) the date of the termination of the Aggregate Commitments pursuant to Section 2.06; and (c) the date of the acceleration of the Outstanding Legal Balance and all other Obligations pursuant to Section 8.02(b) following the occurrence of an Event of Default.

“Maximum Rate” means, at any time, the maximum rate of non-usurious interest permitted by applicable Law.

“Motus Note” means that certain Unsecured Demand Promissory Note, effective and dated February 1, 2019, by Revolution (f/k/a Revolution Financial, LP) and payable to the order of Motus Advisors, Inc., a Texas corporation, in the original principal sum of $1,500,000.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NewCo” has the meaning given to such term in the preamble to this Agreement.

“Note” or “Notes” means, individually or collectively as the context may require, the promissory note(s) executed by the Borrower in favor of the applicable Lender pursuant to Section 2.11 in the form of Exhibit E, which promissory note shall evidence each Revolving Credit Loan made by a Lender having a Revolving Credit Commitment hereunder, in each case, as the same may be amended, divided, split, supplemented and/or restated from time to time.

“Notice of Borrowing” means a notice, pursuant to Section 2.02(a), of a borrowing of Revolving Credit Loans; which, if in writing, shall be in the form of Exhibit D.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties, including treasury management obligations, of any Credit Party to Administrative Agent or any Lender under or in respect of any Loan Document or otherwise, whether with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Online” means, as to any Consumer Receivable for which the Consumer Receivable Obligor has submitted an application via the internet (as opposed to in-person in a retail store operated by a Loan Party).

“Organizational Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Other Taxes” means all present or future stamp, intangible or documentary Taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Legal Balance” means, with respect to any or all Revolving Credit Loans, as the context may require and as determined weekly as of the close of the previous week, the sum of (a) the aggregate outstanding principal amount of such Revolving Credit Loans plus all accrued and unpaid interest thereon, compounded on a weekly basis as of the last day immediately preceding Remittance/Funding Date, plus (b) all accrued and due fees owed to any third parties in connection with any Account Control Agreements, Processor Direction Letters or any other arrangements with third parties entered into pursuant to or in connection with the Loan Documents, plus (c) all other unpaid and due Obligations of the Credit Parties allocable to such Revolving Credit Loans as determined by the Administrative Agent in its Permitted Discretion. With respect to any Note, as of any date of determination, the aggregate Outstanding Legal Balance of all related Revolving Credit Loans.

“Participant” any Person who by separate written agreement with a Lender is expressly provided with all of the rights of a “Participant” as provided herein (and shall not include the holder of a silent sub-participation).

“Pass-Through Tax Liabilities” means the amount of state and federal income tax expensed by the Borrower and to be paid by the Borrower’s shareholders on taxable income earned by the Borrower and attributable to the shareholders as a result of the Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the shareholders from or through the Borrower, taking into account any applicable deductions pursuant to Code Section 199A.

“Past Due” means a Consumer Receivable as to which the most recent schedule payment was not fully and timely satisfied, and is, as of any date of determination, in the case of a first-time borrower, thirty (30) days past due, and in the case of a repeat borrower, thirty-five (35) days past due.

“Payday Loan” means an unsecured Consumer Receivable in the form of a payday loan which satisfies the applicable criteria set forth in the Program Summary for a “Payday Loan”.

“Payment Intangibles” has the meaning set forth in the Uniform Commercial Code.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as that term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Share” means, as to any Lender, its Revolving Credit Percentage Share.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit A to the Security Agreement.

“Permitted Acquisition” means any Acquisition so long as: (a) such Acquisition is undertaken in accordance with all applicable Laws; (b) no Event of Default exists immediately prior to, or would exist immediately after, giving effect to such Acquisition; (c) in connection with such Acquisition, the Borrower has obtained and delivered to Administrative Agent the prior, effective written consent of the board of directors or equivalent governing body of the Person or business so acquired (the “Acquiree”); (d) the Acquiree (or the business unit or division of the Acquiree to be acquired) shall be engaged principally in the same business as the Borrower or the Subsidiary of the Borrower proposing to effect such Acquisition or a Related Business, and shall be organized under the Laws of a State of the United States unless otherwise consented to by the Administrative Agent in its Permitted Discretion; (e) upon the closing of any such Acquisition (other than the Main Street Acquisition) a Responsible Officer of the Borrower delivers a certificate to Administrative Agent and Lenders: (i) to the effect that each of clauses (a) through (d), inclusive, of this definition has been satisfied; and (ii) detailing pro forma compliance with all financial covenants set forth in Section 6.12 as of the most recent test date and as of the date of the proposed Acquisition; (f) if such Acquisition is to be consummated at any time after the date that is the ninetieth (90th) day following the date hereof, the Administrative Agent shall have consented to such Acquisition in its Permitted Discretion; and (g) such Acquisition does not involve the Acquisition, whether directly or indirectly, of any Equity Interest of any Foreign Subsidiary of any Person. Notwithstanding the foregoing in this definition of “Permitted Acquisition”, the Main Street Acquisition shall constitute a “Permitted Acquisition” for purposes of this Agreement.

“Permitted Grace Period” means that, if any Loan Party fails to deliver or cause to be delivered any payments received under any Eligible Consumer Receivable, pledged as Collateral, to the Administrative Agent, for the benefit of itself and the Lenders, as required by Section 6.13 hereof (other than by reason of any action which Administrative Agent shall deem, in Administrative Agent’s Permitted Discretion, to be a conversion of all or any portion of the Collateral or fraudulent with respect to Administrative Agent and Lenders), such failure shall not be an Event of Default unless (a) such Loan Party has failed to promptly (and, in no event, greater than five (5) Business Days after such Loan Party knew or should have known about such failure or such later time period agreed to by the Administrative Agent in its Permitted Discretion) deliver to a Deposit Account of the Loan Parties maintained in compliance with Section 6.13, such accidentally misdirected payments, and (b) the cumulative amount of such failures pursuant to the foregoing clause (a) exceeds $25,000 in any annual twelve-month period commencing on the Closing Date.

“Permitted Discretion” means a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured asset-based lender) credit or business judgment.

“Permitted Liens” has the meaning ascribed thereto in Section 7.01.

“Permitted Subordinated Debt” means any Debt that has been subordinated to the Obligations on terms and conditions, and pursuant to documents, satisfactory to Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Portfolio Trigger Event” means as of any Remittance/Funding Date or other date of determination, any or all of the events set forth on Exhibit 1-B has occurred.

“Prepayment Lockout Date” means December 7, 2024.

“Process Agent” has the meaning ascribed to such term in Section 10.17.

“Processor Direction Letter” means, individually and collectively as the context may require, the instruction letter(s) delivered by Loan Parties, any Processor or Backup Servicing Agent to Processor on the date hereof or from time to time regarding the direction of Collections and/or amounts on deposit or to be directed to or at the direction of any Loan Party or Backup Servicing Agent) from time to time on account of the Consumer Receivables that irrevocably direct that such Collections be deposited, without offset, to a Concentration Account, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, and, in each case, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time in accordance with the terms hereof.

“Processor” means any vendor of a Loan Party as of the Second Amendment Closing Date set forth on Schedule 1.05 (as such schedule may be amended or modified from time to time with the prior written consent of Lender in its Permitted Discretion) that at any time processes, administers or directs Collections (including, without limitation, proceeds of Eligible Consumer Receivables) on behalf of any Loan Party or Backup Servicing Agent, as the case may be.

“Program Summary” means the written “Program Summary by State” of the Borrower and the other Loan Parties in place as of the Closing Date and attached hereto as Exhibit 3, as the same may be amended, restated or replaced from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Quik Lend” means Quik Lend, Inc., a Delaware corporation.

“Register” means a register for the recordation of the names and addresses of Lenders and, as applicable, the Commitments of, and Outstanding Legal Balance of the Loans owing to, each Lender pursuant to the terms hereof from time to time.

“Regulatory Action” means (a) the formal commencement by written notice by any Governmental Authority of any legal action or adversarial proceeding against any Loan Party, any Subsidiary of any Loan Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) challenging its authority to originate, hold, own, service, collect or enforce any Consumer Receivable, or otherwise alleging any material non-compliance by any Loan Party, any Subsidiary of any Loan Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) with any Laws of any Applicable State or any other applicable Laws related to originating, holding, collecting, servicing or enforcing such Consumer Receivable, which inquiry, investigation, legal action or proceeding is not released or terminated in a manner acceptable to Administrative Agent at its Permitted Discretion or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), order or ruling against any Loan Party, any Subsidiary of any Loan Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) related in any way to the originating, holding, pledging, collecting, servicing or enforcing of any Consumer Receivables; provided, that, in each case, upon the favorable resolution of any investigation, action or proceeding as determined by Administrative Agent in its Permitted Discretion, such Regulatory Action shall cease to exist immediately upon such determination by Administrative Agent. For the avoidance of doubt, a Routine Inquiry shall not, on its own, constitute a Regulatory Action.

“Regulatory Legal Opinion” means that certain legal opinion dated the Closing Date issued by Hudson Cook LLP, counsel to the Administrative Agent.

“Related Business” means any business that is the same, similar or otherwise reasonably related, ancillary or complementary to the businesses of the Borrower and its Subsidiaries on the Closing Date.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, members, directors, officers, trustees, managers, agents, representatives and non-ministerial employees of such Person and such Person’s Affiliates.

“Remittance/Funding Date” means the first Friday after the Closing Date and each Friday occurring thereafter (or the next Business Day if such Friday is not a Business Day).

“Removal Event” has the meaning ascribed thereto in the definition of Applicable State.

“Replacement Lender” has the meaning ascribed thereto in Section 3.07(a)(iii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means: (a) at any time that Loans are outstanding and the Aggregate Commitments are in effect, Lenders holding in excess of 50.0% of the sum of the Aggregate Commitments of the Notes; (b) at any time that Loans are outstanding but the Aggregate Commitments have been terminated or expired, Lenders holding in excess of 50.0% of the aggregate Outstanding Legal Balance of the Notes; (c) at any time on or prior to the Closing Date that no Loans are outstanding, Lenders holding in excess of 50.0% of the Aggregate Commitments of the Notes; and (d) at any time following the Closing Date that no Loans are outstanding, Lenders holding in excess of 50.0% of the Aggregate Commitments of the Notes; provided that any Revolving Credit Commitment of, and the portion of the Outstanding Legal Balance held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means: (a) with respect to the Borrower in connection with any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivery by the Borrower hereunder, the president, chief executive officer, chief financial officer or controller of the Borrower; and (b) otherwise (including any Notice of Borrowing), with respect to the Borrower or any other Loan Party, the chief executive officer, chief financial officer, president, any vice-president or manager of such Person.

“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests) and dividends or distributions payable to the Borrower or any of its Subsidiaries (and, if such Subsidiary has stockholders other than the Borrower or other Subsidiaries of the Borrower, to its other stockholders on no more than a pro rata basis)), (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest (in each case other than held by the Borrower or a Subsidiary of the Borrower), (c) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Debt of such Person which is subordinated to the payment of the Obligations, and (d) with respect to clauses (a) through (c) above, any transaction that has a substantially similar effect.

“Revolution Entities” means the Borrower (including, for the avoidance of doubt, NewCo) and each of its direct and indirect Subsidiaries that are Subsidiary Guarantors (other than the Main Street Entities).

“Revolution Portfolio” means all Eligible Consumer Receivables originated by each of the Revolution Entities.

“Revolution Loan Parties” means, collectively, Revolution and each of its direct and indirect Subsidiaries that are Subsidiary Guarantors as of the Second Amendment Closing Date.

“Revolution Store” means a retail store operating under the Borrower and/or any of the Subsidiary Guarantors through which the Borrower or any of the Subsidiary Guarantors originate Consumer Receivables, receive Collections on Consumer Receivables and conduct other consumer financial activities.

“Revolving Credit Availability” means, at any time, the lesser of:

(a) the Aggregate Commitments at such time; and

(b) the sum of the following: (i) the Borrowing Base at such time less (ii) the Outstanding Legal Balance (other than any interest that is not then due and payable, if any, in accordance with this Agreement) at such time, plus (iii) one hundred percent (100%) of Cash on deposit in each Eligible Deposit Account, plus (iv) one hundred percent (100%) of Aggregate Cash-in-Store (such clause (iv), the “Incremental Credit Availability”);

provided, however, that the Borrower may seek to increase Revolving Credit Availability in accordance with Section 2.01(c).

“Revolving Credit Commitment” means, as to each Lender at any time any determination thereof is to be made, its obligation to make Revolving Credit Loans to the Borrower hereunder, all in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption or other documentation pursuant to which such Lender became a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Lender” means, collectively, (a) each Person listed on Schedule 2.01 as a “Revolving Credit Lender” and (b) any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption or otherwise, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement or otherwise.

“Revolving Credit Loan” has the meaning ascribed thereto in Section 2.01(a).

“Revolving Credit Percentage Share” means as to any Revolving Credit Lender at any time, the percentage (expressed as a decimal carried out to the twelfth decimal place) of the Aggregate Commitments represented by the sum of such Lender’s Revolving Credit Commitment at such time; provided that, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Revolving Credit Percentage Share of each Revolving Credit Lender shall be determined based upon such Lender’s Revolving Credit Percentage Share most recently in effect, giving effect to any subsequent assignments.

“Routine Inquiry” means any inquiry or request, written or otherwise, formal or informal, made by a competent Governmental Authority with legal authority to regulate the activities of a Loan Party or any of their respective Affiliates, or otherwise with legal authority or mandate to request information, made via a form letter or otherwise in connection with (a) the routine transmittal of a consumer complaint, or (b) a request for information that is routine in nature, is unconnected with any alleged pattern or practice of wrongdoing, or otherwise consists of a general request for information relating to the activities of a Loan Party or any of their respective Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Second Amendment” means that certain Joinder Agreement, Consent and Second Amendment to Credit Agreement, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Individual Guarantor party thereto, FlexShopper and Administrative Agent.

“Second Amendment Closing Date” means the first date on which all of the conditions precedent in Sections 4.1 and 4.2 of the Second Amendment are satisfied (or waived in accordance with Section 10.01).

“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Borrower, the Subsidiaries of the Borrower listed on Schedule A thereto, each Additional Grantor (as defined therein) from time to time party thereto, and the Administrative Agent, substantially in the form of Exhibit G.

“Seller Creditor” means Revolution.

“Seller Note” means that certain Non-Negotiable Promissory Note, effective and dated October 11, 2022, 2022, by NewCo and payable to the order of the Seller Creditor in the original principal sum of $5,000,000.

“Seller Indebtedness” means the unsecured Debt of NewCo owing to the Seller Creditor under the Seller Note. As of the Second Amendment Closing Date, the aggregate outstanding principal amount of the Seller Indebtedness is $5,000,000.

“Seller Subordination Agreement” means the Subordination Agreement, dated as of the Second Amendment Closing Date, by and among NewCo, the Seller Creditor and the Administrative Agent.

“Solvent” means, as to any Person at any time, that: (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or any similar state statute applicable to the Borrower or any Subsidiary thereof; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Action” means any demand, action, request, claim, inquiry, investigation, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, other legal process, or litigation, arbitration or other similar proceedings with respect to Administrative Agent and/or any other Indemnitee or in which Administrative Agent and/or any other any Indemnitee has been named a party.

“Specified Claims” means any claim subject to indemnification by a Loan Party under Section 10.04(b) for which Administrative Agent has notified the Borrower and which claim (a) constitutes a Specified Action and (b) has not been reduced to a monetary amount.

“Specified Lender” means, at any time, any Lender: (a) that has requested compensation under Section 3.04 and has not rescinded such request within five (5) Business Days of the making thereof; (b) to whom the Borrower must pay an additional amount (or on whose behalf the Borrower must pay an additional amount to a Governmental Authority) pursuant to Section 3.01; and, in the case of clause (a) or (b), such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06; (c) [intentionally omitted]; or (d) that is a Lender that may, but does not, provide its consent to any matter as to which Required Lenders may give and have given their consent pursuant to Section 10.01.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower or any Subsidiary thereof, as well as documents and other written materials relating to the Borrower, the Loan Parties or any of their respective Subsidiaries or Affiliates, or FlexShopper, or any other materials or matters relating to the Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“Specified Subordinated Agreements” means the Seller Subordination Agreement.

“Specified Subordinated Debt” means the Seller Indebtedness.

“Specified Subordinated Documents” means the Seller Note.

“Subordination Agreements” means, collectively, (a) each Specified Subordination Agreement, and (b) any other subordination or intercreditor agreement entered into in connection with any other Permitted Subordinated Debt.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” has the meaning ascribed thereto in Section 10.14(a).

“Subsidiary Guarantor Subordinated Debt” has the meaning ascribed thereto in Section 10.14(i).

“Subsidiary Guarantor Subordinated Debt Payments” has the meaning ascribed thereto in Section 10.14(i).

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under either: (a) a so called synthetic, off balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means as of any date of determination, (a) all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under total assets (excluding intangible assets on such date, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and service marks) on such date, less (b) all amounts that would in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under total liabilities on such date. For purposes of determining Tangible Net Worth, it is expressly understood and agreed that all amounts outstanding under the Seller Note shall be considered to be capital investments made by the Seller Creditor and not treated as Debt.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Collateral Pool” has the meaning ascribed to such term in Section 10.19.

“Third Party Financing” has the meaning ascribed to such term in Section 10.19.

“Third Party Financing SPV” has the meaning ascribed to such term in Section 10.19.

“Third Party Lender” has the meaning ascribed to such term in Section 10.19.

“Threshold Amount” means $400,000.

“Title Loan” means an unsecured Consumer Receivable in the form of a title loan which satisfies the applicable criteria set forth in the Program Summary for a “Title Loan”.

“Transactions” means (i) the execution, delivery and performance by each Credit Party of each Loan Document to which it is a party, (ii) the borrowing of the Loans, (iii) the use of the proceeds of the Loans and (iv) the consummation of the Main Street Acquisition.

“Underwriting Guidelines” means the written “[Brand] Underwriting Process - Overview” and “DE Underwriting Flow” chart of the Borrower and the other Loan Parties in place as of the Closing Date and attached hereto as Exhibit 4, as the same may be amended, restated or replaced from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States” and “U.S.” mean the United States of America.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Maintenance Fee” means, with respect to any voluntary repayment of Revolving Credit Loans prior to the Prepayment Lockout Date, an amount equal to the total interest amount (calculated at the Interest Rate) that would have otherwise been earned on such Revolving Credit Loans (or the portion thereof repaid), calculated from the date of repayment through the last business day of the Draw Period, in each case, as determined as of the date of such prepayment. Administrative Agent’s calculation of the Yield Maintenance Fee shall be conclusive and binding for all purposes, absent manifest error.

SECTION 1.02 CERTAIN RULES OF CONSTRUCTION.

(a) General Rules.

(i) Unless the context otherwise clearly requires, the meaning of a defined term is applicable equally to the singular and plural forms thereof.

(ii) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) The word “documents” includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(iv) The words “include” and “including” are not limiting and the word “or” is not exclusive.

(v) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(vi) Unless the context otherwise clearly requires, the words “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible) and real property.

(vii) Unless the context otherwise clearly requires: (A) Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement; (B) references to documents (including this Agreement) shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation; and (D) references to any Person shall be deemed to include such Person’s successors and assigns.

(b) Time and Fiscal Year References. Unless the context otherwise clearly requires: (i) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable); and (ii) all references herein to “Fiscal Year” refer to the Fiscal Year of the applicable Borrower, as context requires.

(c) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Cumulative Nature of Certain Provisions. This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall be performed in accordance with their respective terms.

(e) No Construction Against Any Party. This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Credit Parties, Administrative Agent and Lenders and are the products of all parties. Accordingly, they shall not be construed against Administrative Agent or any Lender merely because of the involvement of any or all of the preceding Persons in their preparation.

(f) GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or Required Lenders shall so request, Administrative Agent, Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended: (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(g) Rounding. Any financial ratios required to be maintained by the Loan Parties or any of them pursuant to the Loan Documents shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common – or symmetric arithmetic – method of rounding (in other words, rounding up if there is no nearest number).

(h) Computations of Certain Financial Covenants. For purposes of computing the financial covenants set forth in Section 6.12 as of any date, all components of such financial tests shall include or exclude, as the case may be, for the period consisting of the four Fiscal Periods ending on such date all financial results (without duplication of amounts) attributable to any business or assets the subject of any Acquisition or Disposition by the Borrower or any Subsidiary thereof effected during such period, as determined in good faith by the Borrower on a pro forma basis for such period as if such Acquisition or Disposition had occurred (and any Debt incurred or repaid in connection therewith had been incurred and repaid, as the case may be) on (in the case of any balance sheet item) the last day of such period or on (in the case of any other item) the first day of such period (including cost savings reasonably projected by the Borrower that would have been realized had such Acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by the Administrative Agent).

(i) Documents Executed by Responsible Officers. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(j) Borrower Actions. Notwithstanding anything contained herein to the contrary, any discretionary action or consent of the Borrower required hereunder may only be undertaken or given with the unilateral consent of NewCo.

SECTION 1.03 DIVISIONS.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2
TERMS OF REVOLVING CREDIT LOANS

SECTION 2.01 REVOLVING CREDIT LOANS.

Subject to the terms and conditions set forth herein:

(a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower, on the Closing Date and thereafter from time to time not more frequently than one (1) time per week on a Business Day occurring during the Draw Period, in an aggregate outstanding principal amount not to exceed at any time such Lender’s applicable Revolving Credit Commitment, provided that, after giving effect to any Borrowing:

(i) the aggregate outstanding principal balance of all Revolving Credit Loans shall not exceed the Aggregate Commitments;

(ii) the aggregate outstanding principal balance of all Revolving Credit Loans shall not exceed Revolving Credit Availability; and

(iii) the aggregate outstanding principal balance of the Revolving Credit Loans of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment.

Within the limits of each Revolving Credit Lender’s applicable Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05 and reborrow under this Section 2.01. For the avoidance of doubt, no Lender will make a Revolving Credit Loan to the Borrower following the occurrence and during the continuance of an Event of Default, a Cease Funding Event, a Backup Servicing Trigger Event, the Revolving Credit Termination Date or after the end of the Draw Period, unless such Lender agrees to advance such Revolving Credit Loans in its Permitted Discretion.

(b) Extension of Draw Period. In the event that the Outstanding Legal Balance of all Revolving Credit Loans equals or exceeds 80% of the Borrowing Base at such time, then the Borrower may, by written request to the Administrative Agent delivered no later than six (6) months prior to the end of the date set forth in clause (a) of the definition of “Draw Period” set forth in Section 1.01, request that the Lenders extend the date set forth in clause (a) of the definition of “Draw Period” set forth in Section 1.01 by an additional one (1) year period; provided, however, that such extension request may be granted or rejected by the Lenders within thirty (30) days of their receipt of such request in the Lenders’ sole and absolute discretion. If Lenders have not consented to an extension at the expiration of such 30-day period, then Lenders shall be deemed to have declined the Borrower’s request.

(c) Increase of Revolving Credit Availability. In the event that the Outstanding Legal Balance of all Revolving Credit Loans equals or exceeds 85% of Revolving Credit Availability at such time, the Borrower may, by written request to the Administrative Agent delivered no earlier than six (6) months prior to the end of the Draw Period, request that the Lenders consider whether to increase Revolving Credit Availability; provided, however, further that such request may be granted or rejected by the Lenders in whole or in part within thirty (30) days of their receipt of such request in the exercise of the Lenders’ sole and absolute discretion. If Lenders have not consented to an increase at the expiration of such 30-day period, then Lenders shall be deemed to have declined the Borrower’s request.

(d) Revolving Credit Loans Generally. Each Revolving Credit Loan shall be made by each Lender in accordance with its respective applicable Revolving Credit Commitment, provided, however, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Credit Loan required to be made by such other Lender).

SECTION 2.02 PROCEDURES FOR BORROWING.

(a) Notices of Borrowing. Each Borrowing shall be made upon NewCo’s irrevocable notice to Administrative Agent issued not more frequently than one (1) time per week, which may, subject to the provisions of Section 10.02(b) and Section 10.02(d), be given by approved electronic communication. Each such notice must be received by Administrative Agent not later than on a Wednesday (and Business Day) by 11:00 a.m. prior to the requested Friday date (and a Business Day) of any Borrowing. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02(b) and Section 10.02(d), any electronic communication by the Borrower pursuant to this Section 2.02(a) may be given by an individual who has been authorized in writing to do so by an appropriate Responsible Officers of NewCo. Each such electronic communication must be confirmed promptly by delivery to Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an appropriate Responsible Officers of NewCo.

(b) Amount of Borrowing. Each Borrowing shall be in a principal amount of $250,000.00 or a whole multiple of $250,000.00 in excess thereof.

(c) Notices of Borrowing Generally. Each Notice of Borrowing shall be delivered on a Wednesday (and a Business Day), in the form of Exhibit D, and shall specify with respect to the requested Borrowing: (i) the requested date of such Borrowing, which shall be a Friday (and a Business Day); and (ii) the principal amount of the Revolving Credit Loans to be borrowed.

(d) Procedures Concerning the Making of Loans. Following receipt of a Notice of Borrowing in the form of Exhibit D by 11:00 a.m. on a Wednesday (and Business Day) in accordance with Section 2.02(a), Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage Share of the requested Borrowings. Each Lender shall make the amount of its applicable Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office. on Friday (and a Business Day) of that week as specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), Administrative Agent shall make all funds so received available to NewCo in like funds such Friday as received by Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by NewCo.

SECTION 2.03 [INTENTIONALLY OMITTED].

SECTION 2.04 [INTENTIONALLY OMITTED].

SECTION 2.05 COLLATERAL SHORTFALL; PAYMENTS AND PREPAYMENTS.

(a) Collateral Shortfall. If as of any Wednesday (or the next Business Day if such Wednesday is not a Business Day) following the Closing Date, the result of the calculation derived pursuant to clause (b) of the definition of Revolving Credit Availability set forth in this Agreement is a negative number (the “Collateral Shortfall”), then on the next Remittance/Funding Date, the Borrower shall (i) deposit or cause to be deposited Cash into an Eligible Deposit Account, (ii) cause additional Eligible Consumer Receivables that were not previously included in the Borrowing Base to be added as Collateral and/or (iii) repay a principal amount of the Revolving Credit Loans, in an amount necessary to eliminate the Collateral Shortfall, without the necessity of any notice or demand; provided, however that such Consumer Receivables being added to the Borrowing Base, or portions thereof, have not otherwise deemed ineligible by the Administrative Agent in the exercise of its Permitted Discretion.

(b) Voluntary Prepayments.

(i) The Borrower may not voluntarily prepay Revolving Credit Loans in whole or in part prior to the Prepayment Lockout Date other than (x) on the Second Amendment Closing Date, a one-time prepayment in an amount not to exceed $1,500,000 made with amounts available from the Borrower’s current cash on hand, and (y) on any Remittance/Funding Date, with amounts available from Collections permitted to be released to the Borrower in strict compliance with the Flow of Funds and Section 6.13.

(ii) Following the Prepayment Lockout Date, upon notice to Administrative Agent, at any time or from time to time, the Borrower may voluntarily prepay Revolving Credit Loans in whole or in part; provided that: (A) such notice must be received by Administrative Agent not later than 11:00 a.m. (3) three Business Days prior to any date of prepayment of Revolving Credit Loans; and (B) any prepayment of any Revolving Credit Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $500,000.00 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of each such notice and of the amount of such Lender’s Revolving Credit Percentage Share thereof. If the Borrower gives such notice, then the Borrower’s prepayment obligation shall be irrevocable, and the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Revolving Credit Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Credit Loans of the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentage Shares.

(c) Mandatory Prepayments During Amortization Period. On each Remittance/Funding Date during the Amortization Period, the Borrower shall make a principal payment on the Outstanding Legal Balance to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in an amount equal to the greater of (i) the decrease in the amount of the Eligible Principal Balance of all Eligible Consumer Receivables calculated from the prior Remittance/Funding Date and (ii) the minimum cumulative principal payment amount, if any, which is necessary to reduce the Outstanding Legal Balance to the Amortization Period MPA.

SECTION 2.06 TERMINATION OR REDUCTION OF AGGREGATE COMMITMENTS.

(a) Voluntary Reductions; Termination. The Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments in part; provided that: (a) any such notice shall be irrevocable and received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction; (b) any such partial reduction shall be in an aggregate amount of $1,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof; (c) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Legal Balance would exceed the lesser of (x) Aggregate Commitments or (y) the sum of the Borrowing and 100% of Cash on deposit in each Eligible Deposit Account; and (d) Revolution shall not be permitted to terminate or reduce the Aggregate Commitments without the prior consent of NewCo. Administrative Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the commitment of each Revolving Credit Lender according to its Revolving Credit Percentage Share thereof. Upon and to the extent of any such termination of commitments, the Borrower shall pay the Yield Maintenance Fee set forth in Section 2.09.

(b) [Intentionally Omitted].

SECTION 2.07 FINAL REPAYMENT

All Obligations, including, without limitation, the aggregate Outstanding Legal Balance of all Revolving Credit Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date, and the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the applicable Secured Parties all such Obligations on the Maturity Date.

SECTION 2.08 INTEREST.

(a) Interest Generally. Subject to the provisions of Section 2.08(b), the Outstanding Legal Balance of all Revolving Credit Loans shall bear interest at a rate per annum at all times equal to 13.42% from the date of disbursement through the date of repayment in accordance with the terms of this Agreement.

(b) Default Rate. Immediately upon the occurrence of an Event of Default (other than an Event of Default under Section 8.01(f) or 8.01(g)), at the election of the Administrative Agent, in its sole discretion, the Outstanding Legal Balance of all Revolving Credit Loans shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate; provided, however, that if an Event of Default under Section 8.01(f) or 8.01(g) occurs, then the Outstanding Legal Balance of all Revolving Credit Loans shall immediately bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate without further action on the part of the Administrative Agent. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Payment Dates; Accrual of Interest. Interest on each Loan shall be due and payable in arrears on each Remittance/Funding Date, on the Maturity Date and at such other times as may be specified herein, and the Borrower unconditionally promises to pay to Administrative Agent for the account of the applicable Lenders such Interest on such dates and at such other times. Interest hereunder shall be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Bankruptcy Law.

SECTION 2.09 YIELD MAINTENANCE FEE; BACKUP SERVICING FEES.

In addition to any other fees payable pursuant to this Agreement or the other Loan Documents, (a) if all or any portion of the Outstanding Legal Balance of the Revolving Credit Loans is repaid prior to the Prepayment Lockout Date (other than pursuant to Section 2.05(a), 2.05(b)(i), or Section 2.05(c), then such repayment shall be accompanied by the Yield Maintenance Fee; (b) and (c) the Borrower shall pay all fees payable to any Backup Servicing Agent in accordance with Section 6.10(c) on each Remittance/Funding Date.

SECTION 2.10 COMPUTATIONS OF INTEREST AND FEES.

All computations of interest and fees hereunder shall be made on the basis of a year of 360 days and actual days elapsed. Interest shall accrue on each Revolving Credit Loan for the day on which the Revolving Credit Loan is made, and shall not accrue on a Revolving Credit Loan, or any portion thereof, for the day on which the Revolving Credit Loan or such portion is paid, provided that any Revolving Credit Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11 EVIDENCE OF DEBT.

(a) Evidence of Payments. The Revolving Credit Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Credit Loans made by Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. The Revolving Credit Loans shall further be evidenced by the Notes, which shall evidence the Loans in addition to such accounts or records. Each Lender may attach schedules to its respective Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto. In the event of the mutilation, destruction, loss or theft of any Notes, the Borrower shall, upon the written request of the holder of such Notes, and in any event within three (3) Business Days of any such request, execute and deliver to such Lender new replacement Notes in the same form and original principal balance amount and original date as the Notes so mutilated, destroyed, lost or stolen, and such replaced Notes shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Borrower after the applicable Lender’s receipt of the replacement Notes and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Borrower with an indemnity in writing reasonably acceptable such Lender to save them harmless in respect of such replaced Note.

(b) Administrative Agent’s Records Control. If any conflict exists between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

SECTION 2.12 PAYMENTS GENERALLY; RIGHT OF ADMINISTRATIVE AGENT TO MAKE DEDUCTIONS AUTOMATICALLY.

(a) Payments Generally.

(i) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its applicable Percentage Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii) The Borrower hereby authorizes Administrative Agent: (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from any account of the Borrower maintained with Administrative Agent; and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of the Borrower maintained at or controlled by Administrative Agent, as the case may be. Administrative Agent agrees to provide written notice to the Borrower of any automatic deduction made pursuant to this Section 2.12(a)(ii) showing in reasonable detail the amounts of such deduction. Each Lender agrees to reimburse the Borrower based on its applicable Percentage Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

(b) Fundings by Lenders, Payments by the Borrower and Presumptions by Administrative Agent.

(i) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender, on the one hand, and the Borrower, on the other hand, each severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Revolving Credit Loans. If the Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Credit Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to Administrative Agent for the account of Lenders that the Borrower will not make such payment, Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then Lenders each severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lenders in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Revolving Credit Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of Lenders hereunder to make Revolving Credit Loans and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Credit Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loan, purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Sources. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Credit Loan in any particular place or manner.

SECTION 2.13 SHARING OF PAYMENTS.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or accrued interest thereon greater than its Percentage Share (or other applicable share as provided herein) thereof as provided herein, then the Lender receiving such greater proportion shall: (a) notify Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Revolving Credit Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them; provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to: (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement; or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 2.14 [INTENTIONALLY OMITTED].

SECTION 2.15 SECURITY FOR THE OBLIGATIONS; SERVICE PROVIDERS.

Except as otherwise specifically provided in any Loan Document, all Obligations shall be secured pursuant to the terms of the Collateral Documents. All cash collateral required to secure the Obligations (or any portion thereof) shall be maintained in accordance with Section 6.13, and be subject to the perfected, first priority security interest of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties. The Borrower shall and shall cause each of its Subsidiaries to use commercially reasonable efforts to cause each Processor to acknowledge the perfected, first priority security interest of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in and to all Collections of the Borrower or such Subsidiary, as the case may be, and also in and to all Contractual Obligations between the Borrower or such Subsidiary on the one hand, and the Processor, on the other hand, and, if requested by the Administrative Agent, shall also use commercially reasonable efforts to cause each Processor to promptly execute a collateral assignment of rights with respect to such Contractual Obligations, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion.

SECTION 2.16 DEFAULTING LENDERS.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) such Defaulting Lender shall not be entitled to receive any portion of the Yield Maintenance Fee, if any, payable pursuant to Section 2.09; and

(b) In the event that the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage Share.

ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01 TAXES.

(a) Payments Free of Taxes. Any and all payments by any Loan Party to or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that, if any Withholding Agent shall be required by any applicable Law to deduct any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Withholding Agent shall make such deductions; and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by the Borrower. The Loan Parties shall indemnify Administrative Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by Administrative Agent or Lenders, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall jointly and severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. If requested in writing by Administrative Agent, any Loan Party shall deliver to Administrative Agent, as soon as practicable after any payment of Taxes under this Section 3.01 by any Loan Party to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f) Foreign Lenders. Each Foreign Lender shall submit to the Borrower and Administrative Agent on or before the date such financial institution becomes a party hereto, two duly signed completed copies of either IRS Form W 8BEN or IRS Form W-8BEN-E, as applicable, or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W 8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and Administrative Agent that such Person is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time upon reasonable request of the Borrower or the Administrative Agent, each such Person shall: (i) promptly submit to Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower or Administrative Agent pursuant to this Agreement; and (ii) promptly notify Administrative Agent and the Borrower of any change in circumstances that would modify or render invalid any claimed exemption or reduction. If such Person fails to deliver the forms referred to in this subsection or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section 3.01, and costs and expenses (including reasonable attorneys’ fees) of Administrative Agent. The obligation of Lenders under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of Administrative Agent.

(g) Treatment of Certain Refunds. If Administrative Agent or any Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower , upon the request of Administrative Agent or such Lender, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender, as applicable, in the event Administrative Agent or such Lender, as applicable is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or Lender be required to pay any amount to the Borrower or other Loan Party pursuant to this paragraph (g) the payment of which would place the Administrative Agent or Lender (as applicable) in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid This subsection (g) shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 3.02 ILLEGALITY.

[Intentionally Omitted].

SECTION 3.03 INABILITY TO DETERMINE RATES.

[Intentionally Omitted].

SECTION 3.04 INCREASED COSTS.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such applicable Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or the Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Revolving Credit Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that the applicable Lender, the Administrative Agent and the Borrower each agree to negotiate in good faith to address such additional amount(s).

(c) Certificates for Reimbursement. A certificate of a Lender or setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, as well as the basis for determining such amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to in this subsection (d) shall be extended to include the period of retroactive effect thereof).

SECTION 3.05 COMPENSATION FOR LOSSES.

Upon demand of any Lender (with a copy to Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any payment or prepayment of any Loan on a day other than the applicable Remittance/Funding Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Revolving Credit Loan), to prepay (including any failure to prepay pursuant to Section 2.05(b)), any Revolving Credit Loan on the date or in the amount notified by the Borrower; or (c) any assignment of a Loan other than on the Remittance/Funding Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.06; including, in each of the foregoing cases, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Credit Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06 MITIGATION OBLIGATIONS.

Notwithstanding anything to the contrary contained in Section 10.01, if any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender, at the request of the Borrower, shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future; and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as reasonably determined by such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 3.07 REMOVAL OR REPLACEMENT OF LENDERS.

Notwithstanding anything to the contrary contained in Section 10.01:

(a) Removal or Replacement of Lenders Generally. The Borrower may with respect to any Specified Lender, at its sole expense and effort, upon notice to such Lender and Administrative Agent:

(i) remove such Specified Lender by terminating such Specified Lender’s Commitments;

(ii) request one or more of the other Lenders to acquire and assume all of such Specified Lender’s Revolving Credit Loans and Commitments, which Lender or Lenders shall have the right, but not the obligation, to so acquire and assume such Specified Lender’s Revolving Credit Loans and Commitments pursuant to the procedures set forth in Section 10.06(b); or

(iii) with the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), designate a replacement bank or financial institution that is an Eligible Assignee (a “Replacement Lender”), which Replacement Lender shall assume all of the Revolving Credit Loans and Commitments of such Specified Lender pursuant to the procedures set forth in Section 10.06(b);

provided that the Borrower may not remove such Specified Lender, or require such Specified Lender to make any assignment and delegation, pursuant to the immediately preceding clauses (i), (ii) or (iii), as applicable, if: (1) a Default then exists; (2) such Specified Lender became a Specified Lender as a result of being a Defaulting Lender and the Administrative Agent and the Borrower has agreed, prior to the effectiveness of such action, that such Lender is no longer a Defaulting Lender; or (3) the Borrower has not concurrently taken an action under clause (i), clause (ii) or clause (iii) of this subsection (a) with respect to all other Lenders who at the time are Specified Lenders under the same clause of the definition thereof.

Any removal of, or assignment and delegation by, a Specified Lender pursuant to this Section 3.07(a) shall be subject to Section 3.05 and to payment to such Specified Lender of the aggregate Outstanding Legal Balance of all of its Revolving Credit Loans at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder, which amounts shall be paid to such Specified Lender by: (A) in the case of a removal of such Specified Lender, the Borrower; or (B) in the case of an assignment and delegation by such Specified Lender, the applicable assignee (to the extent of all such outstanding principal and accrued and unpaid interest and fees) and the Borrower (to the extent of all such other amounts).

(b) Certain Actions Incident to Removal. In the case of the removal of any Specified Lender pursuant to Section 3.07(a)(i), the Borrower shall also release such Specified Lender from its obligations under the Loan Documents. Each Lender hereby grants to Administrative Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in circumstances contemplated by this Section 3.07.

(c) Certain Rights as a Lender. Upon the prepayment of all amounts owing to any Specified Lender and the termination of such Lender’s Commitments pursuant to this Section 3.07, such Specified Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Specified Lender to indemnification hereunder with respect to matters that occurred prior to the date on which such Specified Lender’s Commitments were terminated shall survive as to such Specified Lender.

(d) Evidence of Removal or Replacement. Promptly following the removal or replacement of any Specified Lender in accordance with this Section 3.07, Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Commitments or Percentage Shares, as applicable, resulting from any such removal or replacement.

SECTION 3.08 SURVIVAL.

All obligations of the Borrower under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations.

ARTICLE 4
CONDITIONS PRECEDENT

SECTION 4.01 CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING.

This Agreement shall become binding on the parties hereto upon, and the obligation of each Lender to make its initial extension of Revolving Credit Loans hereunder is subject to, the satisfaction of the following conditions precedent (all Loan Documents and other documents to be delivered to Administrative Agent or any Lender pursuant to this Section 4.01 shall be subject to prior approval as to form and substance (including as to results) by Lender and Administrative Agent, with delivery by a Lender or Administrative Agent of its signature page to this Agreement evidencing such Person’s acknowledgement that the conditions set forth in this Section 4.01 have been satisfied, unless otherwise waived in writing):

(a) Receipt of Certain Documents. Unless delivery of any of the following is waived by Administrative Agent, Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each of which shall be, unless otherwise specified herein or otherwise required by Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof), each, to the extent to be executed by a Loan Party, properly executed by a Responsible Officer of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), all in sufficient number as Administrative Agent shall separately identify (including, if specified by Administrative Agent, for purposes of the distribution thereof to Administrative Agent, Lenders and the Borrower):

(i) counterparts of this Agreement, executed by each of the parties hereto;

(ii) (A) Promissory Note A, executed by the Borrower; (B) Promissory Note B, executed by the Borrower; and (C) the Frontier Subordination Agreement, executed by the parties thereto;

(iii) counterparts of the other Loan Documents (including Account Control Agreements with respect to the Concentration Accounts, an initial Processor Direction Letter from each Processor and all other applicable Collateral Documents), executed by each of the parties thereto, together with:

(A) any certificated securities representing shares of Equity Interests owned by or on behalf of any Loan Party constituting Collateral as of the Closing Date after giving effect to the Transactions together with undated stock powers with respect thereto executed in blank;

(B) any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any Loan Party constituting Collateral as of the Closing Date after giving effect to the Transactions together with undated instruments of transfer with respect thereto executed in blank;

(C) all instruments and other documents, including UCC financing statements, required by Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement and any other applicable Collateral Document (provided, that the Borrower shall not be obligated to deliver an Account Control Agreement with respect to any Deposit Account that is not an Eligible Deposit Account, and the Administrative Agent shall be satisfied with the results of all UCC, litigation and other similar searches conducted by it or on its behalf prior to the Closing Date; and

(D) a Perfection Certificate with respect to the Loan Parties, dated the Closing Date and duly executed by a Responsible Officer of the Borrower together with results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to the Loan Parties in the jurisdictions contemplated by the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are expressly permitted by Section 7.01 or have been released.

(iv) such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;

(v) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in: (A) the State of its organization; and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi) favorable opinions of counsel to the Credit Parties reasonably acceptable to Administrative Agent addressed to Administrative Agent and each Lender, as to such matters as are reasonably required by Administrative Agent or any Lender with respect to the Credit Parties and the Loan Documents;

(vii) a certificate of a Responsible Officer of each Loan Party either: (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect; or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of each Loan Party certifying that: (A) the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied; (B) since the date of the Financial Statements, there has been no event or circumstance which, individually or in the aggregate with any other events or circumstances, that has had, or could be reasonably expected to have, a Material Adverse Effect; (C) attached are true, correct and complete copies of the Financial Statements (and attaching the same thereto); (D) attached are true, correct and complete executed copies of each of the Specified Subordinated Documents, together with any and all amendments thereto (and attaching the same thereto); (E) attached are true, correct and complete copies of the Main Street Acquisition Agreement and related documents, together with any and all amendments thereto (and attaching the same thereto); and (F) the Borrower and all of the other Credit Parties have complied with the conditions precedent set forth in this Section 4.01.

(ix) [intentionally omitted];

(x) a certificate of solvency by the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with copies of all endorsements required pursuant to Section 6.07, subject to the terms of Section 6.15;

(xii) a Borrowing Base Certificate dated as of the Closing Date;

(xiii) a Data Field Certificate dated as of the Closing Date;

(xiv) written acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, that the Process Agent appointed pursuant to Section 10.19 has accepted such appointment; and

(xv) such other assurances, certificates, documents, consents, reports or opinions as Administrative Agent or any Lender may reasonably require.

(b) Repayment of Motus Note. The Administrative Agent shall have received evidence (including a payoff letter) satisfactory to it that concurrently or substantially contemporaneously with the funding of the initial Loan hereunder, (i) all indebtedness and obligations of the Borrower under the Motus Note shall be repaid in full, (ii) the Motus Note shall have been terminated, and (iii) all commitments, Liens, security documents and guaranties in connection with the Motus Note shall have been terminated and released.

(c) Termination of Liens Securing Frontier Indebtedness. The Administrative Agent shall have received evidence satisfactory to it (i) that the Security Agreement, dated January 31, 2019, by and between Revolution Financial, LP (k/n/a Revolution Financial, Inc.) and the Frontier Creditor has been terminated, and (ii) that all Liens securing the Frontier Indebtedness have been released and terminated, and the Administrative Agent shall have received UCC termination statements and other instruments, in each case in proper form for recording, to release and terminate of record the Liens securing the Frontier Indebtedness, as the Administrative Agent may request.

(d) Existing WF Credit Facility. The Administrative Agent shall have received evidence (including a payoff letter) satisfactory to it that concurrently or substantially contemporaneously with the funding of the initial Loan hereunder (i) the Existing WF Credit Facility and related loan documents shall have been terminated and all indebtedness and other obligations of ACAC, Quik Lend and Main Street thereunder shall be paid in full, and (ii) all commitments, Liens, security documents and guaranties in connection with the Existing WF Credit Facility shall have been terminated and released; and the Administrative Agent shall have received UCC termination statements and other instruments, in each case in proper form for recording, to release and terminate of record the Liens securing the indebtedness and obligations in respect of the Existing WF Credit Facility and related loan documents, as the Administrative Agent may request.

(e) Consummation of Transactions; Main Street Acquisition.

(i) The Transactions and the consummation thereof shall be in compliance in all material respects with all applicable Laws.

(ii) The Main Street Acquisition shall have been (or shall be contemporaneously with or immediately following the making of the initial Loans hereunder) consummated in a manner consistent with the Main Street Acquisition Agreement, unless otherwise consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed). All conditions precedent to the consummation of the Main Street Acquisition, as set forth in the Main Street Acquisition Agreement, shall have been satisfied in all material respects, and not otherwise waived in any material respect except, in each case, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), to the satisfaction of the Administrative Agent. The Administrative Agent shall have been furnished true and complete copies of the Main Street Acquisition Agreement (and related documents).

(iii) The Borrower and each other Credit Party shall have obtained all orders, approvals or consents of any Governmental Authority required in connection with the Main Street Acquisition or the making and carrying out of this Agreement and the other Loan Documents, the making of the borrowings pursuant hereto, and the execution and delivery of this Agreement and the other Loan Documents, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition. The Credit Parties shall have obtained all amendments or consents of any other Person under any applicable loan or financing agreement or other debt instrument of any of the Credit Parties that are necessary or reasonably desirable to permit the consummation of (a) the Main Street Acquisition on the terms contemplated by the Main Street Acquisition Agreement (and related documents) and (b) this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder on the terms contemplated hereby and thereby (including without limitation, the security arrangements contemplated hereby), each of which amendments or consents shall be in form and substance satisfactory to the Administrative Agent.

(f) Payment of Fees. The Borrower shall have paid: (i) all fees required to be paid to Administrative Agent and any Lender on or before the Closing Date; and (ii) unless Administrative Agent shall have agreed in writing to any delay in such payment, all invoiced fees, charges and disbursements of counsel to Administrative Agent, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final billing by the Administrative Agent to the Borrower).

Notwithstanding anything to the contrary contained herein, this Agreement shall not become effective or be binding on any party hereto unless all of the conditions precedent to the effectiveness of this Agreement as specified in this Section 4.01 are satisfied at or before 4:00 p.m. on September 2, 2020. Administrative Agent shall promptly notify each Loan Party and each Lender of the occurrence of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. For purposes of determining compliance with the conditions specified in this Section 4.01 (but without limiting the generality of the provisions of Section 9.04), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or become satisfied with, each document or other matter required hereunder to be consented to or approved by or to be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 CONDITIONS TO ALL BORROWINGS.

The obligation of each Lender to make any extension of a Revolving Credit Loan hereunder or to honor any Notice of Borrowing (including, without limitation, the initial Borrowing) is subject to the following conditions precedent:

(a) Truth and Correctness of Representations and Warranties. The representations and warranties of each Credit Party contained in Article V or any other Loan Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and that any such representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to each of the Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b) No Event of Default, Cease Funding Event, Backup Servicing Trigger Event or Collateral Shortfall. No Event of Default, Cease Funding Event, Backup Servicing Trigger Event or Collateral Shortfall shall exist immediately before giving effect to, or shall result from, such proposed Borrowing or from the application of the proceeds thereof or from the honoring of any Notice of Borrowing.

(c) Requests for Borrowing. Administrative Agent shall have received:

(i) the applicable Notice of Borrowing;

(ii) electronic version of the Data Field Certificate for all existing loans pledged as collateral;

(iii) electronic version of the Data Field Certificate for all new loans being pledged as collateral;

(iv) a transaction file for all the loans pledged as collateral;

(v) a Borrowing Base Certificate as of the new Remittance/Funding Date;

(vi) a collateral report listing the location of the collateral; and

(vii) each Consumer Receivable has been stamped placing a notification that the Consumer Receivable has been pledged to the Administrative Agent.

Each Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a), Section 4.02(b) and Section 4.02(c) have been satisfied on and as of the date of the making of the applicable Borrowing or the honoring of the applicable Notice of Borrowing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each of the Borrower and each Subsidiary Guarantor represents and warrants to Administrative Agent and each Lender that:

SECTION 5.01 CORPORATE EXISTENCE AND POWER.

Each of the Loan Parties and their respective Subsidiaries: (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation (subject to such changes after the date hereof as are permitted under the Loan Documents); (b) has the power and authority and all governmental licenses, authorizations, consents and approvals: (i) to own its assets and carry on its business, except to the extent that any failure to have any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and (ii) to execute, deliver, and perform its obligations under the Loan Documents to which each is a party; and (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is licensed (or, with respect to NewCo prior to the satisfaction of the Asset Transfer Release Conditions, will be), and in good standing under the Laws of each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification or license, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION.

The execution and delivery by each of the Loan Parties and their respective Subsidiaries, and the performance by each of the Loan Parties and their respective Subsidiaries of its obligations under, each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under: (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Subsidiary thereof or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each of the Loan Parties and their respective Subsidiaries are in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that any failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to or is bound by any Contractual Obligation, or is subject to any restriction in any Organizational Document, or any requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS.

(a) Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by any Loan Party (or any Subsidiary thereof) of, or the performance by any Loan Party (or any Subsidiary thereof) of its obligations under, any Loan Document to which it is a party other than (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents or (iii) such consents and filings the failure to obtain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Compliance with Laws. Each Loan Party and each Subsidiary thereof are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 BINDING EFFECT.

This Agreement has been, and each other Loan Document (when delivered hereunder) will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

SECTION 5.05 LITIGATION.

Except as specifically disclosed on Schedule 5.05 as of the Second Amendment Closing Date, there are no actions, suits, proceedings, claims, disputes or Regulatory Actions pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any Subsidiary of any Loan Party that: (a) purport to affect or pertain to any Loan Document, or any of the transactions contemplated thereby; (b) could reasonably be expected to have a Material Adverse Effect; or (c) purport to affect or pertain to the any of the Transactions. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document, or directing that the transactions provided for therein not be consummated as therein provided, or purporting to enjoin or restrain the consummation of Transactions. Since the Second Amendment Closing Date, there has been no change in the status of any matters disclosed on Schedule 5.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 5.06 NO DEFAULTS, CEASE FUNDING EVENT OR BACKUP SERVICING TRIGGER EVENT.

No Default, Event of Default, Cease Funding Event or Backup Servicing Trigger Event exists or would result from the incurring of any Obligations by any Loan Party or from the grant and perfection of the Liens upon the Collateral in favor of Administrative Agent. None of the Borrower, any other Loan Party or any Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

SECTION 5.07 EMPLOYEE BENEFIT PLANS.

(a) Compliance with ERISA Generally. The Borrower and each ERISA Affiliate are in compliance with the applicable provisions of ERISA, the Code and other federal or state Law with respect to each Plan, except to the extent to which the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under subsection 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred that would cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) No Actions. (i) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Certain Events. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069(a) or 4212(c) of ERISA; and (iii) No event or circumstance has occurred or exists that, if such event or circumstance had occurred or arisen after the Closing Date, would create an Event of Default under Section 8.01(i).

SECTION 5.08 USE OF PROCEEDS.

The Borrower will use the proceeds of the Loans solely for the purposes set forth in and as permitted by Section 6.11 and Section 7.10.

SECTION 5.09 TITLE TO PROPERTIES.

Each Loan Party and each Subsidiary thereof have good record and marketable title in fee simple to, or valid leasehold interests in, or valid rights to use (including easements) all real property necessary to the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All owned and leased real property of each Loan Party as of the Second Amendment Closing Date is set forth on Schedule 5.09 attached hereto, which describes the related Loan Party, the location of the real property, and, with respect to any leased real property, whether a landlord subordination agreement has been delivered with respect to such leased real property. The properties of each Loan Party and each Subsidiary thereof are subject to no Liens other than Permitted Liens. None of Infinity of Nevada, Inc., Infinity Wage and Benefits, LLC, Infinity of Utah, Inc., or Infinity Loans of Murray, Utah, LLC, in each case, own or lease any properties or assets of any kind. Except for the Equity Interests of Infinity of Nevada, Inc. and Infinity Wage and Benefits, LLC, Infinity Holding Corporation does not own or lease any properties or assets of any kind.

SECTION 5.10 TAXES.

Each Loan Party and each Subsidiary thereof have filed all Federal and other material tax returns and reports required to be filed, and have paid prior to delinquency all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings timely instituted and diligently conducted and for which such Person has set aside adequate reserves, if any, on its financial statements in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect.

SECTION 5.11 FINANCIAL CONDITION.

(a) Financial Statements.

(i) [Intentionally Omitted].

(ii) The Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (excluding variable interest entities), except as otherwise expressly noted therein; and (B) fairly present the consolidated financial condition of Revolution as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (A) and (B) above, to the absence of footnotes and to normal year end audit adjustments.

(b) No Material Adverse Effect. Since the date of the Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.12 ENVIRONMENTAL MATTERS.

Each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as specifically disclosed on Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Closing Date, there has been no change in the status of the any matters disclosed on Schedule 5.12 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 5.13 MARGIN REGULATIONS; REGULATED ENTITIES.

Neither the Borrower nor any Subsidiary thereof is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any Subsidiary thereof, any other Loan Party, or any Person controlling the Borrower (i) is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) is required to be registered under the Investment Company Act of 1940, as amended. None of the Borrower or any other Loan Party is subject to regulation under the Federal Power Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Debt.

SECTION 5.14 SWAP OBLIGATIONS.

Neither the Borrower nor any Subsidiary thereof has incurred any outstanding obligations under any Swap Contracts.

SECTION 5.15 INTELLECTUAL PROPERTY.

The Borrower and each Subsidiary thereof own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, except for those the failure of which to own or license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of such intellectual property by the Borrower and its Subsidiaries and the operation of their respective businesses do not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary thereof infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or, to the Borrower’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, Law, rule, regulation, standard or code is pending or, to the Borrower’s knowledge, proposed, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.16 EQUITY INTERESTS OWNED BY THE BORROWER AND ITS SUBSIDIARIES; EQUITY INTERESTS IN THE BORROWER.

(a) As of the Second Amendment Closing Date after giving effect to the Second Amendment: (i) the only Subsidiaries of the Borrower are those listed in Part A of Schedule 5.16; and (ii) neither the Borrower nor any Subsidiary holds any Equity Interests in any other Person other than those specifically disclosed on Part B of Schedule 5.16. Part C of Schedule 5.16 sets forth, as of the Second Amendment Closing Date after giving effect to the Second Amendment, the names and ownership interests of the shareholders of the Borrower. All of the outstanding Equity Interests in the Borrower and in each Subsidiary thereof have been validly issued and are fully paid and nonassessable.

(b) No owner of any Equity Interests in the Borrower has voluntarily granted any security interest or Lien on such Equity Interests to any Person.

SECTION 5.17 INSURANCE.

The properties of each Loan Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies that are not Affiliates of any of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or its Subsidiary operates.

SECTION 5.18 COLLATERAL AND COLLATERAL DOCUMENTS.

(a) Enforceable and Perfected Security Interest.

(i) The Security Agreement and the FlexShopper Pledge Agreement create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement or FlexShopper Pledge Agreement, as applicable) and the proceeds thereof (the “Security Interest”) and (i) when the Pledged Collateral (other than Uncertificated Securities, Uncertificated Limited Liability Company Interests and Uncertificated Partnership Interests, each as defined in the Security Agreement or FlexShopper Pledge Agreement, as applicable) are delivered to the Administrative Agent together with the proper endorsements, the Security Interest therein shall be perfected, (ii) when each financing statement in the form attached to the Perfection Certificate (each a “Financing Statement”) is filed in the applicable office set forth in Schedule 5.18 as of the Second Amendment Closing Date, the Security Interest (other than with respect to certain Intellectual Property (as defined in the Security Agreement) with respect to which additional filings may be necessary or desirable as described in clause (ii) of this Section 5.18(a)) shall be perfected to the extent the Security Interest may be perfected by the filing of a UCC financing statement.

(ii) Upon the recordation of the Security Agreement (or a short form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, and the filing of each Financing Statement in the office indicated therein, the Security Interest in all of the Intellectual Property of the Borrower and the other Loan Parties shall be perfected.

(iii) Each Account Control Agreement, deposit account control agreement and securities account deposit account control agreement perfects the Security Interest in each Concentration Account, deposit account and securities account subject thereto.

(b) Truth and Correctness of Representations and Warranties. All representations and warranties of each Loan Party in each Collateral Document are true and correct.

SECTION 5.19 LABOR RELATIONS.

There are no strikes, lockouts or other material labor disputes against the Borrower or any Subsidiary thereof, or to the Borrower’s knowledge, threatened against or affecting the Borrower or any Subsidiary thereof, and no significant unfair labor practice complaint is pending against the Borrower or any Subsidiary thereof or, to the knowledge of the Borrower, threatened against any of them before any Governmental Authority. Except as set forth on Schedule 5.19: (a) neither the Borrower nor any Affiliate or Subsidiary thereof are a party to any collective bargaining agreements or contracts; and (b) no union representation exists and, to the knowledge of the Borrower, no union organizing activities are taking place.

SECTION 5.20 SOLVENCY.

The Borrower, as well as each Subsidiary thereof, taken as a whole, is Solvent. For purposes of the determination of Solvency of Revolution and each Subsidiary thereof, it is expressly understood and agreed that all amounts outstanding under the Seller Note shall be considered to be capital investments made by the Seller Creditor and not treated as Debt.

SECTION 5.21 FULL DISCLOSURE.

(a) To the best knowledge after due inquiry of any Responsible Officer of the Borrower, none of the representations or warranties made by any related Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and neither the Perfection Certificate nor any statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any related Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to Administrative Agent and Lenders (or any of the foregoing Persons) prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) Each of the representations and warranties contained in the Main Street Acquisition Agreement made by each of Revolution and Main Street and their respective Subsidiaries therein are true and correct in all material respects when made and at and as of the Closing Date as if made on and as of the Closing Date (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) Each of the representations and warranties contained in the Asset Purchase Agreement made by each of Revolution, its Subsidiaries party thereto and NewCo therein are true and correct in all material respects when made and at and as of the Second Amendment Closing Date as if made on and as of the Second Amendment Closing Date (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 5.22 CERTAIN AGREEMENTS.

The Borrower has delivered to the Administrative Agent true, accurate and correct copies of the in-force and in-effect Program Summary and the Underwriting Guidelines of the Borrower and its Subsidiaries and of Schedule 1.01.

SECTION 5.23 ANTI-CORRUPTION LAWS AND SANCTIONS.

Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary of the Borrower, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Transactions will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 5.24 FORM OF CONSUMER RECEIVABLE DOCUMENTS.

If and to the extent that any Consumer Receivable Documents are in electronic format, the Consumer Receivable Documents are not intended to be a “transferable record” as defined in applicable Law governing electronic documents or electronic transactions; provided, that if any such Consumer Receivable Document is evidenced by an electronic record, the electronic original of the documents and/or instruments evidencing the duty to repay each Consumer Receivable shall clearly indicate that: (i) the “one, true promissory note, deferred presentment agreement, title pledge agreement, line of credit or other contractual arrangement, as applicable, is retained electronically by a custodian, servicer or other Person acceptable to the Administrative Agent and (ii) “all other versions thereof, whether electronic or in tangible format, constitute facsimiles or reproductions only”. The Consumer Receivable Documents are substantially in the form of those attached as exhibits to the regulatory opinion letters previously delivered by Hudson Cook, LLP to Revolution and the Administrative Agent and shall have been used for all Consumer Receivables relating to Consumer Receivables subject to this Agreement and any other Loan Documents.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as the Discharge of Secured Obligations shall not have occurred:

SECTION 6.01 FINANCIAL STATEMENTS.

Unless any of the following are waived by Administrative Agent from time to time in its sole discretion, the Borrower shall deliver to Administrative Agent a sufficient number of copies for delivery by Administrative Agent to each Lender, in form and detail satisfactory to Administrative Agent and Required Lenders:

(a) Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of FlexShopper, commencing with the Fiscal Year ending December 31, 2023, a consolidated balance sheet for FlexShopper and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth, in each case in comparative form, the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP; provided that such consolidated statements to be audited and accompanied by a report and opinion of an Accounting Firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than for the exclusion of variable interest entities;

(b) Fiscal Period Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Periods in each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2023, a consolidated balance sheet for FlexShopper and its Subsidiaries as at the end of such Fiscal Period, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the portion of FlexShopper’s Fiscal Year then ended, setting forth, in each case in comparative form, the figures for the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be reviewed by an Accounting Firm and certified by a Responsible Officer of FlexShopper as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of FlexShopper and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes and excluding variable interest entities;

(c) Additional Quarterly Reports. Concurrently with the delivery of the financial statements pursuant to Section 6.01(a) and Section 6.01(b), as applicable, an operational summary report for the applicable Fiscal Period containing management commentary and additional available information concerning the business and operation of the applicable Borrower and its Subsidiaries prepared by such Borrower in consultation with the Administrative Agent;

(d) Forecasts. Promptly (but in no event more than 10 Business Days (or such longer period of time as the Administrative Agent agrees in writing in its sole discretion) after request thereof by the Administrative Agent, forecasts prepared by the management of NewCo, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows for the Borrower and its Subsidiaries for such periods as the Administrative Agent reasonably requests;

(e) Borrowing Base Certificates. No later than 11:00 a.m. EST on the Wednesday preceding each weekly Remittance/Funding Date (or the prior Business Day if such day is not a Business Day, each a “Calculation Date”), the Borrower shall calculate a Borrowing Base Certificate, which shall be delivered to Administrative Agent via electronic mail. For purposes of clarity, such Borrowing Base Certificate shall be calculated based upon (i) the opening deposit account balances of Cash in Eligible Deposit Accounts for such Calculation Date and (ii) the Eligible Principal Balance of all Eligible Consumer Receivables as of the end of the Monday preceding the Calculation Date (or the prior Business Day if such day is not a Business Day);

(f) Monthly Bank Statement/Reconciliation. Not more than ten (10) Business Days after the end of each month, shall cause Concentration Account Banks to deliver to Administrative Agent a copy of the bank statement and a bank reconciliation for each Concentration Account;

(g) Collateral Reports. The following reports shall be in the form of a digital file sent via Electronic Platform and shall be accompanied by such other monthly reports and other information relating to the Collateral as shall reasonably be requested by Administrative Agent from time to time:

(i) Weekly Loan Summary. As soon as available and in any event no later than 11:00 a.m. EST on the Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), a report identifying all Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as of the close of business on the preceding Business Day, which report contains the applicable information for each of the data fields listed under “Loan Summary File” in Exhibit 6.01(g)(i) to this Agreement;

(ii) Weekly Transaction Summary. As soon as available and in any event no later than 11:00 a.m. EST on the Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), a report identifying the activity (e.g., Charge-Offs, Collections and other changes) in respect of the Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and setting forth the applicable information for each of the data fields listed under “Transaction File” in Exhibit 6.01(g)(ii) to this Agreement;

(iii) Weekly Contacts Summary. As soon as available and in any event no later than 11:00 a.m. EST on the Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), a report setting forth the applicable information for each Consumer Receivable Obligor (but excluding all non-public personal information of such Consumer Receivable Obligor) in respect of the Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, containing the data fields listed under “Weekly Contacts File” in Exhibit 6.01(g)(iii) to this Agreement; and

(iv) Daily Summary. As soon as available and in any event no later than 5:00 p.m. EST each day (or the next succeeding Business Day if such day is not a Business Day), a report in form and substance satisfactory to the Administrative Agent, in its Permitted Discretion, which may contain (x) a report identifying all Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as of the close of business on the preceding Business Day, which report contains the applicable information for each of the data fields listed under “Loan Summary File” in Exhibit 6.01(g)(i) to this Agreement; (y) a report identifying the activity (e.g., Charge-Offs, Collections, Aggregate Cash-In-Store and other changes) in respect of the Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and setting forth the applicable information for each of the data fields listed under “Transaction File” in Exhibit 6.01(g)(ii) to this Agreement; and (z) a report setting forth the applicable information for each Consumer Receivable Obligor (but excluding all non-public personal information of such Consumer Receivable Obligor) in respect of the Eligible Consumer Receivables pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, containing the data fields listed under “Weekly Contacts File” in Exhibit 6.01(g)(iii).

SECTION 6.02 CERTIFICATES; OTHER INFORMATION.

Unless any of the following are waived by Administrative Agent from time to time in its sole discretion, the Borrower shall deliver to Administrative Agent a sufficient number of copies for Administrative Agent to deliver to each Lender, in form and detail satisfactory to Administrative Agent and Required Lenders:

(a) Accountants’ Certificate. Concurrently with NewCo’s delivery of the financial statements referred to in Section 6.01(a), commencing with the Fiscal Year ending December 31, 2023, a certificate of its Accounting Firm certifying and stating that, in connection with their audit, nothing came to their attention that caused them to believe that NewCo failed to comply with the financial covenants of Sections 6.12(a), 6.12(b) and 6.12(c), but also noting that their audit was not directed primarily toward obtaining knowledge of or noncompliance with Sections 6.12(a), 6.12(b), and 6.12(c);

(b) Compliance Certificate.

(i) Concurrently with the delivery of the financial statements referred to in subsections (a)(ii) and (b) of Section 6.01, a duly completed Compliance Certificate (including detailed calculations demonstrating whether or not (x) NewCo has complied with the financial covenants of Section 6.12 has occurred or (y) a Portfolio Trigger Event has occurred) signed by an appropriate Responsible Officer of NewCo; and

(ii) Within to five (5) Business Days after the end of each calendar month, commencing the calendar month ending December 31, 2020, a completed Compliance Certificate (but only with respect to Section 6.12(a) (Liquidity and Concentration Accounts Balance)) signed by an appropriate Responsible Officer of NewCo;

(c) Additional Accountant Reports. Promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of FlexShopper by independent accountants in connection with the accounts or books of FlexShopper or any Subsidiary thereof, or any audit of any of them;

(d) Equity Interest Holder Reports and Certain Public Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of Equity Interests of NewCo and copies of all annual, regular, periodic and special reports and registration statements that NewCo or may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto; provided that NewCo shall be deemed to have delivered any report, proxy, financial statement, or other communication upon the filing of such report, proxy, financial statement or other communication on EDGAR;

(e) Debt Holder Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement that are not otherwise required to be furnished to Administrative Agent and Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) Materials from Governmental Authorities. Promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other correspondence received from any Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency regarding any material financial or other material operational results of any Loan Party or any Subsidiary thereof;

(g) CSO Agreements. Promptly, and in any event within thirty (30) days after the execution and delivery thereof, copies of each credit services organization and lender agreement or other similar agreement between any Loan Party and an unaffiliated, third-party lender in connection with any credit services organization program implemented by such Loan Party and, at the request of the Administrative Agent, copies of any other agreements related thereto; and

(h) Additional Information. Promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

SECTION 6.03 NOTICES.

(a) Prior to the implementation thereof, the Borrower shall promptly notify Administrative Agent of any proposed modification to any of the following:

(i) the Program Summary;

(ii) the Underwriting Guidelines; and

(iii) Schedule 1.01.

(b) The Borrower shall promptly, and in any event within five (5) Business Days following the Borrower’s knowledge thereof, notify Administrative Agent and each Lender of:

(i) Defaults; Events of Default. The occurrence of any Default or Event of Default;

(ii) Matters Involving a Material Adverse Effect. Any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(iii) ERISA Events. The occurrence of any ERISA Event;

(iv) Certain Acquisitions. Any Acquisition, or the incurrence of any Contractual Obligations with respect to any Acquisition, by the Borrower or any Subsidiary thereof if the aggregate cash and non cash consideration (including assumption of Debt) in connection with such Acquisition is (or could reasonably be expected to become) $1,000,000.00 or more, which notice shall identify the related Acquiree(s), the anticipated closing date of such Acquisition and the aggregate cash and non cash consideration (including assumption of Debt) to be paid in connection with such Acquisition;

(v) Certain Asset Sales. Any Asset Sale, other than pursuant to the Asset Purchase Agreement, or the incurrence of any Contractual Obligations with respect to any Asset Sale, by the Borrower or any Subsidiary thereof if the aggregate cash and non cash consideration (including assumption of Debt) in connection with such Asset Sale is (or could reasonably be expected to become) $250,000.00 or more, which notice shall identify the related purchaser(s), the anticipated closing date of such Asset Sale and the aggregate cash and non cash consideration (including assumption of Debt) to be paid in connection with such Asset Sale;

(vi) Litigation. Any institution of any litigation involving an alleged liability of any Loan Party equal to or greater than $250,000, or any adverse determination in any litigation against any Loan Party equal to or greater than $250,000, or any assertion of any allegation of fraud, criminal conduct, misappropriation or other wrongful or illegal conduct on the part of any Loan Party;

(vii) Regulatory Action. Any complaint, order, citation, notice, request for information or other written communication from a Governmental Authority or any other Person delivered to any Loan Party with respect to, or if any officer of any Loan Party becomes aware of (i) any material violation or alleged material violation by a Loan Party of any applicable Law, including, without limitation, the Law of any Applicable State, or (ii) any Regulatory Action; provided, that the Borrower shall not be obligated to notify Administrative Agent or any Lender of any Routine Inquiry more frequently than monthly;

(viii) Financial Matters. Any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary thereof;

(ix) Specified Subordinated Debt; Seller Indebtedness. Any amendments, restatements, supplements, modifications or waivers of any provisions of any of the Specified Subordinated Documents; and the occurrence of any default or event of default under any of the Specified Subordinated Documents;

(x) Formation of New Subsidiary. Any Loan Party forms a new Subsidiary;

(xi) Taxes. Any reports, notices, proceedings or investigations related to any material taxes and any other material reports or notices received by any Loan Party from, or filed by any Loan Party with, any Governmental Authority;

(xii) Liens. Any incurrence (whether voluntary or involuntary) of any Debt or Liens not permitted by the terms of this Agreement;

(xiii) Collateral Shortfall, Cease Funding Event and Backup Servicing Trigger Event. Any Loan Party obtaining knowledge of the occurrence of any Collateral Shortfall, Cease Funding Event and/or Backup Servicing Trigger Event; and

(xiv) Amounts Held At Each Store Bank Account. Any material deviation from the Flow of Funds with respect to amounts maintained from time to time in any store bank account (not subject to an Account Control Agreement) for daily operations or any material deviation from the Flow of Funds with respect past practices in respect of amounts for operating expenses and/or check promotions.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower (or the other applicable Person) has taken or proposes to take with respect thereto. Each notice given pursuant to Section 6.03 shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been (or could reasonably be expected to be) breached or violated.

SECTION 6.04 PAYMENT OF CERTAIN OBLIGATIONS.

The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge prior to delinquency all material tax liabilities, assessments and governmental charges or levies upon their respective properties, unless the same are being contested in good faith by appropriate proceedings timely instituted and diligently conducted by the applicable Person and such Person has set aside adequate reserves, if any, on its financial statements in accordance with GAAP.

SECTION 6.05 PRESERVATION OF EXISTENCE, ETC.

The Borrower shall, and shall cause each of its Subsidiaries to: (a) preserve, renew and maintain in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of their respective registered patents, trademarks, trade names and service marks and other intellectual property, the non preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.06 MAINTENANCE OF PROPERTIES.

The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain, preserve and protect all of their respective material properties and equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; in each of the foregoing clauses (a) and (b), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.07 MAINTENANCE OF INSURANCE.

The Borrower shall, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance (including hazard insurance where customary and business interruption insurance) with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

SECTION 6.08 COMPLIANCE WITH LAWS.

The Borrower shall, and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective properties or businesses, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings timely instituted and diligently conducted; and (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09 BOOKS AND RECORDS.

The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving their respective properties and businesses; (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over them, as the case may be; and (c) preserve the electronic form of all Consumer Receivable Documents stored on servers and back-up systems in native format, together with all metadata and any other embedded data, all in accordance with any written document management policies of the Borrower or such Subsidiary, as the case may be, which are satisfactory to the Administrative Agent in its Permitted Discretion.

SECTION 6.10 INSPECTION RIGHTS; DATA ACCESS; BACK-UP SERVICER.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of Administrative Agent and each Lender selected by the Administrative Agent or such Lender, as the case may be, in the exercise of their respective Permitted Discretion, to visit and inspect any of their respective properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, members, managers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower that is not less than five (5) Business Days; provided that, unless an Event of Default exists, the cost of only two (2) such visits and inspections per calendar year shall be borne by the Borrower and the aggregate amount of such costs shall not exceed $25,000; provided further that, when an Event of Default exists, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and as many times as Administrative Agent or any Lender may require.

(b) The Borrower shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of Administrative Agent to be provided with view only access to data and information through the applicable system of record in order to view, monitor and reconcile (i) bank and transactional activity and the Collateral as may be deemed necessary or desirable by the Administrative Agent in its Permitted Discretion, (ii) the Consumer Receivable Documents and all other credit and legal files evidencing or relating to the Consumer Receivables and other Collateral and (iii) compliance with the terms of the Consumer Receivable Documents and the Loan Documents, including, without limitation, all disbursement and payment activity in connection therewith.

(c) At any time after the Closing Date, the Administrative Agent may appoint or cause the Borrower and each of its Subsidiaries to appoint a Backup Servicing Agent upon not less than ten (10) Business Days’ advance written notice to the Borrower, which appointment shall be made pursuant to a Backup Servicing Agreement. If so appointed, Administrative Agent shall have the right at any time after a Backup Servicing Trigger Event, and in its Permitted Discretion to utilize the Backup Servicing Agent to maintain custody of any Collateral. All custodial fees, and the costs and expenses of the Backup Servicing Agent then due and owing shall be paid by the Borrower from Collections on each Remittance/Funding Date.

SECTION 6.11 USE OF PROCEEDS.

The Borrower shall use the proceeds of the Revolving Credit Loans solely:

(a) on the Closing Date: (i) to finance in whole or in part the Main Street Acquisition; (ii) to repay a portion of the outstanding Frontier Indebtedness in such amount as the Borrower and the Administrative Agent shall have mutually agreed upon; (iii) [intentionally omitted]; (iv) to repay in full all indebtedness and obligations of the Borrower under the Motus Note; and (v) to repay in full all indebtedness and obligations of Main Street, ACAC and Quik Lend under and in respect of the Existing WF Credit Facility;

(b) to pay the costs and expenses associated with preparing and closing this Agreement and the Loan Documents; and

(c) otherwise, before and after giving effect to the calculation of the Borrowing Base and any Collateral Shortfall, (i) to make any payments on any of the Specified Subordinated Debt, but only if and to the extent any such payments are expressly permitted under, and are made in accordance with, Section 7.04(c)(ii) and (ii) for working capital and general corporate purposes not in contravention of any Law or of any Loan Document, including the making of a Permitted Acquisition.

SECTION 6.12 FINANCIAL COVENANTS

(a) Liquidity and Concentration Accounts Balance. The Borrower shall not permit the aggregate Liquidity of the Borrower and the Subsidiary Guarantors on a consolidated basis at any time to be less than an amount equal to 5.0% of the then current Borrowing Base. The Borrower shall not permit Cash held in or credited to the Concentration Accounts at any time to be less than $200,000.00.

(b) Tangible Net Worth. The Borrower shall not permit Tangible Net Worth of the Borrower and the Subsidiary Guarantors on a consolidated basis at any time to be less than an amount equal to 10.0% of the then current Borrowing Base, tested as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2023.

(c) Consolidated Net Income. The Borrower shall maintain a positive Consolidated Net Income of the Borrower for the current Fiscal Year as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2023.

SECTION 6.13 CONCENTRATION ACCOUNTS; COLLECTIONS; CASH MANAGEMENT; SERVICING AND ADMINISTRATION OF CONSUMER RECEIVABLES

(a) The Loan Parties shall take all actions necessary to maintain, preserve and protect the rights of the Administrative Agent, for the benefit of itself and the Lenders, with respect to all proceeds of Collateral (in accordance with the Administrative Agent’s first-priority security interest).

(b) The Loan Parties shall cause all Collections of Collateral (including, without limitation, all proceeds of Eligible Consumer Receivables) to be deposited in strict compliance with the Flow of Funds, or, after the occurrence and during the continuance of an Event of Default, as the Administrative Agent may otherwise direct in writing in its Permitted Discretion. With respect to any funds collected directly by any Loan Party or any servicing agent or Backup Servicing Agent with respect to the Collateral (including, without limitation, all proceeds of Eligible Consumer Receivables), such recipient shall cause all such funds to be processed in accordance with the Flow of Funds. Each Loan Party shall cause all proceeds from all Charge-Offs to be deposited immediately into an Eligible Deposit Account or a Concentration Account.

(c) The Loan Parties shall cause any and all Processors to handle all Collections (including, without limitation, all proceeds of Eligible Consumer Receivables) in strict compliance with the Flow of Funds and an applicable and in-force Processor Direction Letter. In furtherance and not in limitation of the foregoing, the Loan Parties shall (A) not take any action to interfere with any Processor depositing Collections received by such Processor in accordance with the Flow of Funds, and (B) not direct any Processor not to deposit all Collections received by such Processor in accordance with the Flow of Funds.

(d) At all times, each Concentration Account shall be subject to an Account Control Agreement. The Loan Parties and the Administrative Agent shall have access to the statements and status of the Concentration Accounts and will be entitled to receive periodic account statements with respect thereto. The Loan Parties shall take all steps reasonably requested by the Administrative Agent to ensure that the Administrative Agent has full online access to view the Concentration Accounts, in the same manner as the applicable Loan Party has as a customer of the applicable Concentration Account Bank.

(e) With respect to any Applicable State for which the Consumer Receivables owned by Revolution and its Subsidiaries are that are not being purchased by NewCo, (i) Revolution or the applicable Subsidiary will maintain its servicing licenses to continue to service such Consumer Receivables (which, for the avoidance of doubt, must Collateral hereunder) or (ii) if Revolution or the applicable Subsidiary is not maintaining its servicing licenses in any such Applicable State, NewCo shall service such Consumer Receivables on behalf of Revolution and its Subsidiaries in accordance with the terms hereof.

(f) In addition to and not in limitation of Section 6.13(b), with respect to each of the Loan Parties’ Deposit Accounts that are not Concentration Accounts, the Loan Parties shall ensure that to the extent that such Deposit Accounts at any time or from time to time contain Collections of Collateral (including, without limitation, all proceeds of Eligible Consumer Receivables), the funds in excess of operating cash levels therein in accordance with the Flow of Funds shall be swept to a Concentration Account in strict compliance with the Flow of Funds. After the occurrence and during the continuation of an Event of Default or a Backup Servicing Trigger Event, the Administrative Agent may request that the Loan Parties use commercially reasonable efforts to promptly, and in any event, within twenty (20) Business Days of such request, furnish the Administrative Agent with executed Account Control Agreements with respect to the Deposit Accounts of the Loan Parties that are not Concentration Accounts.

(g) Each Loan Party hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all Persons designated by Administrative Agent for that purpose, including any servicing agent or Backup Servicing Agent) as such Loan Party’s true and lawful attorney and agent-in-fact, to do any of the following at the Administrative Agent’s sole election (and the Administrative Agent shall not have any obligations to do so) after the occurrence and during the continuance of an Event of Default or a Backup Servicing Trigger Event: (i) to endorse the name of such Loan Party upon all authorizations to transfer any funds out of the Concentration Accounts and any other Deposit Accounts maintained by or on behalf of such Loan Party as contemplated by the Loan Documents, or upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any of the Collateral; (ii) to take control in any manner of any item of payment or proceeds thereof relating to the Collateral; (iii) to have access to any lock box or postal box into which mail of such Loan Party related to the Eligible Consumer Receivables financed by the Lenders is deposited; and (iv) to open and process all mail addressed to such Loan Party and deposited therein related to the Eligible Consumer Receivables financed by the Lenders. The power of attorney granted herein shall be deemed an agency, coupled with an interest and irrevocable, and not subject to termination without the consent of the Administrative Agent. For the avoidance of doubt, the Administrative Agent covenants and agrees with the Loan Parties that it shall not exercise the foregoing power of attorney referred to in this Section 6.13(g) unless an Event of Default or a Backup Servicing Trigger Event has occurred and is continuing.

(h) The Borrower shall, or shall cause each of its Subsidiaries to, administer and service the Consumer Receivables in accordance with procedures (including collection procedures) that comply with Laws and the accepted servicing practices of prudent lending institutions which service and administer consumer loans of a type similar to the Consumer Receivables in the jurisdiction where the related Consumer Receivable Obligor is located.

(i) If an Event of Default has occurred and is continuing, the Borrower shall not, and shall not permit any other Loan Party to, withdraw or transfer, or cause or permit to be withdrawn or transferred, any funds or other property held in or credited to any Eligible Deposit Account, without the prior written consent of the Administrative Agent (which consent may be withheld in its sole discretion).

(j) Each Loan Party covenants, agrees and represents that, notwithstanding the maximum threshold amount set forth in the definition of Aggregate Cash-in-Store, each Loan Party shall use commercially reasonable efforts to maintain Cash held in a Revolution Store’s vault at the minimum levels necessary to conduct its business and to cause all Collections in excess of such minimum levels to be deposited in, or remain on deposit in, a Concentration Account.

SECTION 6.14 FURTHER ASSURANCES.

Promptly upon the written request by Administrative Agent or Required Lenders, the Borrower shall, and shall cause each of its Subsidiaries to, take such further acts (including the acknowledgement, execution, delivery, recordation, filing and registering of documents) as may reasonably be required from time to time to: (a) carry out more effectively the purposes of this Agreement or any other Loan Document; (b) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents or any other properties, rights or interests (including real property) acquired by the Borrower or any Subsidiary thereof following the Closing Date; (c) perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by any of the Loan Documents; and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent and Lenders the rights, remedies and privileges existing or granted or now or hereafter intended to be granted to such Persons under any Loan Document or other document executed in connection therewith. Without limiting the generality of the foregoing, the Borrower hereby agrees that: (A) within thirty (30) days after any Person becomes a Subsidiary of the Borrower following the Closing Date, the Borrower shall cause such Subsidiary to (1) enter into a Joinder Agreement or otherwise deliver a Guaranty; and (2) enter into such Collateral Documents as shall be required by Administrative Agent so as to create, perfect and protect a Lien in favor of Administrative Agent in all of the properties of such Person which constitute Collateral; provided, that such Subsidiary shall not be obligated to deliver an Account Control Agreement with respect to any Deposit Account that is not an Eligible Deposit Account or a Concentration Account except as required by the Administrative Agent in its Permitted Discretion or the Flow of Funds otherwise requires; and (B) [intentionally omitted]; and (C) in connection with the matters described in clause (A) above, the Borrower shall deliver or cause to be delivered to the Administrative Agent, such opinions, certificates and other documents as the Administrative Agent shall reasonably require. In the event the Borrower or any of its Subsidiaries maintains at least $200,000.00 or one percent (1.0%) of the Borrower’s and its Subsidiaries’ total cash, whichever is less, at any financial institution which has not executed an Account Control Agreement, deposit account control agreement or securities account control agreement, as applicable, in favor of Administrative Agent, then upon Administrative Agent’s request, the Borrower shall promptly deliver or cause to be delivered to the Administrative Agent an Account Control Agreement, deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably acceptable to Administrative Agent executed by such financial institution.

SECTION 6.15 POST-CLOSING REQUIREMENTS.

The Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements set forth on Schedule 6.15 in accordance with the terms thereof.

ARTICLE 7
NEGATIVE COVENANTS

So long as the Discharge of Secured Obligations shall not have occurred, the Borrower will not, and will not permit any Subsidiary of the Borrower directly or indirectly to:

SECTION 7.01 LIENS.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, the “Permitted Liens”):

(a) any Lien created under any Loan Document;

(b) any Lien existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof; provided that: (i) the property covered thereby is not changed; (ii) the amount secured or benefited thereby is not increased; and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c) any Lien for tax liabilities, assessments and governmental charges or levies arising in the ordinary course of business that are not yet due or to the extent that non-payment thereof is permitted by Section 6.04, so long as (i) no notice of lien has been filed or recorded under the Code, (ii) payment in respect of any such Lien is being properly contested in good faith by appropriate proceedings, and (iii) such Liens could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect or a Cease Funding Event;

(d) any landlord’s, grower’s, supplier’s, producer’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien arising in the ordinary course of business that is not overdue for a period of more than thirty (30) days or that is being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the applicable Person;

(e) any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) any deposit to secure the performance of bids, trade contracts or leases (other than Debt) or letters of credit issued in lieu of such deposits, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business;

(g) any lease, sublease, easement, right of way, encroachment, restriction or other similar encumbrance affecting real property that, when aggregated with all other such Liens, is not substantial in amount, and that does not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 8.01(h) or securing an appeal or other surety bond related to any such judgment;

(i) any Lien existing on any property prior to the acquisition thereof by the Borrower or any Subsidiary thereof or existing on any property of any Person at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower; provided that: (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person being merged into or consolidated with the Borrower or any Subsidiary of the Borrower, as the case may be; (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary thereof; and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower, as the case may be;

(j) any Lien securing Debt permitted by Section 7.03(f) covering only the assets acquired with such Debt and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(k) any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that: (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary thereof in excess of those set forth by regulations promulgated by the FRB; and (ii) such deposit account is not intended by the Borrower or any Subsidiary thereof to provide collateral to the depository institution;

(l) [intentionally omitted];

(m) the right of a licensee under a license agreement entered into by the Borrower or any Subsidiary thereof, as licensor, in the ordinary course of business for the use of intellectual property or other intangible assets of the Borrower or any such Subsidiary; provided that, in the case of any such license granted by the Borrower or any such Subsidiary on an exclusive basis: (i) such Person shall have determined in its reasonable business judgment that such intellectual property or other intangible assets are no longer useful in the ordinary course of business; (ii) such license is for the use of intellectual property or other intangible assets in geographic regions in which the Borrower or any Subsidiary thereof does not have material operations or in connection with the exploitation of any product not then produced or planned to be produced by the Borrower or any Subsidiary thereof; or (iii) such license is granted in connection with a transaction otherwise permitted by this Agreement in which a third party acquires the right to manufacture or sell any product covered by such intellectual property or other intangible assets from the Borrower or such Subsidiary; provided, further that, in the case of clauses (ii) and (iii) of this subsection (m), the Borrower or such Subsidiary has determined that it is in its best economic interest to grant such license;

(n) any Liens in favor of the Borrower or any Subsidiary Guarantor;

(o) any customary banker’s Liens in favor of banking institutions (including the right of setoff) encumbering Deposit Accounts maintained at such banking institutions by the Borrower or any Subsidiaries of the Borrower into which any fees or commission paid to the Borrower or any Subsidiary of the Borrower in connection with credit services organization program are required to be deposited by the lenders of the related loans and that are within the general parameters in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(p) any Lien against a Third Party Financing SPV in connection with a Third Party Financing permitted by Section 7.03(g); and

(q) Liens arising from filings of Uniform Commercial Code financing statements (or similar documents) regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, for precautionary purposes relating to arrangements not constituting Debt.

SECTION 7.02 INVESTMENTS.

Make any Investments, except:

(a) Investments in cash and Cash Equivalents;

(b) Investments arising from transactions by the Borrower or any Subsidiary thereof with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(c) advances to officers, directors, employees, shareholders, partners or members of the Borrower or any Subsidiary thereof for travel, entertainment, relocation and analogous ordinary business purposes in a maximum aggregate amount at any time outstanding not to exceed $250,000;

(d) (i) Investments of the Borrower in any Subsidiary of the Borrower that is a Subsidiary Guarantor; (ii) Investments of any Subsidiary of the Borrower that is a Subsidiary Guarantor in any other Subsidiary of the Borrower that is a Subsidiary Guarantor; (iii) Investments of any Subsidiary thereof in the Borrower; (iv) Investments of the Borrower or any Subsidiary thereof consisting of Equity Interests disclosed on Part A of Schedule 5.16; (v) Investments permitted under Section 7.03(i) and (vi) Investments by NewCo pursuant to the Asset Purchase Agreement;

(e) any Permitted Acquisition;

(f) Investments made for the benefit of employees of the Borrower or any Subsidiary thereof for the purposes of deferred compensation;

(g) Guarantees permitted by Section 7.03(a);

(h) [intentionally omitted];

(i) Investments consisting of Capital Expenditures permitted by Section 7.07;

(j) [intentionally omitted];

(k) Investments in a new Subsidiary of the Borrower; provided such new Subsidiary executes a Joinder Agreement and the Borrower and such new Subsidiary comply with the requirements set forth in Section 6.14;

(l) any Investment existing on the date of this Agreement or made pursuant to binding commitments in effect on the date of this Agreement or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Agreement; provided that the amount of any such Investment may only be increased (x) as required by the terms of such Investment as in existence on the date of this Agreement or (y) as otherwise permitted under this Agreement;

(m) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(n) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Agreement;

(o) any credit services organization program that would otherwise constitute an Investment;

(p) Investments consisting of obligations of officers and employees to the Borrower or its Subsidiaries in connection with such officers’ and employees’ acquisition of Equity Interests in the Borrower (other than Disqualified Equity Interests) so long as no cash is actually advanced by the Borrower or any of its Subsidiaries in connection with the acquisition of such obligations;

(q) Investments in any Third Party Financing SPV that are made in compliance with the terms of Section 10.19 and are on terms and conditions acceptable to the Administrative Agent in its Permitted Discretion, provided no Event of Default or Cease Funding Event exists immediately prior to, or would exist immediately after, giving effect to such Investment in a Third Party Financing SPV; and

(r) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (r) that are at the time outstanding, not to exceed $250,000.

SECTION 7.03 DEBT.

Create, incur, assume or suffer to exist any Debt, except:

(a) Debt under the Loan Documents;

(b) Debt existing on the date hereof and set forth in Schedule 7.03 and no extensions, renewals, refinancings and replacements of any such Debt;

(c) [intentionally omitted];

(d) [intentionally omitted];

(e) [intentionally omitted];

(f) Debt in respect of: (i) capital leases; (ii) Synthetic Lease Obligations; and (iii) purchase money obligations for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Borrower or such Subsidiary that, added to all other Debt permitted pursuant to this clause (f) and then outstanding will not exceed (A) $500,000, so long as such Debt is incurred or issued at the date of such purchase, or completion of such construction or improvement, or within 270 days thereafter, plus (B) the amount of any fees and expenses incurred in connection with any financing transaction or refinancing;

(g) Debt under any Third Party Financing permitted in accordance with Section 10.19;

(h) Debt in respect of: (i) workers’ compensation claims or obligations in respect of health, disability or other employee benefits; (ii) property, casualty or liability insurance or self insurance; (iii) completion, bid, performance, appeal or surety bonds issued for the account of the Borrower or any Subsidiary thereof; or (iv) bank guarantees, letters of credit, bankers’ acceptances and other similar obligations not constituting Debt for borrowed money; in each of the foregoing cases, to the extent incurred in the ordinary course of business;

(i) intercompany Debt of the Borrower or any Subsidiary thereof owing to and held by the Borrower or any Subsidiary thereof; provided that (i) if the Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor is the obligor on such Debt and any Subsidiary of the Borrower (other than a Subsidiary of the Borrower that is a Subsidiary Guarantor) is the obligee thereof, such Debt must be acceptable to the Administrative Agent in its Permitted Discretion and also be unsecured and expressly subordinated to the prior Discharge of Secured Obligations and the prior satisfaction of all Obligations (including, with respect to any Subsidiary of the Borrower that is a Subsidiary Guarantor, its obligations under Section 10.14), and (ii) Debt owed to the Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor must be evidenced by an unsubordinated promissory note pledged to the Administrative Agent under the applicable Collateral Document;

(j) (i) the Frontier Indebtedness outstanding on the Closing Date, and interest accruing thereon; provided that such Frontier Indebtedness is subordinated in right of payment to the Obligations as and to the extent provided in the Frontier Subordination Agreement and is at all times subject to the terms of the Frontier Subordination Agreement; and (ii) any other Permitted Subordinated Debt, but, in the case of this clause (ii), only if the issuance of such Permitted Subordinated Debt is consented to by the Administrative Agent in writing in advance in its sole and absolute discretion without any obligation to do so;

(k) Debt consisting of promissory notes or similar Debt issued by the Borrower or any Subsidiary of the Borrower to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or a Subsidiary of the Borrower to the extent described in clause (p) of Section 7.02;

(l) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(m) Debt arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred in connection with the disposition of any business, assets or such Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or such Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Borrower or such Subsidiary in connection with such disposition; and

(n) Debt arising under bonds issued by the Borrower or any Subsidiary of the Borrower solely in connection with obtaining and maintaining its lending licensing requirements with applicable Governmental Authorities in the United States in the ordinary course of its business.

SECTION 7.04 FUNDAMENTAL CHANGES.

(a) Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

(b) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(i) any Subsidiary of the Borrower may merge with: (A) the Borrower, provided that the Borrower shall be the continuing or surviving Person; or (B) any one or more other Subsidiaries of the Borrower, provided that all of the following conditions are met: (i) when any wholly owned Subsidiary of the Borrower is merging with another Subsidiary of the Borrower, then another wholly owned Subsidiary of the Borrower shall be the continuing or surviving Person and (ii) when the merger involves a Subsidiary of the Borrower that is a Subsidiary Guarantor, then another Subsidiary of the Borrower that is a Subsidiary Guarantor shall be the continuing or surviving Person;

(ii) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Subsidiary of the Borrower that is a Subsidiary Guarantor or a wholly owned Subsidiary of the Borrower, then the transferee must either be the Borrower or a Subsidiary of the Borrower that is a Subsidiary Guarantor;

(iii) the Borrower or any Subsidiary thereof may consummate any Acquisition permitted under Section 7.02(e);

(iv) the Borrower or any Subsidiary thereof may consummate or approve the consummation of the dissolution or winding down, as the case may be, of any of the dormant or immaterial Subsidiaries set forth on Schedule 7.04(b)(iv) as of the Closing Date, provided that such election is made in the exercise of their good faith business judgment and such dormant or immaterial Subsidiary of the Borrower (1) does not have any Cash or other assets at the effective time of such dissolution or winding down or (2) all such Cash and/or assets of such Subsidiary are transferred to a the related Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor prior to or substantially concurrently with such dissolution or winding down; and

(v) Revolution, and any Subsidiary of Revolution that is a Seller under the Asset Purchase Agreement, may dispose of substantially all of its assets to NewCo pursuant to, and in accordance with, the Asset Purchase Agreement.

(c) Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

(i) payment of the Obligations in accordance with the Loan Documents;

(ii) (A) payment on the Closing Date of a portion of the Specified Subordinated Debt in such amount that is expressly permitted to be made under Section 6.11(a)(ii) and 6.11(a)(iii);

(B) regularly scheduled payments of interest in respect of any Specified Subordinated Debt that is expressly permitted to be incurred under Section 7.03(j), on such dates and in such amounts as set forth on Schedule 7.04(c)(ii); provided that, in each case, (1) no Default or Event of Default has occurred and is continuing or would result from any such payment, (2) after giving pro forma effect to the making of any such payment, the Borrower is in compliance with (x) the covenant contained in Section 6.12(a), (y) the covenant contained in Section 6.12(b), and (z) the covenant contained in Section 6.12(c) as if, in the case of this subclause (z), any such payment had been made on the last day of the Fiscal Quarter immediately preceding the making of such payment, (3) each such payment is expressly permitted to be made pursuant to, and in accordance with, the terms of the applicable Specified Subordination Agreement, (4) at least five (5) Business Days (or such shorter period of time as the Administrative Agent may agree in writing in its sole discretion) prior to the making of any such payment, the Borrower shall have provided to the Administrative Agent a certificate of the chief financial officer or controller of the Borrower evidencing compliance with subclause (2) above and certifying that the Borrower is and will be in compliance with subclauses (1) and (3) above prior to and immediately after giving effect to such payment, and (5) other than the payment that is expressly permitted to be made on the Closing Date under Section 7.04(c)(ii)(A), no such payment shall be made at any time between the period from and including the date hereof to and including December 31, 2020; and

(C) payments of principal in respect of any Specified Subordinated Debt that is expressly permitted to be incurred under Section 7.03(j); provided that the Administrative Agent shall have consented in writing to the making of any such payment prior to the making thereof, which consent may be given or withheld by the Administrative Agent in its sole discretion;

(iii) payments of principal and interest paid-in-kind in respect of the Seller Indebtedness that is expressly permitted to be incurred under Section 7.03(e); provided that the Administrative Agent shall have consented in writing to the making of any such payment prior to the making thereof, which consent may be given or withheld by the Administrative Agent in its sole discretion; and

(iv) with respect to Debt permitted under Section 7.03 (other than the Specified Subordinated Debt, the Seller Indebtedness and the Permitted Subordinated Debt), payment of regularly scheduled interest and principal payments as and when due in respect of any such Debt.

SECTION 7.05 DISPOSITIONS.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of used, obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(b) Dispositions of inventory or Charge-Offs in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that: (i) such property is exchanged for credit against the purchase price of similar replacement property; (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; or (iii) the proceeds of such Disposition are promptly deposited into a Concentration Account;

(d) Dispositions of property by the Borrower or any Subsidiary thereof to the Borrower or to a wholly owned Subsidiary of the Borrower (including, for the avoidance of doubt, pursuant to the Asset Purchase Agreement); provided that, if the transferor of such property is the Borrower or a Subsidiary of the Borrower that is a Subsidiary Guarantor, the transferee thereof must be the Borrower or a Subsidiary of the Borrower that is a Subsidiary Guarantor;

(e) Dispositions permitted by Section 7.04(b)(i), Section 7.04(b)(ii), Section 7.04(b)(iii) or Section 7.04(b)(iv);

(f) Dispositions of bad debt in the ordinary course of business;

(g) (i) [intentionally omitted]; (ii) to the extent permitted hereunder, Restricted Payments; and (iii) to the extent permitted hereunder and otherwise constituting Dispositions, Investments;

(h) Dispositions of cash and Cash Equivalents;

(i) Dispositions of Receivables to a Third Party Financing SPV; and

(j) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

provided that any Disposition pursuant to any of the foregoing subsections of this Section 7.05 shall be for not less than fair market value unless otherwise agreed by the Administrative Agent in its Permitted Discretion.

SECTION 7.06 RESTRICTED PAYMENTS.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) each Subsidiary of any Loan Party may make Restricted Payments to such Loan Party at any time;

(b) so long as no Event of Default arising under Section 8.01(a), Section 8.01(b) (solely as a result of an Event of Default under Section 6.12 or Section 6.13), Section 8.01(f) or Section 8.01(g) has occurred and is continuing (for the avoidance of all doubt, in each case, after application of all applicable grace or cure periods, if any), provided that the Borrower is then taxed as a partnership, “S” corporation or other entity with “pass-through” tax status for federal and state income tax purposes, the Borrower may declare and pay dividends or, in the case of a pass-through entity, compensation with respect to its Equity Interests (collectively, “Compensation”) in any Fiscal Year in an aggregate amount equal to the Pass-Through Tax Liabilities, such Compensation to be payable at such time or times and in such amounts as will enable shareholders to avoid penalties and interest otherwise payable on account of the failure to pay a sufficient amount of estimated taxes as required by Law and, without duplication, income taxes for such Fiscal Year; and

(c) the Borrower may make Restricted Payments to the extent such payments are expressly permitted under, and are made in accordance with, Section 7.04(c)(ii).

SECTION 7.07 CAPITAL EXPENDITURES.

Make (whether in one transaction or a series of transactions) Capital Expenditures in an aggregate amount for the Borrower and its Subsidiaries in excess of $500,000 during any Fiscal Year.

SECTION 7.08 TRANSACTIONS WITH AFFILIATES.

Enter into any transaction of any kind with any Affiliate of the Borrower, irrespective of whether in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or a Subsidiary of the Borrower as would be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to: (a) transactions between or among the Borrower and any Guarantor (other than FlexShopper) or between or among Guarantors (other than FlexShopper); (b) Restricted Payments permitted hereunder; (c) Guarantees permitted by Section 7.03(a); (d) arrangements that do not violate Section 7.03(l); (e) Third Party Financings that are expressly permitted by Section 7.03(g); (f) the Specified Subordinated Debt that is expressly permitted by Section 7.03(j) and the Specified Subordination Agreements, and the payments of such Specified Subordinated Debt in accordance with Section 7.04(c)(ii); and (g) existing arrangements with variable interest entities described on Schedule 7.08.

Notwithstanding the forgoing in this Section 7.08, if Borrower or any other Loan Party engages any Affiliate of the Borrower to service, administer, monitor and/or otherwise provide other services with respect to Consumer Receivables or any other products of any of the Loan Parties, then the terms and form of such engagement, including without limitation, any fees payable in respect thereof, shall be subject in all respects to the prior written approval of the Administrative Agent in its Permitted Discretion.

SECTION 7.09 BURDENSOME AGREEMENTS.

Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that: (a) limits the ability: (i) of any Subsidiary of the Borrower to make Restricted Payments to the Borrower or any other Subsidiary or to otherwise transfer any of its property to the Borrower or any other Subsidiary of the Borrower, other than any restrictions set forth in the Asset Purchase Agreement; (ii) of any Subsidiary of the Borrower to Guarantee the Debt of the Borrower or any other Subsidiary; or (iii) of the Borrower or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on property of such Person, other than any restrictions set forth in the Asset Purchase Agreement; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that this Section 7.09 shall not apply to any a Subsidiary that is a Third Party Financing SPV.

SECTION 7.10 USE OF PROCEEDS.

Use the proceeds of any Revolving Credit Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. The Borrower agrees that it will not request any Revolving Credit Loans, and the Borrower agrees that it shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Revolving Credit Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7.11 CERTAIN GOVERNMENTAL REGULATIONS.

(a) Be or become subject at any time to any Law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit (including the Revolving Credit Loans) to any Loan Party or from otherwise conducting business with any Loan Party.

(b) Fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Lender at any time to enable such Lender to verify any Loan Party’s identity or to comply with any applicable Law or regulation, including Section 326 of the Act.

(c) The Borrower furthermore agrees that is will not permit any Related Party of the Borrower to (a) be or become subject at any time to any Law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit (including the Revolving Credit Loans) to any Loan Party or from otherwise conducting business with any Loan Party; or (b) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Lender at any time to enable such Lender to verify any Loan Party’s identity or to comply with any applicable Law or regulation, including Section 326 of the Act

SECTION 7.12 AMENDMENT OF MATERIAL DOCUMENTS.

(a) In the case of the Borrower or any Subsidiary Guarantor, modify or restate its name unless the Administrative Agent receives notice of such change promptly, but in any event within thirty (30) days’ after such change is effected, or reincorporate or reorganize under the laws of any jurisdiction, and the Borrower shall deliver to the Administrative Agent Uniform Commercial Code financing statements and other Collateral Documents as shall be required by the Administrative Agent in its Permitted Discretion to continue, create, perfect and protect, as the case may be, a Lien in favor of the Administrative Agent in all of the properties of such Person which constitute Collateral, together with such legal opinions confirming perfection, certificates and other documents as the Administrative Agent shall require in its Permitted Discretion.

(b) Amend, supplement modify or waive any of its rights under its Organizational Documents, other than immaterial amendments, modifications or waivers that could not reasonably be expected to adversely affect the Administrative Agent or the Lenders; provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.

(c) Amend, modify, supplement, restate, replace, waive or otherwise change, or permit the amendment, modification, supplement, restatement, replacement, waiver or change to or of, any of the terms, covenants, conditions or other provisions of any of the Specified Subordinated Documents, if any such amendment, modification, supplement, restatement, replacement, waiver or change would be adverse to the interests of the Administrative Agent or the Lenders. (For the avoidance of doubt, (A) any amendment, modification, supplement, restatement, replacement, waiver or change to or of any of the terms, covenants, conditions or other provisions of any of the Specified Subordinated Documents that (i) increases the principal amount of the Specified Subordinated Debt thereunder, (ii) increases the interest rate in respect of the Specified Subordinated Debt thereunder, (iii) shortens the maturity in respect of the Specified Subordinated Debt thereunder or (iv) imposes additional fees or otherwise increases the fees otherwise required thereunder, in each case shall require the prior written consent of the Required Lenders; and (B) any amendment, modification, supplement, restatement, replacement, waiver or change to or of any of the terms, covenants, conditions or other provisions of any of the Specified Subordinated Documents that extends the maturity of any of the Specified Subordinated Debt thereunder shall not be deemed adverse to the interests of the Administrative Agent or the Lenders and shall not require the prior written consent of any of the Lenders).

(d) Amend, modify, supplement, restate, replace, waive or otherwise change, or permit the amendment, modification, supplement, restatement, replacement, waiver or change to or of, any of the terms, covenants, conditions or other provisions of the Main Street Acquisition Agreement, if any such amendment, modification, supplement, restatement, replacement, waiver or change would be adverse in any material respects to the interests of the Administrative Agent and the Lenders.

(e) Amend, modify, supplement, restate, replace, waive or otherwise change, or permit the amendment, modification, supplement, restatement, replacement, waiver or change to or of, any of the terms, covenants, conditions or other provisions of the Asset Purchase Agreement or the Transition Services Agreement (as such term is defined in the Asset Purchase Agreement), if any such amendment, modification, supplement, restatement, replacement, waiver or change would be adverse in any material respects to the interests of the Administrative Agent and the Lenders.

SECTION 7.13 DISQUALIFIED EQUITY INTERESTS

(a) Issue any Disqualified Equity Interests, or (b) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the Borrower or any Subsidiary of the Borrower.

SECTION 7.14 FOREIGN SUBSIDIARIES.

Create, form, own, or acquire, whether directly or indirectly, any Foreign Subsidiary of any Person.

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01 EVENTS OF DEFAULT

Each of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a) Non-Payment. The Borrower or any other Loan Party fails to pay: (i) when and as required to be paid herein, any amount of principal of any Loan; (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder; or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 2.05(a), Section 6.01(e), Section 6.01(f), Section 6.01(g), Section 6.03, Section 6.05, Section 6.10, Section 6.11, Section 6.12, Section 6.15 or Article VII; provided however, at any time after the Second Amendment Closing Date, any failure with respect to Sections 6.05, Section 6.10 or Article VII by any Revolution Loan Party that no longer owns any Collateral shall not constitute an Event of Default unless such failure has had, or could be reasonably expected to have, a Material Adverse Effect; (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in its Guaranty; or (iii) any Loan Party fails to deliver or cause to be delivered all Collections of Consumer Receivables pledged as Collateral to the Concentration Accounts, in strict compliance with the Flow of Funds and Section 6.13, subject to the Permitted Grace Period; or

(c) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; provided however, at any time after the Second Amendment Closing Date, any such misrepresentation by any Revolution Loan Party that no longer owns any Collateral shall not constitute an Event of Default unless such misrepresentation has had, or could be reasonably expected to have, a Material Adverse Effect; or

(d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days (or, in the case of Section 6.01(a), Section 6.01(b), Section 6.01(c), Section 6.01(d), Section 6.02 or Section 6.04, within five (5) Business Days following the earlier of the Borrower’s knowledge or receipt of written notice of such failure); provided however, at any time after the Second Amendment Closing Date, any such failure by any Revolution Loan Party that no longer owns any Collateral shall not constitute an Event of Default unless such failure has had, or could be reasonably expected to have, a Material Adverse Effect; or

(e) Cross-Default. (i) Any Loan Party or FlexShopper: (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than (x) the Obligations and (y) Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (i) in the case of any Loan Party, the Threshold Amount or (ii) in the case of FlexShopper, $10,000,000 (clauses (i) and (ii), “Material Debt”); or (B) fails to observe or perform any other agreement or condition relating to any such Material Debt or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Debt to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from: (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract); or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or any Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof or FlexShopper institutes or consents to the institution of any proceeding under any Bankruptcy Law, or makes an assignment for the benefit of creditors; or any Loan Party or any Subsidiary thereof or FlexShopper applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Loan Party, any Subsidiary thereof or FlexShopper, and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Bankruptcy Law relating to any Loan Party, any Subsidiary thereof or FlexShopper or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof or FlexShopper becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof or FlexShopper: (i) a final, non-appealable judgment or order for the payment of money in an aggregate amount exceeding (i) in the case of any Loan Party or any Subsidiary thereof, the Threshold Amount (to the extent not covered by unaffiliated independent third-party insurance as to which the insurer does not dispute coverage) or (i) in the case of FlexShopper, $1,000,000 (to the extent not covered by unaffiliated independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final, non-appealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case: (A) enforcement proceedings are commenced by any creditor upon such judgment or order; or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Discharge of Secured Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k) Liens. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral (other than arising out of any absence of an Account Control Agreement with respect to any Deposit Account that is not an Eligible Deposit Account or a Concentration Account except as otherwise specifically required herein), with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement or the FlexShopper Pledge Agreement; or

(l) Material Adverse Effect. There occurs a Material Adverse Effect (provided, however, that, Lender may, in its Permitted Discretion (and without any obligation to do so), provide the Borrower with thirty (30) days to cure a Material Adverse Effect (to the extent susceptible to cure as determined by the Administrative Agent in its sole discretion); or

(m) Change of Control. There occurs a Change of Control; or

(n) Investment Company Act. Any Loan Party is required to register as an “investment company” under the Investment Company Act of 1940, as amended; or

(o) Permitted Subordinated Debt. Any Loan Party: (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Permitted Subordinated Debt (which includes, for avoidance of doubt, the Specified Subordinated Debt); or (B) fails to observe or perform any other agreement or condition relating to any such Permitted Subordinated Debt contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Permitted Subordinated Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Permitted Subordinated Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Permitted Subordinated Debt to be made, prior to its stated maturity; or

(p) Subordination Agreement. (i) The subordination provisions of any Subordination Agreement or other documents evidencing or governing any Permitted Subordinated Debt (which includes, for avoidance of doubt, the Specified Subordinated Debt) (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Permitted Subordinated Debt; or (ii) any Loan Party, any Affiliate of any Loan Party, any holder of any of the Permitted Subordinated Debt or any representative, agent or trustee on behalf of such holder shall, directly or indirectly, disavow, contest or challenge in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on or other amounts on account of the applicable Permitted Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT.

If any Event of Default (other than an event described in Section 8.01(f) or Section 8.01(g)), occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a) Termination of Commitments, Etc. Declare, by written notice to the Borrower, the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) Acceleration of Obligations. Declare the Outstanding Legal Balance and all other Obligations payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

and in the case of any event described in Section 8.01(f) or Section 8.01(g), the commitment of each Lender to make Loans shall automatically terminate and the Outstanding Legal Balance and all other Obligations payable hereunder or under any other Loan Document shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under this Agreement (including, without limitation, Section 6.13(f), all other Loan Documents and all of the rights and remedies of a secured party under the Uniform Commercial Code or under other applicable Law, and all other legal or equitable rights which the Administrative Agent, on behalf of itself and the Secured Parties, may be entitled to under any of the Loan Documents, and to issue notices of exclusive control under any or all Account Control Agreements and/or all other deposit account control agreements or security account control agreements, if any, all of which rights shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive. Without limiting the generality of the foregoing, each Loan Party hereby authorizes the Administrative Agent (and each Consumer Receivable Obligor is hereby directed and authorized to recognize such authorization), following the occurrence of an Event of Default or a Backup Servicing Trigger Event, to direct any or all Consumer Receivable Obligors to make all further payments on Eligible Consumer Receivables in accordance with the directions of the Administrative Agent. Following the occurrence of a Backup Servicing Trigger Event, Administrative Agent shall have the right to require that all payments becoming due under such pledged Eligible Consumer Receivable be paid directly to Administrative Agent, and Administrative Agent is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of a Backup Servicing Trigger Event, Administrative Agent does not receive any installment of principal or interest due and payable under any of such pledged Eligible Consumer Receivables on or prior to the date upon which such installment becomes due, Administrative Agent may, at its election (but without any obligation to do so), request Backup Servicing Agent to give notice of such event of default to the defaulting party or parties, and Administrative Agent shall have the right (but not the obligation), subject to the terms of such instruments, to accelerate payment of the unpaid balance of any of such pledged Eligible Consumer Receivables in default and to enforce any remedies available to the holder of such pledged Eligible Consumer Receivables, with respect to such event of default. Each Loan Party hereby further authorizes, directs, and empowers Administrative Agent (or any Person as may be designated by Administrative Agent in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of such Loan Party and, upon such endorsements, to collect and receive the money therefor. Subject to applicable Laws, each Loan Party also authorizes Administrative Agent’s agents and advisors to conduct verifications of the pledged Eligible Consumer Receivables by contacting the related Consumer Receivable Obligors directly. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by the Loan Parties until such time as the Discharge of Secured Obligations has occurred and this Agreement has terminated in accordance with Section 10.05, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by the Loan Parties.

SECTION 8.03 APPLICATION OF FUNDS.

(a) At all times other than following the commencement of the Amortization Period or following the occurrence of a Cease Funding Event, Portfolio Trigger Event, an Event of Default or any exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable ), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent, as the holder of the Notes, in reduction of the Outstanding Legal Balance of each Note, in the following order (on a pro rata basis within each level of priority) and subject to the Flow of Funds in respect of operational expenses:

(i) First, to pay all costs and expenses incident to the enforcement of the Loan Documents or otherwise owing to Administrative Agent hereunder when due, including all attorneys’ fees and costs and all compensation to any agents, sub-agents and contractors of Administrative Agent and Lenders and all fees owing to any custodian and Backup Servicing Agent (pro-rata based on their then respective Outstanding Legal Balance (including any such amounts that were previously due but unpaid);

(ii) Second, to pay all accrued but unpaid interest (and yield maintenance fees, if applicable) on the Notes, pro rata;

(iii) Third, to pay the Outstanding Legal Balance of the Notes, pro rata;

(iv) Fourth, to pay (without duplication), all other Obligations when due; and

(v) Fifth, to pay the remainder, if any, to NewCo.

(b) Following the commencement of the Amortization Period, at all times other than following the occurrence of a Cease Funding Event, Portfolio Trigger Event, an Event of Default or any exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent, as the holder of the Notes, in reduction of the Outstanding Legal Balance of each Note, in the following order (on a pro rata basis, within each level of priority) and subject to the Flow of Funds in respect of operational expenses:

(i) First, to pay all costs and expenses incident to the enforcement of the Loan Documents or otherwise owing to Administrative Agent hereunder when due, including all attorneys’ fees and costs and all compensation to any agents, sub-agents and contractors of Administrative Agent and Lenders and all fees owing to any custodian and Backup Servicing Agent (including any such amounts that were previously due but unpaid);

(ii) Second, to pay all accrued but unpaid interest (and yield maintenance fees, if applicable) on the Notes, pro rata;

(iii) Third, to pay the Outstanding Legal Balance of each of Note, pro rata, when due;

(iv) Fourth, to pay (without duplication), all other Obligations when due; and

(v) Sixth, to pay the remainder, if any, to NewCo.

(c) Following the occurrence of a Cease Funding Event, Portfolio Trigger Event, an Event of Default or any exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent, as the holder of the Notes, in reduction of the Outstanding Legal Balance of each Note, in the following order (on a pro rata basis within each level of priority) and subject to the Flow of Funds in respect of operational expenses:

(i) First, to pay all costs and expenses incident to the enforcement of the Loan Documents or otherwise owing to Administrative Agent hereunder when due, including all attorneys’ fees and costs and all compensation to any agents, sub-agents and contractors of Administrative Agent and Lenders and all fees owing to any custodian and Backup Servicing Agent (including any such amounts that were previously due but unpaid);

(ii) Second, to pay the Outstanding Legal Balance of the Notes when due, (including, without limitation, a pro-rata portion of any yield maintenance fees on the Loans evidenced by the Notes);

(iii) Third, [reserved];

(iv) Fourth, to pay all other Obligations when due; and

(v) Fifth, to pay the remainder, if any, to NewCo.

The allocations and other provisions set forth in this Section 8.03 are solely to determine the rights and priorities of Administrative Agent and Lenders as among themselves and may be changed by Administrative Agent and Lenders without notice to or the consent or approval of the Borrower or any other Person.

ARTICLE 9
ADMINISTRATIVE AGENT

SECTION 9.01 APPOINTMENT OF AUTHORIZATION OF ADMINISTRATIVE AGENT.

Each Lender hereby irrevocably appoints BP FUNDCO to act on its behalf as Administrative Agent hereunder and under the other Loan Documents. The Administrative Agent may, and each Lender authorizes Administrative Agent to, enter into all Loan Documents to which the Administrative Agent is intended to be a party and accept all Collateral Documents, and take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of Administrative Agent and Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 9.02 RIGHTS AS A LENDER.

If the Person serving as Administrative Agent hereunder is also a “Lender,” such Person shall have the same rights and powers in such capacity(ies) as any other Person in such capacity(ies) and may exercise the same as though it were not Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

SECTION 9.03 EXCULPATORY PROVISIONS.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) No Fiduciary Duties. Shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) No Obligations Regarding Certain Actions. Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in any other Loan Documents, as applicable); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) Disclosure Obligations. Shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(d) Limitation on Liability. Shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01); or (ii) in the absence of its own gross negligence or willful misconduct in the performance of its duties under the terms of the Loan Documents. Administrative Agent shall be deemed not to have knowledge of any Default, unless and until the Borrower, any other Loan Party, or a Lender provides written notice to Administrative Agent describing such Default.

(e) No Further Inquiry. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into: (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

SECTION 9.04 RELIANCE BY ADMINISTRATIVE AGENT.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a specified Lender, Administrative Agent may presume that such condition is satisfactory to such Lender, unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts it selects and shall not be liable for any action it takes or does not take in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05 DELEGATION OF DUTIES.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents it appoints. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein, as well as activities as Administrative Agent. The Administrative Agent shall not be liable for the actions or inactions of any sub agent.

SECTION 9.06 RESIGNATION OF ADMINISTRATIVE AGENT.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York; provided, that no consultation of the Borrower shall be required at any time after the occurrence and during the continuance of an Event of Default. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08 [INTENTIONALLY OMITTED.]

SECTION 9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 2.09 and Section 10.04. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.10 GUARANTY MATTERS.

Each Lender hereby: (a) irrevocably authorizes Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under a Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (b) agrees that, upon request by Administrative Agent at any time, it will confirm in writing Administrative Agent’s authority to release any such Guarantor pursuant to this Section 9.10.

SECTION 9.11 COLLATERAL MATTERS.

(a) Directions by Lenders. Each Lender hereby, irrevocably authorizes and directs Administrative Agent: (i) to enter into the Collateral Documents for the benefit of such Person; (ii) without the necessity of any notice to or further consent from any such Person from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents; (iii) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (A) upon the Discharge of Secured Obligations; (B) that is sold or to be sold as part of or in connection with any Asset Sale or other Disposition permitted hereunder or under any other Loan Document; (C) subject to Section 10.01, if approved, authorized or ratified in writing by Required Lenders; or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; (iv) to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document; and (v) upon satisfaction of the Asset Transfer Release Conditions, to release its Lien on Revolution and its Subsidiaries and release Revolution and its Subsidiaries from its obligations under the Loan Documents. Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11.

(b) Certain Actions by Administrative Agent. Subject to Section 9.11(a)(iii) and Section 9.11(a)(iv), Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute such documents as may be necessary to evidence the release or subordination of Liens granted to Administrative Agent herein or pursuant hereto upon the applicable Collateral; provided that: (i) Administrative Agent shall not be required to execute any such document on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty; and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Credit Party in respect of) all interests retained by the Borrower or any other Credit Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(c) No Obligations Regarding Certain Actions. Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by the Borrower or any other Credit Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders.

(d) Appointment of Lenders as Agents. Each Lender hereby appoints each other such Person as agent for the purpose of perfecting Administrative Agent’s or such Person’s security interest in assets that, in accordance with Article 9 or Division 9 (as applicable) of the Uniform Commercial Code, can be perfected only by possession. Should any such Person (other than Administrative Agent) obtain possession of any such Collateral, such Person shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

(e) Credit Bidding. The Lenders irrevocably authorize the Administrative Agent, at any time upon the direction of the Required Lenders, to credit bid all or any portion of the Obligations in any foreclosure sale relating to the Collateral. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Laws to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

(f) Subordination Agreement. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to enter into the Specified Subordination Agreements and any other Subordination Agreement contemplated by Section 7.03, and to comply with the terms thereof, and any such Specified Subordination Agreements or other Subordination Agreements shall be binding upon the Lenders.

ARTICLE 10
GENERAL PROVISIONS

SECTION 10.01 AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by Required Lenders (or Administrative Agent at the written request of Required Lenders) and the Borrower or the applicable Credit Part(ies), as the case may be, with receipt acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) Matters Involving Each Revolving Credit Lender. Unless in writing and signed by the Borrower, with receipt acknowledged by Administrative Agent, do any of the following:

(i) increase, or extend the expiry of, any Revolving Credit Commitment of any Revolving Credit Lender without the written consent of such Revolving Credit Lender (or reinstate any such Commitment to the extent terminated pursuant to Section 8.02) without the written consent of all Revolving Credit Lenders; or

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to any Revolving Credit Lender hereunder or under any other Loan Document, including any prepayments specified under Section 2.05, or reduce the amount due to any Revolving Credit Lender on any such date, in each case without the written consent of such Revolving Credit Lender; or

(iii) reduce the principal of or the rate of interest specified herein on, any Revolving Credit Loan or any Revolving Credit Commitment or other amounts payable to any Revolving Credit Lender hereunder or under any other Loan Document, in each case without the written consent of such Revolving Credit Lender; or

(iv) amend any provision herein providing for consent or other action by all Revolving Credit Lenders, without the written consent of all Revolving Credit Lenders.

(b) Matters Involving All Lenders. Unless in writing and signed by all Lenders and the Borrower, with receipt acknowledged by Administrative Agent, do any of the following:

(i) amend this Section 10.01, or Section 2.13, or any provision herein providing for consent or other action by all Lenders; or

(ii) release all or substantially all of the Collateral, except as otherwise expressly provided herein or in any of the Collateral Documents, or amend the definition of the obligations secured by any of the Collateral Documents; or

(iii) release or terminate any of the Guaranties except as otherwise expressly provided herein or in any of the Loan Documents; or

(iv) amend the definition of “Required Lenders” contained in Section 1.01; and

(c) Matters Involving Required Lenders. No such waiver, amendment or consent to any representation, warranty, covenant, Event of Default or other provision of any Loan Document shall be effective for purposes of Section 4.02 with respect to the making of Revolving Credit Loans after the Closing Date unless in writing and signed by Required Lenders and the Borrower, with receipt acknowledged by Administrative Agent;

provided further that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to such Lenders as are otherwise required by this Section 10.01, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Lender who is at the time a Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

(a) Notices Generally. Except as provided in Section 10.02(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telefacsimile transmission or sent by approved electronic communication in accordance with Section 10.02(b), as follows:

(i) if to the Borrower, any Guarantor or Administrative Agent, to its respective address, telefacsimile number or e mail address specified for such Person on Schedule 10.02; and

(ii) if to any Lender, to its respective address, telefacsimile number or e mail address specified in its Administrative Detail Form.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telefacsimile transmission or by means of approved electronic communication shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided that notices delivered through electronic communications to the extent provided by Section 10.02(b) shall be effective as provided in such Section 10.02(b).

(b) Electronic Communications. Each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article II by electronic communication; provided further that, as of the date hereof, each Lender who is a party hereto confirms that it is capable of receiving notices under Article II by electronic communication. In furtherance of the foregoing, each Lender hereby agrees to notify Administrative Agent in writing, on or before the date such Lender becomes a party to this Agreement, of such Lender’s e mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e mail address for such Lender). Each of Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes: (A) notices and other communications sent to an e mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. The Borrower and Administrative Agent may change their respective address(es) telefacsimile number(s) or e mail address(es) for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address(es), telefacsimile number(s) or e mail address(es) for notices and other communications hereunder by notice to the Borrower and Administrative Agent.

(d) Reliance by Administrative Agent and Lenders. Administrative Agent and Lender shall be entitled to rely and act upon any notices (including electronically delivered Notices of Borrowing) purportedly given by or on behalf of the Borrower even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify Administrative Agent and each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

(e) Platform. The Borrower hereby acknowledges that: (i) Administrative Agent may make available to Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an “AS IS,” “AS AVAILABLE” basis; and (iii) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.

Each Lender hereby agrees that notice to it in accordance with Section 10.02(a)(i) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Agreement, constitute effective delivery to such Lender of such Specified Materials.

EACH LENDER: (1) ACKNOWLEDGES THAT THE SPECIFIED MATERIALS, INCLUDING INFORMATION FURNISHED TO IT BY ANY CREDIT PARTY OR ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THE LOAN DOCUMENTS, MAY INCLUDE MATERIAL, NON PUBLIC INFORMATION CONCERNING ANY OF THE CREDIT PARTIES AND THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR THEIR RESPECTIVE SECURITIES; AND (2) CONFIRMS THAT: (I) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL, NON PUBLIC INFORMATION; (II) IT WILL HANDLE SUCH MATERIAL, NON PUBLIC INFORMATION IN ACCORDANCE WITH SUCH PROCEDURES AND APPLICABLE LAWS, INCLUDE FEDERAL AND STATE SECURITIES LAWS; AND (III) IT HAS IDENTIFIED IN ITS ADMINISTRATIVE DETAIL FORM A CONTACT PERSON WHO MAY RECEIVE SPECIFIED MATERIALS THAT MAY CONTAIN MATERIAL, NON PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAWS.

SECTION 10.03 NO WAIVER; CUMULATIVE REMEDIES.

No failure by Administrative Agent or any Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a) Costs and Expenses. The Loan Parties shall pay: (i) all reasonable, documented out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the examination, review, due diligence investigation, preparation, negotiation, documentation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications, supplements, consents or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or any subsequent closings or other transactions pursuant to the terms hereof or thereof; (ii) all reasonable, documented out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates in connection with external compliance, management system and other audit fees and expenses, all reasonable third party collateral and portfolio management fees and expenses, all reasonable, documented out-of-pocket costs and expenses incurred for credit investigations, and all reasonable, documented out-of-pocket costs and expenses incurred for visits and inspections under Section 6.10; (iii) all reasonable, documented out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates in connection with the administration of the Revolving Credit Loans, including, without limitation, wire transfer fees and travel and other expenses incurred under Section 6.10; (iv) all documented out-of-pocket costs and expenses of the Administrative Agent and its Affiliates in connection with the creation, perfection and maintenance of the Liens contemplated by the Loan Documents and in connection with periodic public record searches conducted by the Administrative Agent in its Permitted Discretion (including, without limitation, title investigations, Uniform Commercial Code searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of the Loan Parties; (v) all documented out-of-pocket costs, fees and expenses of any financial institution providing services associated with the Concentration Accounts or any other Deposit Account of the Loan Parties and all fees and expenses of any Processor and/or Backup Servicing Agent; and (vi) all reasonable, documented out-of-pocket expenses incurred by Administrative Agent or any Lender (including the reasonable, documented fees, charges and disbursements of any counsel for Administrative Agent or any Lender), in connection with the interpretation, enforcement or protection of its rights and remedies: (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04; (B) in connection with the Revolving Credit Loans made hereunder, including all such reasonable, documented out-of-pocket expenses incurred during any workout, restructuring, bankruptcy or other insolvency or enforcement proceeding (or negotiations in connection with the foregoing whether or not the transactions contemplated thereby shall be consummated) in respect of such Revolving Credit Loans; (C) in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral; and (D) in connection with any litigation, dispute, suit or proceeding relating to any Loan Document.

(b) Indemnification by the Borrower and the other Loan Parties. The Borrower, jointly and severally, and the other Loan Parties party hereto shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable, documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions); (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any Subsidiary thereof or any other Credit Party, or any Environmental Claim or Environmental Liability related in any way to the Borrower, any Subsidiary thereof or any other Credit Party; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any Subsidiary thereof or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee in the performance of its respective duties under the Loan Documents as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) Reimbursement by Lenders. If the Borrower for any reason fails to pay when due any amount that it is required to pay under Section 10.04(a) or Section 10.04(b) to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on its Percentage Shares (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or any Related Party of any of Administrative Agent acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any document contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 10.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than three (3) Business Days after demand therefor.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the Discharge of Secured Obligations.

SECTION 10.05 MARSHALLING; PAYMENTS SET ASIDE; RELEASES UPON DISCHARGE OF SECURED OBLIGATIONS

(a) Neither Administrative Agent nor any Lender shall be under any obligation to marshal any asset in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower or any other Credit Party is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or any Lender in such Person’s discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of each Lender under clause (b) of the preceding sentence shall survive the Discharge of Secured Obligations and the termination of this Agreement.

(b) Subject to Section 10.04 and all other provisions of this Agreement and any other Loan Document that survive the Discharge of the Secured Obligations in accordance with their terms, this Agreement shall continue in full force and effect until the Discharge of Secured Obligations has occurred. Upon the occurrence of the Discharge of Secured Obligations, the Collateral shall be released from the Liens created by the Collateral Documents, and, subject to Section 10.4 and all other provisions of this Agreement and any other Loan Document that survive the Discharge of the Secured Obligations in accordance with their terms, all Obligations (other than those expressly stated to survive such termination) shall terminate, all without delivery of any instrument or any further action by any party, and all rights to any Collateral shall revert to the Borrower and the other Loan Parties, as applicable, all without recourse to or representation or warranty by Administrative Agent or any Lender. At the reasonable request of the Borrower following any such termination, Administrative Agent shall deliver to the Borrower, at the sole expense of the Borrower and the other Loan Parties, any Collateral held by the Lender pursuant to the Collateral Documents, and shall execute and deliver to the Borrower, at the sole expense of the Borrower and the other Loan Parties, such documents as the Borrower shall reasonably request to evidence such release and termination, all without recourse to or representation or warranty by the Administrative Agent or any Lender.

SECTION 10.06 SUCCESSORS AND ASSIGNS.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06; (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by any Lender. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Revolving Credit Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and Revolving Credit Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment(s) (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if any Commitment is not then in effect, the Outstanding Legal Balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if a “trade date” is specified in the Assignment and Assumption, as of such trade date, shall not be less than $1,000,000.00 unless Administrative Agent otherwise consents in its sole discretion; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Administrative Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the Eligible Assignee, if it is not then a Lender, shall deliver to Administrative Agent an Administrative Detail Form; (v) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; provided that Administrative Agent hereby waives such processing and recordation fee in connection with any assignment effected pursuant to Section 3.07(a); and (vi) no assignment shall require the prior written consent of the Borrower. Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; and provided, further, that no Lender shall sell or assign any interest in portion of its Commitment(s) and the Revolving Credit Loans to any competitor of the Borrower. Upon request, the Borrower (at its expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c) Register. Administrative Agent, acting solely for this purpose as an non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a Register, which meets the requirements of U.S. Treasury Regulation § 5f.103-1(c). The entries in the Register shall be conclusive, and the Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any of the Lenders, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or Administrative Agent, sell participations to any Participant in all or a portion of such Person’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Revolving Credit Loans owing to it); provided that: (i) such Person’s obligations under this Agreement shall remain unchanged; (ii) such Person shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Person in connection with such Person’s rights and obligations under this Agreement; and provided, further, that no Lender shall sell or assign a participation in any portion of its Commitment(s) and the Revolving Credit Loans to any competitor of the Borrower. Any document pursuant to which a Lender sells such a participation shall provide that such Person shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such document may provide that such Person will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section 10.06, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, as long as such Participant agrees to be subject to Section 2.13 as though it were a Lender. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a register of Participants.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

Administrative Agent and each Lender each agrees to maintain the confidentiality of the Information by exercising the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in the ordinary course of business in accordance with its customary practices, except that Information (as defined below) may be disclosed: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, trustees, partners, owners, employees, agents, advisors, attorneys, representatives and financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information); (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any investigative process, subpoena or similar legal process; (d) to any other party hereto; (e) to any Person that provides statistical analysis and/or information services to the Administrative Agent or Lenders (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information); (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the interpretation, preservation or enforcement of rights hereunder or thereunder; (g) to: (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party; provided that, in each case of this clause (g)(i) and (ii), the Persons to whom such disclosure is made will be informed of the confidential nature of such Information; (h) to any other Person with the consent of the Borrower; or (i) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section 10.07; or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Subsidiary thereof and not in contravention of this Section 10.07. For purposes of this Section 10.07, “Information” means all information (including financial information) received from the Loan Parties relating to the Loan Parties or any of their respective businesses and constituting financial information or other any other information marked as “CONFIDENTIAL” when furnished, other than any such information whatsoever that is available to Administrative Agent or any Lender on a nonconfidential basis, and not in contravention of this Section 10.07, prior to disclosure by the Loan Parties thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in the ordinary course of business in accordance with its customary practices. Notwithstanding the foregoing, the Loan Parties hereby agree that the Administrative Agent, Lenders or any of their respective Affiliates may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use the Loan Parties’ and/or FlexShopper’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

SECTION 10.08 RIGHT OF SETOFF.

If an Event of Default shall have occurred and be continuing, each Lender and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations to such Lender or such Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such obligations. The rights of each Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, no lender shall exercise, or attempt to exercise, any right of set-off, banker’s lien, or the like, against any deposit account or property of the borrower or any subsidiary thereof held or maintained by such lender without the prior written consent of administrative agent.

SECTION 10.09 INTEREST RATE LIMITATION.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Maximum Rate. If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law: (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as the Discharge of Secured Obligations has not occurred.

SECTION 10.12 SEVERABILITY.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.13 USA PATRIOT ACT NOTICE.

Each Lender that is subject to the Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notify the Borrower that, pursuant to the requirements of the Act, they are each required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name and address of the Borrower and each other Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower and each other Credit Party in accordance with the Act.

SECTION 10.14 GUARANTY BY SUBSIDIARIES.

(a) Guaranty. Each Subsidiary of the Borrower (each, a “Subsidiary Guarantor”) unconditionally and irrevocably guarantees to Administrative Agent and the other Secured Parties the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”). The Guaranteed Obligations include interest that, but for a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such proceeding.

(b) Separate Obligation. Each Subsidiary Guarantor acknowledges and agrees that: (i) the Guaranteed Obligations are separate and distinct from any Debt arising under or in connection with any other document, including under any provision of this Agreement other than this Section 10.14, executed at any time by such Subsidiary Guarantor in favor of Administrative Agent or any Lender; and (ii) such Subsidiary Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 10.14, and Administrative Agent and Lenders may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 10.14, at any time executed by such Subsidiary Guarantor in favor of Administrative Agent or any Lenders, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Debt thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Subsidiary Guarantor acknowledges that, in providing benefits to the Borrower, Administrative Agent and Lenders are relying upon the enforceability of this Section 10.14 and the Guaranteed Obligations as separate and distinct Debt of such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Administrative Agent and Lenders would be denied the full benefit of their bargain if at any time this Section 10.14 or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Borrower and Subsidiary Guarantors and shall in no way impair or adversely affect the rights or benefits of Administrative Agent and Lenders under this Section 10.14. Each Subsidiary Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Administrative Agent or any Lender, evidencing such Subsidiary Guarantor’s obligations under this Section 10.14. Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not the Borrower, any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against the Borrower, any such other Subsidiary Guarantor or any such other Person.

(c) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable Law (including the Uniform Fraudulent Transfer Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations that Administrative Agent or any Lender can enforce under this Section 10.14, Administrative Agent and Lenders by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Section 10.14 fully enforceable and nonavoidable.

(d) Liability of Subsidiary Guarantors. The liability of any Subsidiary Guarantor under this Section 10.14 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(i) such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon Administrative Agent’s or any Lender’s exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) Administrative Agent and Lenders may enforce this Section 10.14 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Administrative Agent and Lenders, on the one hand, and the Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default;

(iv) such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(A) any proceeding under any Bankruptcy Law;

(B) any limitation, discharge, or cessation of the liability of the Borrower or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of any Company or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower or any other Person;

(D) any assignment or other transfer, in whole or in part, of Administrative Agent’s or any Lender’s interests in and rights under this Agreement (including this Section 10.14) or the other Loan Documents;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) Administrative Agent’s or any Lenders’ amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G) Administrative Agent’s or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H) Administrative Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or

(I) any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to Administrative Agent or any Lender.

(e) Consents of Subsidiary Guarantors. Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time for the Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Administrative Agent and Lenders (as applicable under the relevant Loan Documents) may deem proper;

(iii) Administrative Agent and Lenders may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iv) Administrative Agent or Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against the Borrower.

(f) Subsidiary Guarantor’s Waivers. Each Subsidiary Guarantor waives and agrees not to assert:

(i) any right to require Administrative Agent or any Lender to proceed against the Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Administrative Agent or any Lender whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

(iv) any defense based upon Administrative Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) without limiting the generality of the foregoing, to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.14; and

(vii) any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Administrative Agent and Lenders upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, each Guarantor or any other Person with respect to the Guaranteed Obligations.

(g) Financial Condition of the Borrower. No Subsidiary Guarantor shall have any right to require Administrative Agent or any other Secured Party to obtain or disclose any information with respect to: the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Administrative Agent or any Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Administrative Agent or any other Secured Party with respect thereto.

(h) Subrogation. Until the Discharge of Secured Obligations has occurred, each Subsidiary Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Section 10.14, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.14; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Administrative Agent or any other Secured Party as against the Borrower or other Guarantors or any other Person, whether in connection with this Section 10.14, any of the other Loan Documents or otherwise. If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent and Lenders and shall forthwith be paid to Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i) Subordination. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to any Subsidiary Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subsidiary Guarantor Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations. So long as the Discharge of Secured Obligations has not occurred, each Subsidiary Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of the Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subsidiary Guarantor Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subsidiary Guarantor Subordinated Debt (“Subsidiary Guarantor Subordinated Debt Payments”), except that, so long as an Event of Default does not then exist, any Subsidiary Guarantor shall be entitled to accept and receive payments on its Subsidiary Guarantor Subordinated Debt, in accordance with past business practices of such Subsidiary Guarantor and the Borrower (or any other applicable Subsidiary Guarantor) and not in contravention of any Law or the terms of the Loan Documents.

If any Subsidiary Guarantor Subordinated Debt Payments shall be received in contravention of this Section 10.14, such Subsidiary Guarantor Subordinated Debt Payments shall be held in trust for the benefit of Administrative Agent and Lenders and shall be paid over or delivered to Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 10.14 after giving effect to any concurrent payments or distributions to Administrative Agent and Lenders in respect of the Guaranteed Obligations.

(j) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Subsidiary Guarantor until termination of the Aggregate Commitments and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until actual receipt by Administrative Agent of written notice from such Subsidiary Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day that is five (5) Business Days following such receipt); provided that no revocation or termination of this guaranty shall affect in any way any rights of Administrative Agent, or any Lender hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender in existence as of the date of such revocation (collectively, “Existing Guaranteed Obligations”), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

(k) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) by or on behalf of the Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, or receiver, or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Administrative Agent or any Lender, whether as a result of proceedings under any Bankruptcy Law or otherwise. All losses, damages, costs and expenses that Administrative Agent, or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Administrative Agent and Lender contained in Section 10.04.

(l) Substantial Benefits. The Revolving Credit Loans provided to or for the benefit of the Borrower hereunder by Lenders have been and are to be contemporaneously used for the benefit of the Borrower and each Subsidiary Guarantor. It is the position, intent and expectation of the parties that the Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial benefits from the Revolving Credit Loans to be made available by Lenders under the Loan Documents. Each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code, and in comparable provisions of other applicable Law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor will be solvent.

(m) Knowing and Explicit Waivers. Each Subsidiary Guarantor acknowledges that it either has obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.14. Each Subsidiary Guarantor acknowledges and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, that all such waivers and consents herein are explicit and knowing and that each Subsidiary Guarantor expects such waivers and consents to be fully enforceable.

(n) Collect on Subsidiary Guarantor Subordinated Debt. If, while any Subsidiary Guarantor Subordinated Debt is outstanding, any proceeding under any Bankruptcy Law is commenced by or against the Borrower or its property, Administrative Agent, when so instructed by Required Lenders, is hereby irrevocably authorized and empowered (in the name of Lenders or in the name of any Subsidiary Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Subsidiary Guarantor Subordinated Debt and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Subsidiary Guarantor Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Administrative Agent and Lenders; and each Subsidiary Guarantor shall promptly take such action as Administrative Agent (on instruction from Required Lenders) may reasonably request: (A) to collect the Subsidiary Guarantor Subordinated Debt for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subsidiary Guarantor Subordinated Debt; (B) to execute and deliver to Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subsidiary Guarantor Subordinated Debt; and (C) to collect and receive any and all Subsidiary Guarantor Subordinated Debt Payments.

SECTION 10.15 GOVERNING LAW; JURISDICTION; ETC.

(a) Governing law. This agreement shall be governed by, and construed in accordance with, the laws of the state of new york.

(b) Submission to jurisdiction. The borrower and each other loan party party hereto each irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of any united states federal court sitting in or with direct or indirect jurisdiction over the southern district of new york or any new york state or superior court sitting in new york, new york, in any action or proceeding arising out of or relating to this agreement or any other loan document to which each is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable law, in such federal courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement or in any other loan document shall affect any right that administrative agent or any lender may otherwise have to bring any action or proceeding relating to this agreement or any other loan document against any loan party or any of its properties in the courts of any other jurisdiction.

(c) Waiver of venue. The borrower and each other loan party party hereto each hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this agreement or any other loan document in any court referred to in subsection (b) of this section 10.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of process. The borrower and each other loan party party hereto irrevocably consents to service of process in the manner provided for notices in section 10.02. Nothing in this agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 10.16 WAIVER OF RIGHT TO JURY TRIAL.

To the extent permitted by applicable law, each of the parties hereto hereby waives its right to a jury trial of any claim. Each of the parties hereto represents that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel on such matters. In the event of litigation, a copy of this agreement may be filed as a written consent to a trial by the court.

SECTION 10.17 APPOINTMENT OF PROCESS AGENT.

Each Loan Party party hereto hereby designates, appoints and empowers Corporation Service Company, with an office on the date hereof at 1180 Avenue of the Americas, Suite 201, New York, New York 10036-8401, as such Loan Party’s authorized agent (such Person or any successor Person so designated, appointed and empowered by such Loan Party to be its authorized agent for purposes set forth in this Section 10.17, the “Process Agent”) to receive on its behalf service of the summons and complaint and any other process which may be served in any action, suit or proceeding arising out of or relating to this Agreement or any other Loan Document in any of the courts in and of the State of New York. Such service may be made by mailing or delivering a copy of such process to the applicable Loan Party party hereto in care of the Process Agent at the Process Agent’s address and such Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Loan Party shall not impair or affect the validity of such service or of any judgment rendered in any action, suit or proceeding based thereon. As an alternative method of service, each Loan Party party hereto also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Loan Party at its address specified in Section 10.02. If for any reason the then existing Process Agent shall cease to act as Process Agent, then each Loan Party party hereto shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and reasonable acceptable to the Administrative Agent.

SECTION 10.18 INDEPENDENCE OF COVENANTS.

Each covenant contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained in this Agreement, so that compliance with one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

SECTION 10.19 EXCLUSIVITY.

Unless and until the Draw Period (as extended, if applicable) has terminated or the date the Borrower has requested, and the Lenders have declined, to increase the Revolving Credit Availability in accordance with the terms of Section 2.01(c) of this Agreement, the Lenders shall have the exclusive right (but not the obligation) to provide the Borrower and the other Loan Parties with all financing secured by assets or property of the Borrower or other Loan Parties that is similar in type to the Collateral securing the Obligations; provided that notwithstanding the foregoing the Borrower may utilize third party financing (“Third Party Financing”) to meet such additional funding requirements of the Borrower that the Lenders are unwilling to provide:

(a) (i) if Revolving Credit Availability is fully drawn, and the Lenders are unwilling or unable to increase Revolving Credit Availability in accordance with the terms of Section 2.01(c) of this Agreement to meet the Borrower’s funding request; (ii) if the Borrower has requested, and the Lenders have declined, to extend the Draw Period (as extended, if applicable) in accordance with the terms of Section 2.01(b) and such Third Party Financing has pricing more favorable to the Borrower than any pricing offered by the Lenders in connection with the Borrower’s request pursuant to Section 2.01(b); and/or (iii) to the extent of any Consumer Receivables that have been rejected and determined not to constitute “Eligible Consumer Receivables” by the Administrative Agent and Lenders in accordance with the terms of this Agreement; and

(b) to the extent such Third Party Financing is not secured by any Eligible Consumer Receivables that are included in the Borrowing Base, or by any other Collateral for the Obligations, and any and all recourse to the Borrower shall be subject to such written subordination, standstill and other provisions in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as are acceptable to the Administrative Agent and the Required Lenders in the exercise of their Permitted Discretion;

provided, further, that to the extent that such Third Party Financing is secured by Consumer Receivables (the “Third Party Collateral Pool”), and provided no Default exists immediately prior to, or would exist immediately after, giving effect to such release, the Administrative Agent shall, at the request of the Person(s) providing the Third Party Financing (the “Third Party Lender”), release its Lien in such Consumer Receivables in connection with the sale thereof to a separate special purpose Subsidiary (a “Third Party Financing SPV”) established by a Loan Party and into which the Third Party Collateral Pool may be transferred so that such Third Party Financing SPV may act as the borrower under the Third Party Financing.

SECTION 10.20 NOT A SECURITY.

Each party hereto hereby represents and warrants to the other party hereto that: (a) each party does not consider the rights and obligations under this Agreement, any of the Notes, or any other Loan Document to constitute the “purchase” or “sale” of a “security” within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule l0b-5 promulgated thereunder, the Trust Indenture Act of 1939, or any other applicable securities statute or law, as amended and in effect from time to time, or any rule or regulation under any of the foregoing; (b) each party has no expectation that it will derive profits from the efforts of the other party or any third party in respect of the rights and obligations under this Agreement, any of the Notes, or any other Loan Document, and (c) this Agreement, the Notes, and the other Loan Documents merely constitute a commercial lending transaction by such party with the other party and do not represent an “investment” (as that term is commonly understood) in the other party.

SECTION 10.21 JOINT AND SEVERAL LIABILITY OF BORROWER

(a) All Obligations are the joint and several Obligations of each of Revolution and NewCo, and each of Revolution and NewCo must make payment upon the maturity of the Obligations by acceleration or otherwise, and this obligation and liability on the part of each of Revolution and NewCo is not affected by any extensions, renewals, and forbearance granted by Administrative Agent to any of Revolution or NewCo, Administrative Agent’s failure to give Revolution or NewCo notice of borrowing or any other notice, Administrative Agent’s failure to pursue or preserve its rights against Revolution or NewCo, the release of any Collateral now or hereafter acquired from Revolution or NewCo, and any agreement by Revolution or NewCo to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Administrative Agent to any of Revolution or NewCo or any Collateral for each of Revolution’s or NewCo’s respective obligations or the lack thereof. Each of Revolution and NewCo waives all suretyship defenses. Without limiting the generality of the foregoing, each of Revolution and NewCo acknowledges and agrees that any and all actions, inactions, or omissions by either or both Revolution and NewCo in connection with, related to, or otherwise affecting any Loan Document are the obligations of, and inure to and are binding upon, both Revolution and NewCo, jointly and severally.

(b) Each covenant, agreement, obligation, representation and warranty of Borrower, Revolution or NewCo contained in this Agreement is the joint and several undertaking of each of Revolution and NewCo. Each of Revolution and NewCo acknowledges that its obligations undertaken herein might be construed to consist, at least in part, of the guarantee of Obligations of the other hereunder and, in full recognition of that fact, each of Revolution and NewCo consents and agrees that Administrative Agent may, at any time and from time-to-time without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by either Revolution or NewCo, and without affecting the enforceability or continuing effectiveness of this Agreement as to Revolution or NewCo: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, or otherwise change the time for payment or the terms of this Agreement or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, this Agreement or any part thereof, or any of the Loan Documents, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept partial payments; (iv) during the continuance of an Event of Default, release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion determines; (v) release any Person or entity from any personal liability with respect to this Agreement or any part thereof; (vi) during the continuance of an Event of Default, settle, release on terms satisfactory to Administrative Agent or by operation of applicable law or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (vii) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of either Revolution or NewCo, or any other Person or entity, and correspondingly restructure the Obligations, and any merger, change, restructuring or termination does not affect the liability of Revolution or NewCo, as applicable, or the continuing effectiveness of this Agreement, or the enforceability of this Agreement with respect to all or any part of the Obligations. For the avoidance of doubt, this Section 10.21(b) shall not supersede any requirement to obtain the consent of, or provide notice to, NewCo expressly contained elsewhere herein.

(c) Each of Revolution and NewCo states and acknowledges that: (i) under this Agreement, Revolution and NewCo, as Borrower, desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities that would not otherwise be available to Revolution and NewCo if each of them were not jointly and severally liable for payment of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to Administrative Agent’s obligations hereunder and a desire of each of Revolution and NewCo that each of them execute and deliver to Administrative Agent the Second Amendment; and (iv) each of Revolution and NewCo have requested and bargained for the structure and terms of and security for the advances contemplated by the Second Amendment and this Agreement. Each of Revolution and NewCo agrees if its joint and several liability hereunder, or if any security interests securing the joint and several liability, would, but for the application of this Section, be unenforceable under applicable Law, then the joint and several liability and each security interests is valid and enforceable to the maximum extent that would not cause the joint and several liability or security interests to be unenforceable under applicable Law, and the joint and several liability and the security interest is treated as having been automatically amended accordingly at all relevant times.

(d) To the extent that Revolution or NewCo (as used in this clause (d), the “Applicable Borrower”), under this Agreement as a joint and several obligor, repays any of the Obligations constituting Loans made to the other Applicable Borrower or other Obligations incurred directly and primarily by the other Applicable Borrower (an “Accommodation Payment”), then the Applicable Borrower making an Accommodation Payment is entitled to contribution and indemnification from, and, be reimbursed by, each other Applicable Borrower in an amount, for each other Applicable Borrower, equal to a fraction of the Accommodation Payment, the numerator of which fraction is the other Applicable Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all Applicable Borrowers. As of any date of determination, the “Allocable Amount” of each Applicable Borrower is equal to the maximum amount of liability for Accommodation Payments that could be asserted against that Applicable Borrower hereunder without (i) rendering that Applicable Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving that Applicable Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or (iii) leaving that Applicable Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section are subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section, to the extent expressly inconsistent with any provision in any Loan Document, supersede the inconsistent provision.

(e) Upon the release of Revolution from its obligations under the Loan Documents pursuant to Section 9.11(a), each reference in this Agreement and the other Loan Documents to “Borrower” shall be a reference solely to NewCo.

[SIGNATURE PAGES FOLLOW.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

REVOLUTION FINANCIAL, INC.

By:
Name:	Ghazi Dakik
Title:	President and Chief Executive Officer

FLEX REVOLUTION, LLC

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

BLUESKY ACQUIRE, INC.
INFINITY HOLDING CORPORATION
INFINITY OF NEVADA, INC.
INFINITY OF UTAH, INC.
INFINITY OF NEW MEXICO, INC.
MAIN ST. PERSONAL FINANCE, INC.
ACAC, INC.
QUIK LEND, INC.

For each of the foregoing entities:

By:
Name:	Ghazi Dakik
Title:	President and Chief Executive Officer

FIRST MONEY IN, LLC
INFINITY LOANS OF DEMING, NEW
MEXICO, LLC
INFINITY LOANS OF SUNLAND PARK,
NEW MEXICO, LLC

For each of the foregoing entities:

By:
Name:	Michael Brent Turner
Title:	Authorized Signatory

[Signature page to Credit Agreement (Revolution Financial, Inc.)]

INFINITY LOANS OF NEW MEXICO, LLC
INFINITY LOANS OF IDAHO, LLC
INFINITY WAGE AND BENEFITS, LLC
INFINITY LOANS OF MURRAY, UTAH, LLC
INFINITY LOANS OF WEST VALLEY, UTAH, LLC
INFINITY LOANS OF ESPANOLA II, NEW
MEXICO, LLC
INFINITY LOANS OF ALBUQUERQUE,
NEW MEXICO, LLC
INFINITY LOANS OF ALBUQUERQUE II,
NEW MEXICO, LLC
INFINITY LOANS OF ALBUQUERQUE III,
NEW MEXICO, LLC
INFINITY LOANS OF CARLSBAD, NEW
MEXICO, LLC
INFINITY LOANS OF CHAPARRAL, NEW
MEXICO, LLC
INFINITY LOANS OF CLOVIS, NEW
MEXICO, LLC
INFINITY LOANS OF ESPANOLA, NEW
MEXICO, LLC
INFINITY LOANS OF FARMINGTON, NEW
MEXICO, LLC
INFINITY LOANS OF GALLUP, NEW
MEXICO, LLC
INFINITY LOANS OF ALBUQUERQUE IV,
NEW MEXICO, LLC
INFINITY LOANS OF LAS CRUCES, NEW
MEXICO, LLC
INFINITY LOANS OF LAS VEGAS, NEW
MEXICO, LLC
INFINITY LOANS OF LOS LUNAS, NEW
MEXICO, LLC
INFINITY LOANS OF RIO RANCHO, NEW
MEXICO, LLC
INFINITY LOANS OF ROSWELL, NEW
MEXICO, LLC
INFINITY LOANS OF SANTA FE, NEW
MEXICO, LLC
INFINITY LOANS ONLINE, LLC

For each of the foregoing entities:

By:
Name:	Michael Brent Turner
Title:	Manager

[Signature page to Credit Agreement (Revolution Financial, Inc.)]

ADMINISTRATIVE AGENT:

BP FUNDCO LLC,
as Administrative Agent

By:
Name:	Eric J. Schneider
Title:	Manager

LENDERS:

BP FUNDCO LLC,
as a Lender and holder of Promissory Note A

By:
Name:	Eric J. Schneider
Title:	Manager

BP FUNDCO LLC,
as a Lender and holder of Promissory Note B

By:
Name:	Eric J. Schneider
Title:	Manager

[Signature page to Credit Agreement (Revolution Financial, Inc.)]

106